As filed with the Securities and Exchange Commission on, August 10, 2007
Registration No. 333-133457

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________________

NEWGEN TECHNOLOGIES, INC.
(Name of small business issuer in its charter)

Nevada	4925	33-0840184
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
6000 Fairview Road, 12th Floor
Charlotte, North Carolina 28210
(704) 552-3590
(Address and telephone number of principal executive offices and principal place of business)

Bruce Wunner, Chief Executive Officer
NewGen Technologies, Inc.
6000 Fairview Road, 12th Floor
Charlotte, North Carolina 28210
(704) 552-3590
(Name, address and telephone number of agent for service)

Copies to:
Gerald S. DiFiore, Esq.
Brian E. Burns, Esq.
Reed Smith LLP
599 Lexington Avenue, 29th Flr.
New York, New York 10022
(212) 521-5400
(212) 521-5450- (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Number of Shares to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (5)
Common Stock, $0.001 par value issuable upon conversion of Convertible Debentures	41,666,665(2)	$0.75(3)	$31,249,998.75	$3,343.75
Common Stock, $0.001 par value issuable upon exercise of warrants	5,625,000	$1.00(4)	$5,625,000.00	$601.88
Common Stock, $0.001 par value issuable upon exercise of warrants	2,155,000	$0.001(4)	$2,155.00	$0.23
Common Stock, $0.001 par value issuable upon exercise of warrants	100,000	$5.00(4)	$500,000.00	$53.50
Common Stock, $0.001 par value issuable upon exercise of warrants	140,000	$1.50(4)	$210,000.00	$22.47
Common Stock, $0.001 par value	20,124,588	$0.75(3)	$15,093,441.00	$1,615.00
Total	69,811,253		$52,680,594.75	$5,636.83

(1)
Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the convertible debentures, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the convertible debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)	Includes a good faith estimate of the shares underlying the convertible debenture to account for market fluctuations.
(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 30, 2006, which was $0.75 per share.

(4)	Calculated in accordance with Rule 457(g)(1) under the Securities Act of 1933.
(5)	The registration fee was paid with respect to the initial filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

EXPLANATORY NOTE

Pursuant to Rule 401(e) of the Securities Act of 1933, the Registrant is filing this Post−Effective Amendment No. 1 (the "Amendment") to Form SB−2 to update information contained in the prospectus included in the Registrant's Registration Statement on Form SB−2, as amended (Registration No. 333−135288) (the "Registration Statement"). The Registration Statement was declared effective by the Securities and Exchange Commission on September 19, 2006.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED August 10, 2007

NEWGEN TECHNOLOGIES, INC.
69,811,253 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 69,811,253 shares of our common stock, including up to 41,666,665 shares of common stock underlying a convertible debenture in the principal amount of $5,000,000, up to 5,625,000 shares issuable upon the exercise of common stock purchase warrants with an initial exercise price of $1.00 per share, which has been decreased to $0.23 per share due to the ratchet provisions included in the convertible debenture, 2,155,000 shares issuable upon the exercise of common stock purchase warrants with an exercise price of $0.001 per share, which was excercised on February 21, 2007, 100,000 shares issuable upon the exercise of common stock purchase warrants with an exercise price of $5.00 per share and 140,000 shares issuable upon the exercise of common stock purchase warrants with an exercise price of $1.50 per share. The $5,000,000 convertible debenture, of which $3,838,267 principal and interest remains outstanding, is convertible into our common stock at the lower of $1.00 or 80% of the lowest bid price for the common stock for the 5 trading days before but not including the conversion date.

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, except for proceeds from warrants that are exercised.

Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "NWGN." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 26, 2007, was $0.24.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7.

         No other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006.

Table Of Contents

Prospectus Summary	-6-
Risk Factors	-8-
Use of Proceeds	-19-

Market For Common Equity And Related Stockholder Matters	-19-

Equity Compensation Plan Information	-20-

Management's Discussion and Analysis or Plan of Operation	-20-

Business	-43-
Facilities	-49-
Employees	-49-
Legal Proceedings	-49-
Management	-51-
Certain Relationships And Related Transactions	-54-
Security Ownership Of Certain Beneficial Owners And Management	-56-
Description Of Securities To Be Registered	-57-
Indemnification For Securities Act Liabilities	-57-
Plan Of Distribution	-58-
Penny Stock	-59-
Selling Stockholders	-60-
Legal Matters	-64-
Experts	-64-
Available Information	-64-

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “NewGen,” “NWGN,” the “Company,” “we,” “us,” and “our” refer to NewGen Technologies, Inc.

NEWGEN TECHNOLOGIES, INC.

Refuel America, Inc. (a development stage company), (“Refuel”) was incorporated on June 1, 2005 under the laws of the State of Delaware.  Refuel was formed for the purpose of developing and distributing innovative alternative fuels including biodiesel and ethanol.  Refuel’s offices are located in Charlotte, North Carolina. Its fiscal year end is December 31.

On July 29, 2005, Bongiovi Entertainment, Inc. (“Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with Refuel whereby all of the shareholders in ReFuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. As part of the reverse merger between Bongiovi and Refuel, warrants were issued to two shareholders to purchase 2,255,000 common shares. One warrant for 2,155,000 common shares has no expiration date and has an exercise price of $0.001 per share. The other warrant for 100,000 common shares is exercisable for a term of five years and has an exercise price of $5.00 per share. Under generally accepted accounting principles, a company whose stockholders receive over fifty percent of the stock of the surviving entity in a business combination is considered the acquirer for accounting purposes.

The transaction was accounted for as an acquisition of Bongiovi, the legal acquirer, and a recapitalization of Refuel, the accounting acquirer. The historical financial statements presented are a continuation of ReFuel and not those of Bongiovi. Due to the effects of the reverse merger, the capital structure is different than those appearing in the historical financial statements of Bongiovi.

On August 10, 2005, to effect a name change, Bongiovi executed a merger and reorganization agreement with the sole shareholder of NewGen Technologies, Inc, a newly formed Nevada corporation. This transaction effectively changed the registrant’s name from Bongiovi Entertainment, Inc. to NewGen Technologies, Inc. (“NewGen”).

The Company has not generated any significant revenues since inception and the Company is in the process of raising additional capital and financing for future operations.

For the period from June 1, 2005, our inception, through March 31, 2007, we had no significant revenue and a net loss of $21,122,243. As a result of this loss and our working capital deficiency of $7,012,498, in their report on our financial statements, our auditors expressed substantial doubt about our ability to continue as a going concern.

Our executive offices are located at 6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210, and our telephone number is (704) 552-3590. We are a Nevada corporation.

The Offering

Common stock outstanding before the offering	39,564,349 shares

Common stock offered by selling stockholders	Up to 69,811,253 shares, including the following:

  up to 41,666,665 shares of common stock underlying convertible debentures in the principal amount of $5,000,000 (includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations, antidilution and price protection adjustments), up to 5,625,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $1.00 per share (includes a good faith estimate of the shares underlying the warrants to account for market fluctuations, antidilution and price protection adjustments),
  2,155,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $0.001 per share,
  100,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $5.00 per share,
  140,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $1.50 per share,
  20,124,588 shares of common stock which are presently outstanding.

Common stock to be outstanding after the offering	Up to 116,719,878 shares, limited by 100,000,000 shares authorized

Use of proceeds
We will not receive any proceeds from the sale of the common stock hereunder. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. See “Use of Proceeds” for a complete description.

OTCBB Symbol	NWGN

The above information regarding common stock to be outstanding after the offering is based on 67,033,213 shares of common stock outstanding as of July 26, 2007 (there were 27, 468, 864 additional restricted shares issued form the initial filing to July 26, 2007) and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Financial Results

We Are a Development Stage Company with Little Experience in the Operation of its Business. There is a Risk that Our Business May Fail.

To date, we have been involved primarily in product development in developing sources of supply for product components and developing joint ventures for production of alternative fuels. We have only a limited operating history and no experience in producing and bringing to market its products. We may experience in the future many of the problems, delays and expenses encountered by any early stage business, many of which are beyond its control. These problems include, but are not limited to:

•	substantial delays and expenses related to testing, development, and production of our products,

•	unanticipated difficulties relating to the production and marketing of a new product in the marketplace,

•	competition from larger and more established companies

•	lack of market acceptance of our new products and technologies.

We have only a limited operating history upon which to base any projection of the likelihood it will prove successful, and thus we cannot assure that it will achieve profitable operations or even generate any operating revenues.

In addition, our technology is a new approach to reducing harmful emissions from certain internal combustion engines and the unproven aspects of its technology may never prove commercially viable. There is the potential that we may not be able to produce on a sustainable basis the preliminary performance results achieved in certain of its research efforts. It is also possible that our products will not meet certain regulatory requirements and we may not be able to manufacture or successfully market its products at a reasonable cost.

We May Need to Raise Capital to Fund our Operations, and our Failure to Obtain Funding When Needed may Force us to Delay, Reduce or Eliminate our Product Development Efforts.

If in the future, if we are not capable of generating sufficient revenues from operations and our capital resources are insufficient to meet future requirements, we may have to raise funds to continue the commercialization, marketing and sale of our technologies and products.

We cannot be certain that funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital if required or on acceptable terms, it may have to significantly delay, scale back or discontinue the development and/or commercialization of one or more of its product candidates, restrict its operations or obtain funds by entering into agreements on unattractive terms.

Our Independent Auditors Have Expressed Doubt About Our Ability to Continue as a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated March 30, 2007, our independent auditors stated that our consolidated financial statements for the period from June 1, 2005 (inception) through December 31, 2006, were prepared assuming that we would continue as a going concern. The independent auditors noted that we have suffered significant losses from operations and have a cash flow deficiency from operations as well as a working capital deficiency. As a result of the going concern qualification, we may find it much more difficult to obtain financing in the future, if required. Further, any financing we do obtain may be on less favorable terms.

Risks Related To Our Business

Our Commercial Success Will Depend in Part on Our Ability to Obtain and Maintain Patent Protection.

Our success will depend in part on our ability to obtain and enforce patent protection for our technologies and to preserve its trade secrets, and to operate without infringing upon the proprietary rights of third parties. We have allowed three patent applications previously filed in Great Britain on May 15, 2005 to terminate on May 13, 2006. We are in the process of converting all three to Patent Convention Treaty to cover worldwide all the countries that have entered into the Patent Treaty Convention (“PTC”). After one year as a PTC applicant, we can then decide in which country we wish to file. However, there can be no assurance that patents will issue from the patent applications filed or that the scope of any claims granted in any patent will provide us with proprietary protection or a competitive advantage.

We cannot be certain that the creators of our technology were the first inventors of inventions covered by its patent applications or that they were the first to file. Accordingly, there can be no assurance that patents will be valid or will afford us with protection against competitors with similar technology. The failure to maintain and/or obtain patent protection on the technologies underlying our proposed products may have a material adverse effect on our competitive position and business prospects.

It is also possible that our technologies may infringe on patents or other rights owned by others. We may have to alter our products or processes, pay licensing fees, defend an infringement action or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to us. There can be no assurance that a license will be available to us, if at all, upon terms and conditions acceptable to us or that we will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that we will have sufficient resources to pursue such litigation. If we do not obtain a license under such patents, are found liable for infringement or are not able to have such patents declared invalid, we may be liable for significant money damages and may encounter significant delays in bringing products and services to market. There can be no assurance that we have identified United States and foreign patents that pose a risk of infringement.

We May Experience Difficulties in the Introduction of New Products that Could Result in Us Having to Incur Significant Unexpected Expenses or Delay the Launch of New Products.

Our technologies and products are in various stages of development. These development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that they will sustain us to achieve profitable operations.

We have acquired four inoperable fuel terminals located in the Southeast region of the Unites States. These terminals require refurbishment to become operational. Accordingly, the cost of refurbishment could increase significantly from initial estimates.

We currently do not have any mechanism for the distribution of our alternative fuel products. Although we have entered into an agreement to retain an experienced management company to operate and manage the terminals, we have no experience in the operation of a distribution center or if we are unable to develop a sufficient method for the distribution of our alternative fuel products we will be unable to develop the commercial use of our intellectual property.

We Will Require Additional Financing in Order to Construct Bio-Diesel Production Plants

We will need funding of approximately $1,000 million in order to construct several bio-diesel production facilities. Accordingly we will be required to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

We are Dependent on Third Parties for the Manufacturing of Certain of our Products and any Conflicts with These Third Parties May Prevent it from Commercializing its Products.

We do not control these third parties, nor are we able to control the amount of time and effort they put forth on our behalf. It is possible that any of these third parties may not perform as expected, and that they may breach or terminate their agreements with us before completing their work. It is also possible that they may choose to provide services to a competitor. Any failure of a third party to provide us with the services for which it has contracted could prevent us from commercializing our products or delay market introduction.

We Have Entered into Several Joint Venture Agreements to Build and Operate Biodiesel Plants, But We Have No Experience in the Construction or Operation of Such Facilities, Therefore There is a Risk that these Joint Ventures May Not be Successful and We Will Dependent on Third Parties for Supply of Biodiesel.

We have entered into several joint venture agreements to build and operate biodiesel plants around the United States and in Europe. Although we plan on hiring experienced engineers to assist in the development of these facility we do not have experience in the construction industry or experience in the production of biodiesel fuel. Accordingly, we will be dependent on the experience of our joint venture partners and employees with respect to these projects. If these joint ventures are not successful we will then be required to locate alternative means to produce our biodiesel products.

We are Dependent on Supplies of Gasoline and Diesel to Produce our Products.

The production of our products is dependent on a sufficient supply of gasoline and diesel. If we are unable to obtain a sufficient fuel supply it could prevent us from commercializing our blended products or we would have to market 100% biodiesel and additive only.

We are Dependent Upon Key Personnel.

Our success is heavily dependent on the continued active participation of certain of our current executive officers, including S. Bruce Wunner and Ian Williamson. Loss of the services of one or both of these officers could have a material adverse effect upon our business, financial condition or results of operations. Neither of these individuals currently have any plans to retire or leave in the near future. We do not maintain any key life insurance policies for any of its executive officers or other personnel. The loss of any of our senior management could significantly impact our business until adequate replacements can be identified and put in place.

There is a Risk that Products Developed by Competitors Will Reduce Our Profits or Force Us Out of Business.

We may face competition from companies that are developing products similar to those we are developing. The petroleum/fossil fuels industry has spawned a large number of efforts to create technologies that help reduce or eliminate harmful emissions from the burning of fuels. These companies may have significantly greater marketing, financial and managerial resources than us. We cannot assure investors that our competitors will not succeed in developing and distributing products that will render our products obsolete or noncompetitive. Generally, such competition could potentially force us out of business.

Our Products Can Only Be Applied to a Limited Range of Uses With the Resulting Concentration Possibly Limiting our Potential Growth.

Our products are being developed with a limited set of functional uses relating primarily to internal combustion engines. Significant efforts by others exist to find alternatives to internal combustion engines. In addition, the regulatory environment is becoming increasingly restrictive with regard to the performance of internal combustion engines and the harmful emissions they produce. If alternatives to internal combustion engines become commercially viable, it is possible that the potential market for our products could be reduced, if not eliminated.

We May Be Subject to Government Approvals and Regulations that Reduce our Ability to Commercialize our Products, Increase our Costs of Operations and Decrease our Ability To Generate Income.

We are subject to United States and international laws and regulations regarding the development, production, transportation and sale of the products it sells. There is no single regulatory authority to which we must apply for certification or approval to sell its products in the United States or outside its borders.

There can be no assurance that we will obtain regulatory approvals and certifications for our products. Even if we are granted such regulatory approvals and certifications, it may be subject to limitations imposed on the use of our products. In the future, we may be required to comply with certain restrictive regulations, or potential future regulations, rules, or directives. We cannot guarantee that restrictive regulations will not, in the future, be imposed. Such potential regulatory conditions or compliance with such regulations may increase our cost of operations or decrease our ability to generate income.

We Create Products That May Have Harmful Effects on the Environment If Not Stored and Handled Properly Prior to Use, Which Could Result in Significant Liability and Compliance Expense.

The re-processing of refined fossil fuels involves the controlled use of materials that are hazardous to the environment. We cannot eliminate the risk of accidental contamination or discharge and any resulting problems that occur. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We may be named a defendant in any suit that arises from the improper handling, storage or disposal of these products. We could be subject to civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. Claimants may sue us for injury or contamination that results from use by third parties of alternative fuel products, and our liability may exceed our total assets. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

We May Have Difficulties Managing Growth Which Could Lead to Higher Losses.

While we have not yet achieved any revenues through the sale or licensing of our products, should certain events occur, we might be in a position to rapidly commercialize our products. Rapid growth would strain our human and capital resources, potentially leading to higher operating losses. Our ability to manage operations and control growth will be dependent upon our ability to raise and spend capital to improve its operational, financial and management controls, reporting systems and procedures, and to attract and retain adequate numbers of qualified employees. Should we be unable to successfully create improvements to its internal procedures and controls in an efficient and timely manner, then management may receive inadequate information necessary to manage our operations, possibly causing additional expenditures and inefficient use of existing human and capital resources.

Risks Related to Construction of the Biodiesel Plants

Dependence on Key Suppliers, Whose Failure to Perform, Could Hamper our Ability to Operate Profitably or Decrease the Value of the Company.

We will be highly dependent upon engineering firms, equipment manufacturers, general contractors and our joint venture partners to design and build the biodiesel plants. We have not yet entered into contracts for certain design and construction services. If we do not execute a definitive binding design−build contract, or if our contractor terminates its relationship with us after it initiates construction, there is no assurance that we will be able to obtain a replacement general contractor. We expect that we will also be highly dependent upon the equipment manufacture’s experience and ability to train personnel in operating the plant. If the completed plant does not operate to the level anticipated by us in our business plan, we will attempt to adequately address such deficiency. There is no assurance that we will be able to address such deficiency in an acceptable manner. Failure to do so could decrease our production of biodiesel, which could damage our ability to generate revenues. We will be highly dependent upon our joint ventures to manage our plants, procure our inputs and market our products. If our joint ventures do not perform their obligations as agreed, we may be unable to generate revenues as anticipated.

We May Need to Increase Cost Estimates for Construction of the Biodiesel Plants.

It is possible that the cost of construction could increase significantly requiring more capital to complete the project. Therefore, there is no assurance that the final cost of the plants will not be materially higher than anticipated. There may be design changes or cost overruns associated with the construction of the plants. Shortages of steel, wood, or other materials necessary to construction could affect the final completion date of the project. Any significant increase in the estimated construction cost of the plants could delay our ability to generate revenues or reduce the amount of revenues estimated. The plant’s revenue may not be sufficient to support the increased expenses attributable to increased construction costs.

Production Technology Changes Could Adversely Impact our Ability to Operate at A Profit or Compete in the Biodiesel Industry

Advances and changes in the technology of biodiesel production are expected to occur. Such advances and changes may make our biodiesel production technology less desirable or obsolete. Our plants are single purpose entities and have no use other than the production of biodiesel and associated products. Plant costs are primarily attributable to the cost of production technology, which may be impractical or impossible to update. Obsolescence of technologies currently utilized in the production of biodiesel could adversely impact our ability to generate revenues and/or operate at a profit.

Delays or Unanticipated Costs in Providing Rail Infrastructure to Serve the Transportation Needs of the Facility Could Significantly Impact our Ability to Operate the Plant and Reduce the Value of Your Investment.

A rail spur may need to be built in order to access rail service from the biodiesel plants. We have not negotiated for the construction of rail sidings, rail ladder tracks or other rail construction. Increased costs for rail access or a delay in obtaining rail access could significantly impact our ability to operate the plants since we expect to ship most of our biodiesel by rail. If we are unable to access rail service, we will have to truck all of our biodiesel. As a result, this may increase costs and impact our ability to operate at a profit.

Unknown Environmental Problems Could be Expensive and Time Consuming to Correct, and Could Delay the Plants Construction and Delay our Ability to Generate Revenue.

Multiple locations in the United States, Germany and Singapore have been identified as sites for construction of the first biodiesel plants. While we have no reason to believe that there is a risk of environmental problems, there can be no assurance that we will not encounter any environmental problems at these sites or any other sites that may delay the construction of the plant. We do not anticipate any environmental problems at any sites. The presence of a environmental problems could delay construction of the plants and may require additional resources to correct these problems and could delay our ability to generate revenues.

Risks Related to Biodiesel Production

Our profitability is Dependent on Market Prices for Biodiesel and Related Biodiesel By-products.

Profitability and financial condition will be significantly affected by the selling price of biodiesel and ethanol. Uncontrolled market forces ultimately drive the price and supply of biodiesel and ethanol. Revenues are directly related and dependent on the market prices for biodiesel.

Increased biodiesel capacity also leads to increased supplies of co-products from the production of biodiesel, such as glycerin. Increased supplies could exceed demand and could lead to lower prices for these co-products. Downward changes in the price of biodiesel or its co-products may result in less income, which would decrease the company’s revenues and decrease our profitability.

An Increase in Feedstock Prices Could Increase our Costs and Decrease our Profits.

Changes in the cost of feedstock can significantly affect our business. The cost of feedstock is estimated to be approximately 70-80% of our biodiesel cost. In the past, the prices of feedstock (some feedstock examples are soybean, sunflowers, palm, rapeseed, and canola) have been volatile. Increased biodiesel production may also lead to an increase in the price of feedstock and thus lower profit margins. Feedstock prices may also be affected by other market sectors. Increased feedstock prices could decrease our profitability.

Reliance on Third Party Suppliers for Feedstock may Impact our Biodiesel Production and Profitability.

To date, we have no binding commitments for the supply of feedstock. We anticipate entering into feedstock procurement agreements with third party suppliers. However, many suppliers utilize their own feedstock in biodiesel plants where they have an interest. Our suppliers could terminate our contracts and sell to other buyers, or enter into the biodiesel production business in direct competition with us. If our suppliers do not perform their obligations as agreed we may be unable to enforce our agreements with our suppliers. Competition for feedstock may raise the cost of feedstock and adversely impact our profitability.

Risks Related To Our Current Financing

There Are A Large Number of Shares Underlying Our Convertible Debentures And Warrants That May Be Available For Future Sale And The Sale Of These Shares May Depress The Future Market Price Of Our Common Stock.

As of July 26, 2007, we had 67,033,213 shares of common stock issued and outstanding, of which 21,727,195 is restricted; convertible debentures outstanding that may be converted into estimated 67,552,804 shares of common stock, of which 39,403,782 would be restricted , and outstanding warrants to purchase up to 6,446,522 shares of common stock, of which 1,315,217 is restricted. In addition, options to purchase 4,740,000 shares of common stock have been granted, of which all are restricted. The number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. There is currently a limited market for shares of our common stock and the sale of these shares may adversely affect the market price of our common stock.
.
The Continuously Adjustable Conversion Price Feature Of Our Convertible Debentures Could Require Us To Issue A Substantially Greater Number Of Shares, Which Will Cause Dilution To Our Existing Stockholders.

Our obligations, as of July 26, 2007, to issue shares upon conversion of our convertible debenture in the principal, interest and redemption premium in the amount of $10,435,120 is essentially limitless since conversion is at the lower of $1.00 or 80% of the lowest bid price for the common stock for the 5 trading days before but not including the conversion date and 80% of the average closing price for the common stock for the 3 trading days before but not including the conversion date. Accordingly, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. There is $675,000 in convertible debentures that may be converted at a fixed rate of $0.50, resulting in 1,350,000 additional shares that potentially are convertible along with the variable convertible debentures shown in the table below.
The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current market price of $ 0.24 as of July 26, 2007.

Effect on Shares Issuable From Variable Convertible Debentures as a Result from Declining Market Prices as of July 26, 2007
% Below Market	Price Per Share	With Discount of 80%	Number of Shares Issuable	% of Outstanding Stock
25%	$0.18	$0.14	57,972,888	46.38%
50%	$0.12	$0.10	86,959,332	56.47%
75%	$0.06	$0.05	173,918,665	72.18%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Additionally, there are $675,000 in convertible debentures that may be converted at a fixed rate of $0.50, resulting in 1,350,000 shares

The Continuously Adjustable Conversion Price Feature Of Our $10,435,120 Principal, Interest and Redemption Premium Convertible Debentures May Encourage Investors To Make Short Sales In Our Common Stock, Which Could Have A Depressive Effect On The Price Of Our Common Stock.

The convertible debenture is convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. There is currently a limited market for our common stock and the selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance Of Shares Upon Conversion Of The Convertible Debentures And Exercise Of Outstanding Warrants May Cause Immediate And Substantial Dilution To Our Existing Stockholders.

The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Convertible Debentures And Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required To File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

Based on the current conversion price of our convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we have allocated and are registering 41,666,665 shares to cover the conversion of the convertible debentures and 5,625,000 shares in related stock purchase warrants. In the event that our conversion or exercise price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required For Any Reason To Repay Our Outstanding Convertible Debentures, We Would Be Required To Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure To Repay The Convertible Debentures, If Required, Could Result In Legal Action Against Us, Which Could Require The Sale Of Substantial Assets.

On January 24, 2006, we entered into a financing arrangement involving the sale of an aggregate of $5,000,000 principal amount of convertible debentures and stock purchase warrant to buy 1,125,000 shares of our common stock. The convertible debenture is due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business or the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us could require the early repayment of the convertible debentures.

On December 7, 2006, the Company entered into a $1,100,000 secured convertible debenture agreement with interest to accrue on the outstanding principal balance at an annual rate equal to ten percent (10%) with a third party lender and a stock purchase warrant to buy 815,217 shares of our common stock. The Company’s obligations under the December 7, 2006 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors. The December 7, 2006 debenture was due January 6, 2007. On January 11, 2007 the due date of the December 7, 2006 debenture was extended to February 6, 2007 and currently is in default. We are currently in discussions for an extension on this loan.

On December 20, 2006, the Company entered into an unsecured convertible debenture with a director in the amount of $2,644,400 at an interest rate of 10% for working capital purposes. Principal and interest were due June 20, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20, 2006 debenture.

On February 15, 2007, the Company entered into an unsecured convertible debenture with a director in the amount of $850,000 at an interest rate of 10% for working capital purposes. Principal and interest were due May 15, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the February 15, 2007 debenture.

On March 14, 2007, the Company entered into a $1,250,000 secured convertible debenture agreement with interest to accrue on the outstanding principal balance at an annual rate equal to 10% for working capital and to pay for certain expenses relating to its then potential acquisition of all of the issued and outstanding stock of Appalachian Oil Company, Inc. The debenture will mature on March 13, 2009.

On April 3, 2007, the Company entered into a $325,000 convertible debenture with a third party lender. The note bears interest at 10% and is due on April 3, 2009. The Company’s obligations under the April 3, 2007 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors

We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Related To This Offering

There Is No Assurance Of An Established Public Trading Market, Which Would Adversely Affect The Ability Of Investors In Our Company To Sell Their Securities In The Public Markets.

Although our common stock trades on the Over-the-Counter Bulleting Board (the "OTCBB"), a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTCBB to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTCBB of these rule changes and other proposed changes cannot be determined at this time. The OTCBB is an inter-dealer, Over-The-Counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers as are those for The Nasdaq Stock Market. Therefore, prices for securities traded solely on the OTCBB may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities;
•	changes in interest rates;
•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	variations in quarterly operating results;
•	change in financial estimates by securities analysts;
•	the depth and liquidity of the market for our common stock;
•	investor perceptions of our company and the technologies industries generally; and
•	general economic and other national conditions.

The Limited Prior Public Market And Trading Market May Cause Volatility In The Market Price Of Our Common Stock.

Our common stock is currently traded on a limited basis on the OTCBB under the symbol “NWGN.” The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;
•	market visibility for our common stock may be limited; and
•	a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our Common Stock Could Be Considered To Be A "Penny Stock."

Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on The Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

Broker-Dealer Requirements May Affect Trading And Liquidity.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated there under by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares Eligible For Future Sale May Adversely Affect The Market Price Of Our Common Stock, As The Future Sale Of A Substantial Amount Of Our Restricted Stock In The Public Marketplace Could Reduce The Price Of Our Common Stock.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement or if there is an event of default. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have or will receive gross proceeds of $5,000,000 from the sale of the convertible debentures. The proceeds received from the sale of the convertible debentures will be and are being used for the acquisition of fuel terminals, as well as working capital needs for such terminals.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "NWGN" The following table sets forth, for the calendar periods indicated, the range of the high and low last reported bid prices of our common stock, as reported by the OTCBB.  The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

	Range of High and Low Last Reported Bid Prices for the Periods Noted
	2007		2006		2005		2004
	High	Low	High	Low	High	Low	High	Low
1st Quarter	$1.18	$0.58	$3.50	$0.70	$1.50	$0.75	$4.50	$0.78
2nd Quarter	$0.72	$0.21	$1.87	$0.35	$1.50	$0.51	$2.10	$0.69
3rd Quarter	-	-	$0.65	$0.15	$3.99	$0.60	$1.20	$0.75
4th Quarter	-	-	$0.95	$0.15	$2.50	$1.25	$1.20	$0.75

As of July 26, 2007, there were approximately 341 holders of record of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

In 2005, the board of directors has approved an incentive equity compensation plan in the amount of the greater of 8,000,000 shares or 15% of the unrestricted, free trading shares. This incentive stock compensation plan is subject to ratification at the next general shareholders meeting. In addition, on June 29, 2007 there was a special option grant for 5,240,000 shares that are not part of the Company’s incentive equity compensation plan. This includes the cancelation of substantially all vested options, exercisable at $1.00 per share with a term of 10 year. The new option grant has a vesting period of six months, exercise price of $0.33 per share with a term of 10 years. On July 27, 2007 under the Deininger settlement agreement, reinstatement of a previously issued option grant of 1,000,000 shares vesting on December 27, 2007, with an exercise price of $0.33 per share and a term of 10 years were issued.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	$1.00	8,000,000

Total	-0-	$1.00	8,000,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

The information in this report contains forward-looking statements. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

Corporate History

Refuel America, Inc. (a development stage company) (“Refuel”) was incorporated on June 1, 2005 under the laws of the state of Delaware. ReFuel was formed for the purpose of developing and distributing innovative alternative fuels including biodiesel and ethanol blends with regular hydrocarbons. Refuel’s offices are located in Charlotte, North Carolina. Refuel’s fiscal year end is December 31.

On July 29, 2005, Bongiovi Entertainment, Inc. ("Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with ReFuel whereby all of the shareholders in ReFuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. As part of the reverse merger between Bongiovi and Refuel, warrants were issued to a shareholder to purchase 2,255,000 common shares. One warrant for 2,155,000 common shares has no expiration date and has an exercise price of $0.001 per share. The other warrant for 100,000 common shares is exercisable for a term of five years and has an exercise price of $5.00 per share. Under generally accepted accounting principles, a company whose stockholders receive over fifty percent of the stock of the surviving entity in a business combination is considered the acquirer for accounting purposes.

The transaction was accounted for as an acquisition of Bongiovi, the legal acquirer, and a recapitalization of Refuel, the accounting acquirer. The historical financial statements presented are a continuation of ReFuel and not those of Bongiovi. Due to the effects of the reverse merger, the capital structure is different than those appearing in the historical financial statements of Bongiovi.

On August 10, 2005, to effect a name change, Bongiovi executed a merger and reorganization agreement with the sole shareholder of NewGen Technologies, Inc, a newly formed Nevada corporation. This transaction effectively changed the registrant's name from Bongiovi Entertainment, Inc. to NewGen Technologies, Inc. (“NewGen”).

The Company has not generated any significant revenues since inception and the Company is in the process of raising additional capital and financing for future operations.

Overview

NewGen and its wholly-owned subsidiary, ReFuel is a fuel production and distribution company engaged in the development of fuel technology, including bio fuels and blends, which can increase an automobile’s miles per gallon while providing cleaner fuel emissions by changing the property of fuel to allow more complete combustion and decrease the dependency on foreign fuels.

Bongiovi was an entertainment content provider and independent record label, whose market is the global entertainment/music consumer and was engaged in the acquisition of music industry assets and in operational activities. Since June 14, 2004, Bongiovi had no operating business and did not intend to develop its own operating business but instead was seeking to effect a merger with a corporation and undertake a merger for its own corporate purposes. This merger occurred on August 2, 2005, whereby Bongiovi became the legal acquirer and ReFuel became the accounting acquirer. As such, the inception date of NewGen is June 1, 2005 which is the inception date of Refuel. Accordingly, the accompanying financial statements include only activity from June 1, 2005 its inception.

Restatement

On August 29, 2006, the Company restated its financial statements as of and for the three months ended March 31, 2006 and for the period from June 1, 2005 (Inception) to March 31, 2006 to reflect changes in the valuation of our embedded derivative financial instrument liability due to the use of a more comprehensive modeling tool for valuing such complex derivative financial instruments and the identification of other embedded derivative financial instruments. The amounts reported in the accompanying condensed consolidated financial statements for the period from June 1, 2005 (Inception) to March 31, 2007 reflect these restated amounts.

Plan of Operations

To date we have not derived any significant revenues and we have not derived a profit from our operations. There can be no assurance that we will be able close on the transactions noted below or conduct operations profitably in the future, if at all, or that we will be able to generate revenues from operations in the future. We currently do not have sufficient cash reserves to meet all of our anticipated obligations for the next twelve months. As a result, we are in the process of soliciting additional equity and debt funding in the near future.

While we have not yet begun distribution, we intend to utilize our proprietary technology to produce fuel products and existing fuel products to distribute to both the wholesale and retail segments of the fuel marketplace.

We intend to continue development of our technology to diversify our product offerings. We will utilize technology that is multi-functional and multi-purpose, allowing it to be used in a wide range of fuels including gasoline, diesel, Biodiesel and Ethanol.  Our products will include our proprietary formulae, designed to positively alter the combustion characteristics of the fuel. Because of the unique character of the proprietary formulae, our formulations are designed to create a mono-layer on the fuel delivery system, increasing lubricity (reducing engine wear and tear) while the detergent character of the formulae is designed to prevent deposit formation on fuel injectors. The technology is also designed to result in greater atomization and efficiency of combustion, to provide increases in fuel economy and reductions in emissions.

We are in the process of working with a joint venture partner through our ReFuel subsidiary to build and operate biodiesel plants in the Southeast. A facility that is planned to produce 60 million gallons annually will be based in Sandersville, Georgia. This joint venture serves as the initial step in our plans to manufacture, process, and distribute biofuels in the U.S. with the aim of substantially increasing a vehicle's operating efficiency while reducing the amount of carbon monoxide, particulates, and nitrous oxides produced. Current cash requirements are projected to be approximately $2,000,000 in general and administrative costs and approximately $60,000,000 in capital expenditures over the next twelve to fourteen months. Operations are planned to commence in the third quarter 2008. Financing has not yet been obtained and as such, this joint venture has curtailed operations until financing is secured.

In addition, ReFuel closed on the purchase of three fuel terminals in 2006 and one fuel terminal in 2007, in the Southeast United States which were assets acquired from Crown Central LLC. The terminals, with a total storage capacity of over 15 million gallons, and an annual throughput capacity of more than 800 million gallons, will be refurbished to further enhance the storage, blending, and distribution of a full slate of transportation fuels, including biodiesel and ethanol blends, as well as traditional hydrocarbon fuels. The four terminals are strategically located near existing major petroleum product pipelines with railcar and truck transport access. The purchase of these terminals gives NewGen the opportunity to process, blend, and store its proprietary biodiesel and ethanol blends as well as hydrocarbon fuels. This is a crucial next step in the company’s growth strategy - allowing the company to blend biodiesel and ethanol with conventional hydrocarbon fuels for distribution domestically and internationally. NewGen intends to offer proprietary products to meet increasing demand for biofuel products, driven by the need for greater fuel efficiency, reduced exhaust emissions, and for the desire for greater energy independence. Barring unforeseen delays and subject to additional financing, two of these terminals, located in Charlotte, North Carolina and Spartanburg, South Carolina, are expected to be operational in late 2007 or early 2008, respectively, with the Columbus, Georgia operational line in the first half of 2008 and the second Spartanburg, South Carolina location operational in the second half 2008.

ReFuel is focused on identifying and acquiring whole or part ownership of operating businesses that provide significant and immediate opportunities for growth of blended biofuel supply and distribution under our "ReFuel America" division banner and has a three-part strategic plan for expanding upon its initial progress with the fuel terminal acquisitions and third party supply agreements in the alternative energy sector:

1.
Secure BioFuel Supply (ethanol and biodiesel) through strategic agreements and acquisitions that will enhance core profitability at wholesale and retail distribution, ensure the highest quality fuels, as well as maintaining environmental responsibility in the markets we serve. We will be a leading supplier of biofuel products initially in Tennessee, Virginia and Kentucky with the agreement with Appalachian Oil Company (“APPCO”), which is expected to close in September 2007. APPCO operates in six Southeastern States selling more than 450 million gallons of fuel products to more than 200 retail gas stations and independent wholesale dealers.

2.
Seek Integration Opportunities through our subsidiaries to vertically-integrate and increase our leverage and position in the biofuel product chain from the "Fields to Wheels(TM)." we are pursuing the targeted acquisition of global and domestic natural resources to upstream into NewGen's existing fuel distribution channels.

3.
Expand Markets we serve through strategic acquisitions and organic growth in markets across the Southeastern United States. We have set our sights on being a market leader in the distribution of ethanol and biodiesel blended products that are intended to dramatically reduce the environmental and economic impact of world petroleum use.

On November 30, 2005, NWGT International, Inc., our wholly-owned subsidiary and Actanol Service, Ltd., entered into a Limited Liability Company Agreement for the formation of Actanol BioEngineering, LLC. This joint venture entity was equally owned by us and Actanol Service, Ltd. and was created to oversee the design, engineering, construction, operations and technology support for biodiesel and other biofuel plants worldwide. On August 15, 2006 we increased our equity interest from 50% to 60% and changed the capital structure from a limited liability company to a Delaware corporation.

On August 18, 2006 our majority owned subsidiary Actanol, Inc. acquired all of the issued and outstanding capital stock of a privately held company, Blitz 06-149 GmbH., a German shelf company with no assets or liabilities set up for the purpose of accelerating the legal process of setting up a German corporation for approximately $34,000, Blitz 06-149 subsequently changed its name to Actanol GmbH and on September 1, 2006 acquired 98.8% of IPF Germany GmbH for approximately $8,800 from Industrie Planung Fischer AG, an entity in German insolvency proceedings. As required by the insolvency administrator, an interest bearing two month working capital loan of $317,125, held in escrow under the control of the insolvency administrator was set up and used during the month of September and October 2006. Additionally, on September 1, 2006 IPF GmbH acquired for approximately $308,000 all the assets of Industrie Planung Fischer AG, including the stock of IPF Polska, representing 99% of the outstanding stock and the stock of IPF America, Inc representing 30% of the outstanding stock. The aggregate acquisition price was approximately $351,000, which was paid entirely in cash. The acquisition of the IPF entities including the assets of Industrie Planung Fischer AG, a provider of project engineering, project management and engineering consulting services compliment and optimize Actanol, Inc.’s ability to provide full service biofuel plant design, building, staffing and management solutions. However, on August 9, 2007, IPF GmbH has entered insolvency protection due to the managing director declaring the entity bankrupt. Management will attempt to secure additional financing to emerge from insolvency as quickly as possible.

On September 26, 2006 the Company formed a joint venture named NewGen Biofuels Asia Pte Ltd (“NBA”) a company registered in Singapore, with Palmbio Venture Pte Lte, a company registered in Singapore, for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 68% voting interest. The Company has no commitments to fund initial start up costs and working capital, however, as of September 30, 2006, the Company has advanced $190,000 in costs prior to creation of NBA. Additional working capital requirements will be treated as shareholder loans. As of March 31, 2007 the total amount recorded as loans to NBA is $309,000. No additional working capital has been loaned to NBA subsequent to March 31, 2007. This joint venture has curtailed operations until additional financing is secured.

On August 9, 2007 we formed a wholly-owned subsidiary, NewGen Biofuels, Inc. (“NBI”) for the purpose of identifying and acquiring whole or part ownership of biofuels producers as well as biofuels off-take agreements that will provide us ample supplies of biofuels for the growing U.S. transportation fuel market. In addition, NBI will source the lowest-cost worldwide feedstocks for its production facilities.

In connection with our currently planned capital projects, we will require approximately $1,000 million in financing for the construction of biodiesel production plants and power generation facilities. We need financing of approximately $8.0 million to $10.5 million to complete the upgrade and refurbishment of our fuel distribution terminals. Further, we need additional financing to achieve our strategic initiatives and potential acquisitions.

As of August 9, 2007, we did not have cash available to fund current operations. In 2007, we received cash proceeds of $850,000 and $1,250,000 from the issuance of 10% convertible debentures to a director and third party lender respectively. We have also received $550,000 as partial payments on a $1,300,000 settlement agreement. However, we will need funding for current operations and capital expenditures as noted above.

Results of Operations
For the Three Months Ended March 31, 2007

Income
Income of $982,000 primarily consisted of engineering consulting services.

Operating Expenses
Operating expenses primarily consisted of the following:
•	Compensation expense of $1,483,000, of which $422,000 related to stock option grants
•	Professional fees of $990,000, which consisted of the following:
o	Legal and accounting fees of $340,000
o	Fuel terminal management/consulting fees of $75,000
o	Other professional and consulting fees of $575,000
•	Travel expenses were $270,000
•	Investor relations were $103,000
•	Other general and administrative expenses of $372,000

Derivative Instrument Income / Expense
Derivative instrument income of $1,046,000 represents the net unrealized (non-cash) change in the fair value of our derivative instrument liabilities related to certain warrants and embedded derivatives in our convertible debt instruments that have been bifurcated and accounted for separately.

Interest Expense
We incurred interest expense of $399,000 on our note payable of $67,000, and our Convertible Debentures of $9,559,000.

Amortization of Debt Issuance Costs
Debt issuance costs of approximately $954,000 incurred in connection with the sale of our Convertible debentures are being amortized over the life of the debentures, which is three years, on the straight-line basis. Amortization expense amounted to $322,000.

Bank Fees and Escrow Fees
We incurred approximately $6,000 of bank and escrow fees during the period.

Settlement and Penalties
Settlements and penalties amounted to $2,000.

For the Three Months Ended March 31, 2006
Income
There were no revenues generated during the three months ended March 31, 2006.

Operating Expenses
Operating expenses primarily consisted of the following:
•	Compensation expense of approximately $704,000, of which approximately $210,000 related to stock option grants
•	Professional fees of approximately $605,000, which consisted of the following:
o	Legal and accounting fees of approximately $292,000
o	Fuel terminal management fees of approximately $50,000
o	Other professional and consulting fees of approximately $263,000
•	Travel expenses were approximately $222,000
•	Royalty expense of $63,000 relating to the assignment to the Company of the Great Britain patent applications from related parties
•	Investor relations were approximately $88,000
•	Write offs and provision for loss on advances to joint ventures, approximated $127,000
•	Other general and administrative expenses of approximately $122,000

Derivative Instrument Income / Expense
Derivative instrument expense of $2,092,000 represents the net unrealized (non-cash) change in the fair value of our derivative instrument liabilities related to certain warrants and embedded derivatives in our convertible debt instruments that have been bifurcated and accounted for separately.

Interest Expense
We incurred interest expense of $7,130 on our note payable of $281,500 and our Convertible Debentures of $2,850,000.

Amortization of Debt Issuance Costs
Debt issuance costs of approximately $885,000 incurred in connection with the sale of our Convertible debentures are being amortized over the life of the debentures, which is three years, on the straight-line basis. Amortization expense amounted to $47,413.

Bank Fees and Escrow Fees
We incurred approximately $7,000 of bank and escrow fees during the period.

Settlement and Penalties
There were no settlements and penalties incurred for the three months ended March 31, 2006

For the Period From June 1, 2005 (inception) to March 31, 2007
Income
Income of $1,898,000 primarily consisted of engineering consulting services.

Operating Expenses
Operating expenses primarily consisted of the following:
•	Compensation expense of approximately $7,329,000, of which approximately $2,238,000 related to stock option grants
•	Professional fees of approximately $6,268,000, which consisted of the following:
o	Consulting fees prior to inception of approximately $520,000, including $200,000 for a Bongiovi consultant
o	Legal and accounting fees of approximately $2,144,000
o	Recruiting fees of $154,000
o	Fuel terminal management fees of approximately $394,000
o	Other professional and consulting fees of approximately $3,056,000
•	Travel expenses were approximately $1,467,000
•	Marketing studies of approximately $245,000
•	Royalty expense of $438,000 relating to the assignment to the Company of the Great Britain patent applications from related parties
•	Investor relations were approximately $616,000
•	Write offs and provision for loss on advances to joint ventures, approximated $338,000
•	Other general and administrative expenses of approximately $1,363,000

Derivative Instrument Income / Expense
Derivative instrument expense of $2,377,000 represents the net unrealized (non-cash) change in the fair value of our derivative instrument liabilities related to certain warrants and embedded derivatives in our convertible debt instruments that have been bifurcated and accounted for separately.

Interest Expense
We incurred interest expense of $742,000 on our note payable of $67,000 and our Convertible Debentures of $9,559,000.

Amortization of Debt Issuance Costs
Debt issuance costs of approximately $1,365,000 incurred in connection with the sale of our Convertible debentures are being amortized over the life of the debentures, which is three years, on the straight-line basis. Amortization expense was approximately $728,000.

Bank Fees and Escrow Fees
We incurred approximately $14,000 of bank and escrow fees during the period.

Settlement and Penalties
Settlements and penalties amounted to $545,000. Included in this total is $335,000, $171,000, and $36,000 resulting from the Greystoke settlement, short term financing, and John King settlement respectively.

Prior to June 1, 2005, the Company had no operating business.

For the Period From June 1, 2005 (inception) to March 31, 2006
Operating Expenses
Operating expenses primarily consisted of the following:
•	Compensation expense of approximately $2,358,000, of which approximately $1,066,000 related to stock option grants
•	Professional fees of approximately $1,972,000, which consisted of the following:
o	Consulting fees prior to inception of approximately $520,000, including $200,000 for a Bongiovi consultant
o	Legal and accounting fees of approximately $762,000
o	Recruiting fees of $154,000
o	Fuel terminal management fees of approximately $92,000
o	Other professional and consulting fees of approximately $244,000
•	Travel expenses were approximately $676,000
•	Marketing studies of approximately $241,000
•	Royalty expense of $188,000 relating to the assignment to the Company of the Great Britain patent applications from related parties
•	Investor relations were approximately $207,000
•	Write offs and provision for loss on advances to joint ventures, approximated $236,000
•	Other general and administrative expenses of approximately $285,000

Derivative Instrument income
Derivative instrument expense of $2,092,000 represents the net unrealized (non-cash) change in the fair value of our derivative instrument liabilities related to certain warrants and embedded derivatives in our convertible debt instruments that have been bifurcated and accounted for separately.

Interest Expense
We incurred interest expense of $34,000 on our note payable of $281,500 and our Convertible Debentures of $2,850,000.

Amortization of Debt Issuance Costs
Debt issuance costs of approximately $885,000 incurred in connection with the sale of our Convertible debentures are being amortized over the life of the debentures, which is three years, on the straight-line basis. Amortization expense was approximately $47,000.

Bank Fees and Escrow Fees
We incurred approximately $7,000 of bank and escrow fees during the period.

Settlement and Penalties
Settlements and penalties amounted were $0.

Prior to June 1, 2005, the Company had no operating business.

Liquidity and Capital Resources

Cash and Cash Flows from Operations

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has a working capital deficiency of $7,012,498 and a stockholders’ deficiency of $7,077,149 as of March 31, 2007 and a net loss of $21,112,243 and a cash flow deficiency from operations of $9,484,887 for the period from June 1, 2005 (inception) to March 31, 2007. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s existence is dependent on management’s ability to develop profitable operations and resolve the Company’s liquidity problems. In order to improve the Company’s liquidity, management is actively pursuing additional equity and debt financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its efforts to raise additional financing.

We do not have sufficient funds on hand to fund our current operations. We intend to complete additional rounds of our private placement and debt financing to fund our current and future operations. If successful in completing this financing, we may not be able to do so on terms that are not excessively dilutive to our existing stockholders or less costly than existing sources of financing. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future will have a material adverse effect on our financial performance, balance sheet and stock price and require us to implement cost reduction initiatives and curtail operations.

Financing Through Equity

During August and September, 2005 the Company issued 3,333,491 shares to acquire Bongiovi, and sold 4,225,500 shares of common stock to various individuals at a value of $0.50 per share for cash proceeds of $2,112,750. In December 2005, another 1,070,200 shares were subscribed for by various individuals for cash proceeds of $265,200, and a subscription receivable of $805,000. The Company has subsequently collected all amounts due. The proceeds from these offerings were used for the repayment of a portion of an outstanding debt obligation, professional expenses, working capital and general corporate expenses. In addition, we issued to employees, 800,000 shares, of which 575,000 shares have been forfeited, which have an initial intrinsic value of $1,485,000, of which $339,765, have been deferred as of September 30, 2006.

We have also issued 300,000 shares in January 2006, discussed below in “Cornell Financing” and issued an additional 440,000 shares to various individuals at $1.00 per share for cash proceeds of $440,000 also in January, 2006. In August, 2006 we issued 75,000 of options to a former executive director as part of a settlement agreement discussed below and converted $100,000 worth of Convertible Debentures into 390,625 shares of stock as required by the our Convertible Debenture. In September, 2006, we terminated our interest in consummating a joint venture and paid AG Global Partners Ltd. a cash payment of $110,000 and issued 562,500 shares of company stock. In addition, 562,500 shares of company stock were issued to a former executive director.

On October 11, 2006, $50,000 of the Company’s Convertible Debentures were converted into 416,667 shares at a per share price of $0.12, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.15.

On November 13, 2006, $25,000 of the Company’s Convertible Debentures were converted into 189,394 shares at a per share price of $0.132, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.165.

On November 21, 2006, $100,000 of the Company’s Convertible Debentures were converted into 806,452 shares at a per share price of $0.124, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.155.

On November 22, 2006, $100,000 of the Company’s Convertible Debentures were converted into 806,452 shares at a per share price of $0.124, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.155.

On November 29, 2006, $15,000 of the Company’s Convertible Debentures were converted into 104,667 shares at a per share price of $0.144, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.18.

On December 12, 2006 $3,006,230 of the Company’s notes Payable and $112,123 of accrued interest was repaid with 13,558,058 shares at a per share price of $.23 which is calculated at a rate equal to the lesser of (i) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of such election or (ii) $0.25 per share.

On December 12, 2006 $1,017,500 of the Company’s notes payable and $51,139of accrued interest was repaid with 4,646,257 shares at a per share price of $.23 which is calculated at a rate equal to the lesser of (i) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of such election or (ii) $0.25 per share.

The following table summarizes the dates funds were received, the interest accrued and the total number of shares issued to satisfy the outstanding principal and accrued interest balance.

Date	Amount	Interest	Shares
05/17/06	$752,500	$43,088	3,459,080
06/12/06	1,017,500	50,137	4,641,900
08/08/06	500,000	17,808	2,251,340
08/24/06	500,000	15,068	2,239,428
08/31/06	600,000	16,932	2,682,311
08/31/06	653,730	20,229	2,930,256
	$4,023,730	$163,262	18,204,315

On December 21, 2006, the Company issued 500,000 and 1,350,000 of common stock to two individuals in exchange for consulting services received.

On December 27, 2006, $89,224 of the Company’s Convertible Debentures were converted into 247,844 shares at a per share price of $0.36, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.45.

On January 17, 2007 $800,000 of the Company’s Convertible Debentures were converted into 1,526,718 shares at a per share price of $0.524, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.655.

On February 15, 2007, the Company entered into an unsecured convertible debenture with a director in the amount of $850,000 at an interest rate of 10% for working capital purposes. Principal and interest were due May 15, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the February 15, 2007 debenture.

On February 20, 2007, $235,000 of the Company’s Convertible Debentures were converted into 367,188 shares at a per share price of $0.64, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.80.

On February 28, 2007, the warrant dated August 1, 2005, for 2,155,000 shares of stock was exercised. The warrants exercised had a par value per share of $.001.

On March 5, 2007, $434,000 of the Company’s Convertible Debentures were converted into 723,334 shares at a per share price of $0.60, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.75.

On March 9, 2007, $12,500 of the Company’s Convertible Debentures were converted into 20,833 shares at a per share price of $0.60, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.75.

Financing through Debt
Convertible Debentures
On January 24, 2006, the Company consummated a securities purchase agreement (the “Purchase Agreement”) providing for the sale of its Convertible Debentures in the aggregate principal amount of $5,000,000, of which $2,200,000 was advanced immediately, $650,000 was advanced on March 14, 2006, and the remaining $2,150,000 was advanced on September 19, 2006 two days before the Company’s Registration Statement on Form SB-2 was declared effective by the Securities & Exchange Commission on September 21, 2006. As agreed to in the Purchase Agreement, the Registration Statement was to be declared effective by May 11, 2006 and was extended to June 19, 2006. However, the Company was contractually obligated to pay liquidated damages from this date to the effective deadline date September 15, 2006. As such, $171,000 was reduced from the loan proceeds received. The above debentures are currently in default due to non-payment of another debenture not paid on its maturity date. The Convertible Debentures holders may convert, at any time, the principal amount outstanding into shares of Common Stock, at a conversion price per share equal to the lesser of (i) $1.00, or (ii) eighty percent (80%) of the lowest closing bid price for the Company’s Common Stock during the five trading days immediately preceding the conversion date, subject to adjustment. The non-payment of principal and interest at the maturity date of the other convertible debentures noted below has caused these debentures to be in default.

On January 24, 2006, in connection with the sale of $2,200,000 of 10% Secured Convertible Debentures, the Company issued 300,000 shares of the Company’s Common Stock. Also, as part of the same transaction, the Company also issued a warrant for the purchase of 1,125,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share. The agreement allows for the increase in shares to match $1,125,000 if the Company sells shares at a price below $1.00 per share. The warrant expires in three years. Due to a settlement agreement dated August 1, 2006, with a former executive director and payment of notes in shares to a director on December 12, 2006 at $.23 per share (Note 12), whereby shares were issued at $0.50 and $0.23 respectively, triggering the ratchet provision of the warrant noted below. The warrant has now been increased to 4,891,304 and the exercise price decreased to $0.23 per share. The expiration date remains three years.

Upon three business days advance written notice, the Company may redeem the Convertible Debentures, in whole or part, if the closing bid price of the Company’s Common Stock at the time of such written notice is less than $1.00. In the event the Company exercises its right of redemption within 90 days of the date of issuance of the Convertible Debentures, the redemption will be calculated at 107% and thereafter the redemption will be calculated at 110% of the Convertible Debentures face value.

The Company’s obligations under the Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors.

The conversion price of the Convertible Debentures may also be adjusted in certain circumstances, such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution. Also, if we issue shares of common stock at a price below $0.23 per share, the fixed conversion price of the warrants will be reduced accordingly (the ratchet provision). As a result, the secured Convertible Debentures are not considered to be "conventional convertible debt, convertible into a fixed number of shares" as that term is used in EITF Issue 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company's Own Stock."

The warrant for the purchase of 4,891,304 shares of common stock was valued using the Black-Scholes option pricing model. Because of the potential penalties we may have to pay under the Registration Rights Agreement, this warrant has been recorded as a derivative instrument liability rather than as equity. This derivative instrument liability was initially recorded at its fair value and it is adjusted to fair value (using the Black-Scholes option pricing model) at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

On August 1, 2006 the Company reached a settlement with a former executive director. The settlement agreement included options for 75,000 shares exercisable over the next 30 months and two 12% convertible unsecured promissory notes effective August 1, 2006 in the amounts of $317,794 and $357,206 (See Notes 7and 10). These settlement debentures are convertible at a fixed price of $0.50 per share. Due to the non-payment of principal and interest at the maturity date of the December 7, 2006 convertible debentures and the lack of payment of interest subsequent to March 31, 2007 on this convertible settlement debenture, this note is in default.

On December 7, 2006, the Company entered into a $1,100,000 secured convertible debenture agreement with interest to accrue on the outstanding principal balance at an annual rate equal to ten percent (10%) with a third party lender and a warrant to purchase 815,217 shares of the Company’s stock. The Company’s obligations under the December 7, 2006 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors. The December 7, 2007 debenture was due January 6, 2007. On January 11, 2007 the due date of the December 7, 2006 debenture was extended to February 6, 2007. This note is in default. The Company is currently in the process of extending this note.

A portion or all the amounts of principle and interest due and outstanding on the December 7, 2006 debenture is convertible into shares of common stock at any time at a price equal to $.25. In addition, the December 7, 2006 debenture includes a provision for the conversion price, upon the occurrence of an event of default, to be calculated at eighty percent (80%) of the lowest closing bid price of the common stock during the five (5) trading days immediately preceding the conversion date.

On December 20, 2006, the Company entered into an unsecured convertible debenture with a director in the amount of $2,644,400 at an interest rate of 10% for working capital purposes. Principal and interest are due June 20, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20, debenture. A portion or all the amounts of principle and interest due and outstanding on the December 20, 2006 debenture is convertible into shares of the Company’s common stock at any time at a price the lesser of (i) 80% of the average three (3) day trading price of the Common Stock during the three trading days immediately prior to the date of such election or (ii) $0.25 per share. Provided written notice, the Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20, 2006 debenture. Following the date of the notice of prepayment, the Holder shall have a period of fifteen (15) calendar days to exercise the conversion rights provided.

On February 15, 2007, the Company entered into an unsecured convertible debenture with a director in the amount of $850,000 at an interest rate of 10% for working capital purposes. Principal and interest were due May 15, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the February 15, 2007 debenture. A portion or all the amounts of principle and interest due and outstanding on the February 15, 2006 debenture is convertible into shares of the Company’s common stock at any time at a price the lesser of (i) 80% of the average three (3) day trading price of the Common Stock during the three trading days immediately prior to the date of such election or (ii) $0.25 per share. Provided written notice, the Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20th debenture. Following the date of the notice of prepayment, the Holder shall have a period of fifteen (15) calendar days to exercise the conversion rights provided.

On March 14, 2007, the Company entered into a $1,250,000 secured convertible debenture agreement with interest to accrue on the outstanding principal balance at an annual rate equal to ten percent (10%) with a third party lender. The Company’s obligations under the March 14, 2007 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors. The March 14, 2007, debenture was due March 14, 2009, but is currently is in default due to the non-payment of the principal and interest at the date of maturity of the December 7, 2006 debenture.

The Convertible Debentures are not considered to be conventional convertible debt; therefore, the embedded conversion option of the Convertible Debentures is subject to the requirements of EITF Issue 00-19. Because of the potential penalties we may have to pay under the Registration Rights Agreement, together with the fact that the conversion price of the debt can be adjusted, we are required by EITF Issue 00-19 to bifurcate the embedded conversion option and account for it as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and is to be adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

The Convertible Debentures permit the Company, at its discretion, to prepay the debt (“Call Option”), plus accrued interest and applicable penalty. According to the applicable accounting guidance, including FASB Statement 133 “Accounting for Derivative Instruments and Hedging Activities” (“FASB 133”), as amended and Derivative Implementation Group - Statement 133 Implementation Issue No. B39 “Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor”, the risks and rewards of the call option are considered to be clearly and closely related to that of the host instrument. Therefore, we have not bifurcated the embedded Call Option from the host instrument and have not accounted for the Call Option separately.

In addition, the Convertible Debentures permit the holder of the debt to require the Company to repay the debt before the due date in a default situation, either in cash or through the aforementioned conversion option (“Put Option”). Since the ability of the holder to exercise this option is contingent upon a default, according to the applicable accounting guidance, including FASB 133 and Derivative Implementation Group - Statement 133 Implementation Issue No. B16 “Embedded Derivatives: Calls and Puts in Debt Instruments,” the put option is not considered to be clearly and closely related to that of the host instrument and must be bifurcated from the host instrument. Since the Put Option must be bifurcated, it is subject the requirements of EITF Issue 00-19, and will be accounted for as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and it is adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

The proceeds received from the Convertible Debentures during the first quarter of 2006 were first allocated to the fair value of the freestanding warrant and then to the fair value of the bifurcated embedded derivative instruments included in the Convertible Debentures. Because the fair value of the warrants of $894,800 and the fair value of the bifurcated derivative instruments of $4,647,900 exceeded the proceeds received, the loan was initially recorded at $285 (a nominal value) and a charge to income of $2,692,985 was recognized to record the warrant and the bifurcated derivative instruments at their fair values. The proceeds received from the Convertible Debentures during the third quarter of 2006 were first allocated to the fair value of the bifurcated embedded derivative instrument included in the Convertible Debenture. The fair value of the bifurcated embedded derivative of $1,565,200 was less than the proceeds received and the loan was recorded at $1,565,200. There were no proceeds received from the Settlement Convertible Debentures, however, as a result of the settlement, accrued expenses-related parties and accounts payable were reduced by a total of $638,636 and settlement expense increased by $36,364. The fair value of the 75,000 options was $21,200 and the bifurcated embedded derivative of $211,200 was less than the proceeds received and the loan was recorded at $442,600. This discount, together with the stated interest on the Convertible Debentures, is being amortized using the effective interest method over the term of the Convertible Debentures. Under the effective interest method, interest expense in the earlier periods of the term of the debenture is significantly lower than in the latter periods of the term of the debenture. The weighted average effective interest rate is 53.45%.

The proceeds received from the December 7, 2006 Convertible Debentures were first allocated to the fair value of the freestanding warrant and then to the fair value of the bifurcated embedded derivative instruments included in the Convertible Debentures. The fair value of the warrants of $51,700 and the fair value of the bifurcated derivative instruments of $68,900 was less than the proceeds received and the loan was recorded at $68,900.

There were no warrants issued in conjunction with the December 20, 2006 debenture. The loan was recorded at the fair value of $704,600.

At March 31, 2007, the following amounts were outstanding under the Convertible Debentures. See below for information on the derivative instrument liabilities related to the warrant issued and the bifurcated embedded derivative instruments related to the accompanying Convertible Debentures.

Original face value	$11,519,000
Less: Conversions	(1,960,724)
Face value, net of conversion at March 31, 2007	9,558,276
Less: unamortized debt discount	(4,122,327)
Balance at March 31, 2007	$5,435,949

Principal payments are as follows, for the fiscal years ending December 31:
2007	$9,558,276
2008	-
2009	-
2010	-
2011	-
Total	$9,558,276

Derivative Financial Instruments

We use the Black-Scholes option pricing model to value warrants, and the binomial method to value embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities.

In valuing the warrants and the bifurcated derivative liability instruments, at the time they were issued and at March 31, 2007, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0% and the remaining period to the expiration date of the warrants or repayment date of the convertible debt instrument. The warrant and conversion option can be exercised by the holder at any time.

The volatility factor used was approximately 100% and the risk-free rate of return used was 4.66%, based on constant maturity rates, applicable to the remaining life of the warrants and debentures. In addition a discount was used to account for the lack of marketability of the Company’s stock due to the current thinly trading share volume.

At March 31, 2007, the following derivative liabilities related to common stock warrant and embedded derivative instruments were outstanding:

Issue Date	Expiration Date	Instrument	Exercise Price Per Share as of 03/31/07	Fair Market Value at 03/31/07
01/24/06	01/23/09	4,891,304 Warrants	$0.23	$657,500
12/07/06	12/07/09	815,217 Warrants	$0.23	$343,400
Fair market value of freestanding derivative instrumment liabilities for warrants				$1,000,900

Issue Date	Expiration Date	Instrument	Exercise Price Per Share as of 03/31/07	Face Value at Issuance, Net Conversions	Fair Market Value at 03/31/07
01/24/06	01/23/09	Convertible Debenture Tranch 1	$0.54	$2,100,000	$1,686,200
03/14/06	03/13/09	Convertible Debenture Tranch 2	$0.54	$203,500	169,700
09/15/06	09/15/09	Convertible Debenture Tranch 3	$0.54	$735,776	675,200
12/07/06	12/07/09	Convertible Debenture Tranch 4	$0.25	$1,100,000	1,539,400
03/14/07	03/14/09	Convertible Debenture Tranch 5	$0.54	$1,250,000	1,072,200
08/01/06	01/31/08	Settlement Convertible Debenture	$0.50	$675,000	363,000
12/20/06	06/20/07	Convertible Debenture Director	$0.71	$2,644,400	582,800
02/15/07	05/15/07	Convertible Debenture Director	$0.71	$850,000	203,300
Fair market value of bifurcated embedded derivative instrument liabilities, as noted above					6,291,800
Total derivative financial instruments					$7,292,700

On April 3, 2007, the Company entered into a $325,000 convertible debenture with a third party lender. The note bears interest at 10% and is due on April 3, 2009. The Company’s obligations under the April 3, 2007 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors

Our obligation to issue shares upon conversion of our convertible debenture is essentially limitless since conversion is at the lower of $1.00 or 80% of the lowest closing bid price for the common stock for the 5 trading days before but not including the conversion date. Accordingly, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. The following is an example of the amount of shares of our common stock that were issuable as of July 26, 2007, upon conversion of the secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price of $0.24.

Effect on Shares Issuable From Variable Convertible Debentures as a Result from Declining Market Prices as of July 26, 2007
% Below Market	Price Per Share	With Discount of 80%	Number of Shares Issuable	% of Outstanding Stock
25%	$0.18	$0.14	57,972,888	46.38%
50%	$0.12	$0.10	86,959,332	56.47%
75%	$0.06	$0.05	173,918,665	72.18%

Financing through Debt

The Company’s wholly-owned subsidiary, ReFuel, executed a promissory note on June 30, 2005 with a former executive director in the amount of $316,500 with a remaining principal balance of $281,500 and accrued interest of approximately $18,700. On August 1, 2006 we reached a settlement with the executive director and issued two convertible debentures in the amount of $675,000. As a result of this settlement, accrued expenses-related parties and notes payable were reduced by $638,636 and we recognized $36, 364 in settlement expense.

The Company received $420,000 of additional financing from a director of the Company. On April 26, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $420,000 at an interest rate of 10% for working capital purposes. Principal and interest were originally due October 26, 2006 and had been extended for another six months to April 25, 2007. As of March 31, 2007 principal and interest totaled $67,474 and $23,167 respectively.

During 2006, the Company received $3,006,230 of conventional debt financing from a director of the Company. In addition, the Company received $1,017,500 of the conventional debt financing from a third party. The total received from the director and third party total $4,023,730.

Effect on shares issuable from convertible debentures as a result from declining market prices
% Below Market	Price Per Share	Number of Shares Issuable	% of Outstanding Stock
25%	0.54	23,957,741	35.77%
50%	0.36	28,947,811	43.22%
75%	0.18	49,353,756	73.68%

On December 12, 2006 $3,006,230 of the Company’s Notes Payable and $112,123 of accrued interest was repaid with 13,558,058 shares at a per share price of $.23 which is calculated at a rate equal to the lesser of (i) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of such election or (ii) $0.25 per share.

On December 12, 2006 $1,017,500 of the Company’s Notes Payable and $51,139 of accrued interest was repaid with 4,646,257 shares at a per share price of $.23 which is calculated at a rate equal to the lesser of (i) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of such election or (ii) $0.25 per share.

The following table summarizes the dates funds were received, the interest accrued and the total number of shares issued to satisfy the outstanding principal and accrued interest balance.

Date	Amount	Interest	Shares
05/17/06	$752,500	$43,088	3,459,080
06/12/06	1,017,500	50,137	4,641,900
08/08/06	500,000	17,808	2,251,340
08/24/06	500,000	15,068	2,239,428
08/31/06	600,000	16,932	2,682,311
08/31/06	653,730	20,229	2,930,256
	$4,023,730	$163,262	18,204,315

Investing

In conjunction with the convertible debentures noted above, also on January 24, 2006, the Company, closed on a contract of sale, as amended, pursuant to which the Company purchased three parcels of land, along with fuel terminals located on such properties for a purchase price of $1,700,000 for all three parcels. Currently, the Company had engaged an experienced liquid bulk terminal storage engineering consulting and contracting firm to inspect, assess, clean the terminals, and manage the refurbishment and upgrading of various operating equipment and tanks to bring the terminals into proper operating condition. Assessments of the total costs needed to complete the terminal project costs range from as low as $8,500,000 and as high as $10,000,000.

On February 20, 2007 the Company completed the purchase of the Ashland Inc. property located at 75 Pineridge Drive, located in the city of Spartanburg, of Spartanburg County, South Carolina. Total consideration provided was $327,500. This site is estimated to by operational in 2008 at a refurbishment cost range between $3,500,000 and $4,500,000. Additionally, if the total refurbishment and upgrade costs are in excess of the amount already borrowed, we will need to secure additional funding in a timely manner.

On July 24, 2007 we reached a settlement with Titan Global Holdings, Inc. (“Titan”) and Frank Crivello (“Crivello”) regarding Titan and Crivello’s attempt to negotiate a share purchase agreement with Appalachian Oil Company (“APPCO”), with whom we had been unable to obtain financing relating to a share purchase agreement with APPCO. In exchange for a warrant to purchase 2.5 million shares at $0.35 and delivery of previously paid due diligence materials, we received $1.3 million payable in weekly installments and a lump sum upon the closing of APPCO with Titan. As of August 9, 2007 we have received $550,000 in settlement cash.

Failure to obtain additional financing will have a material adverse effect on our financial performance, balance sheet and stock price and require us to implement cost reduction initiatives, curtail or cease operations.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments— an amendment of FASB Statements No. 133 and 140” This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instruments. This statement is effective for fiscal years beginning after September 15, 2006. Management does not believe the adoption of SFAS 155 will have a material impact on the Company’s financial condition or results of operations.

In June 2006, FASB issued FIN 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB 109 Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  The Company does not expect this pronouncement to have a material effect on the financial position or results of operations of the Company.

In September 2006 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, establishing a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not believe the adoption of SFAS 157 will have a material impact on the Company’s financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS No. 159), which permits an entity to measure certain financial assets and financial liabilities at fair value. Pursuant to SFAS No. 159, entities that elect the fair value alternative will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value alternative may be elected on an instrument-by-instrument basis, with a few exceptions, as long as it is applied to the instrument in its entirety. The fair value alternative election is irrevocable, unless a new election date occurs. Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity (1) makes that choice in the first 120 days of that fiscal year, (2) has not yet issued financial statements, and (3) elects to apply the provisions of SFAS No. 157, Fair Value Measurements. We are evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on our consolidated financial statements.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has a working capital deficiency of $7,012,498 and a stockholders’ deficiency of $7,077,149 as of March 31, 2007 and a net loss of $21,112,243 and a cash flow deficiency from operations of $9,663,352 for the period from June 1, 2005 (inception) to March 31, 2007. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s existence is dependent on management’s ability to develop profitable operations and resolve the Company’s liquidity problems. We do not have sufficient funds on hand to fund our current operations. In order to improve the Company’s liquidity, management is actively pursuing additional equity and debt financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its efforts to raise additional financing.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make judgments, assumptions and estimates that affect the amounts reported. Please see the discussion of critical accounting policies and estimates in the Company’s Annual Report on Form 10-KSB for the period June 1, 2005 (inception) to December 31, 2006.

Accounting policies, methods and estimates are an integral part of our consolidated financial statements and are based upon management’s current judgments. Certain accounting policies, methods and estimates are particularly important because of their significance to the consolidated financial statements. Note 2 of the Notes to the Consolidated Financial Statements included in this report, includes a summary of the significant accounting policies, estimates and methods we use. The following is a discussion of what we believe to be the most critical of these policies and methods.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of NewGen Technologies, Inc., its wholly-owned subsidiaries and all variable interest entities (VIE’s) (collectively, “the Company”) for which the Company is the primary beneficiary. All material intercompany accounts and transactions have been eliminated in consolidation.

Variable Interest Entities

The Financial Accounting Standards Board (FASB) issued FASB Interpretation 46, (R) Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 (R) provides a new framework for identifying VIE’s and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited-liability corporation, trust or any other legal structure used to conduct activities or hold assets that either 1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support 2) has a group of equity owners that are unable to make significant decisions about its accountabilities or 3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. FIN 46 (R) requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns, or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary must record all of the VIE’s assets, liabilities and non-controlling interests at fair value and account for the VIE as if it were consolidated based on majority voting interest.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclose the nature of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Derivative Instruments

In connection with the sale of debt instruments, we may issue options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt instruments may contain embedded derivative instruments, such as conversion options, which in certain circumstances may be required to be bifurcated from the associated host instrument and accounted for separately as a derivative instrument liability.

The identification of, and accounting for, derivative instruments is complex. Our derivative instrument liabilities are re-valued at the end of each reporting period, with changes in the fair value of the derivative liability recorded as charges or credits to income, in the period in which the changes occur. For options, warrants and bifurcated conversion options that are accounted for as derivative instrument liabilities, we determine the fair value of these instruments using the Black-Scholes option pricing model. That model requires assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price over the life of the option. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.

BUSINESS

Overview of Business

Our mission is to be a leading global vertically integrated manufacturer and distributor of premium renewable biofuels and hydrocarbon blends intended to dramatically reduce the environmental and economic impact of world petroleum use - including in the automotive, marine, rail and even power generation sectors.

To achieve this objective, NewGen and ReFuel America, NewGen’s U.S. subsidiary, have acquired fuel terminal storage and distribution terminals in the southeast. In addition, NewGen is developing what we believe are the cleanest burning and highest performing fuels in the world.

NewGen is a fuel production and distribution company engaging in the development of premium biofuel blends with proprietary fuel technology. NewGen’s fuel products will include proprietary and complex technology that improves the performance of gasoline and diesel fuels, as well as domestically produced and environmentally friendly alternative fuels such as Ethanol-based E85 and Biodiesel blends.

Our vision, is a world less dependent on oil, using secure, renewable, homegrown fuels which better preserve our most important resources - the air we breathe and water we drink.  Additional information can be found at NewGen’s websites: www.newgenholdings.com and www.refuelamerica.com.

The company closed on the purchase of three fuel terminals in 2006 and one fuel terminal in 2007, in the Southeast United States which are assets acquired from Crown Central LLC. The terminals, with a total storage capacity of over 15 million gallons, and an annual throughput capacity of more than 800 million gallons, will be refurbished to further enhance the storage, blending, and distribution of a full slate of transportation fuels, including biodiesel and ethanol blends, as well as traditional hydrocarbon fuels. The four terminals are strategically located near existing major petroleum product pipelines with railcar and truck transport access.

Features and Benefits of NewGen Products Being Developed

The company intends to utilize technology that is multi-functional and multi-purpose, allowing it to be used in a wide range of fuels including gasoline, diesel, biodiesel and ethanol.  NewGen’s products will include proprietary formulae, designed to positively alter the combustion characteristics of the fuel. Because of the unique character of the proprietary formulae, our formulations are designed to create a mono-layer on the fuel delivery system, increasing lubricity (reducing engine wear and tear) while the detergent character of the formulae is designed to prevent deposit formation on fuel injectors. The technology is also designed to result in greater atomization and efficiency of combustion, to provide increases in fuel economy and reductions in emissions.

Below are the descriptions of specific benefits intended from this new technology, which is achieved using components substantially and predominantly from petroleum sources.

Lubricity
The reduction of sulfur and aromatics in modern fuels has led to lubricity problems in fuel delivery and combustion systems.  The NewGen proprietary technology is designed to increase lubricity of diesel fuels above the minimum recommended engine manufacturer standards to resolve these problems.  Higher diesel fuel lubricity reduces wear on the fuel system and lowers maintenance costs involving fuel injectors and fuel pumps. In addition, enhanced fuel lubricity enables the engine to run with improved efficiency.

Detergency
Modern diesel fuel standards require a recommended amount of detergent, which maintains good operational diesel engine efficiency.  Together with lubricity enhancement, enhanced detergency enables more complete fuel combustion.  This NewGen additive can substantially reduce black smoke and PM emissions without decreasing power and torque.

Greenhouse Gas Emissions
If it could be achieved, 100% complete fuel combustion would achieve only carbon dioxide (CO2) and water (H20) emissions. Carbon dioxide is recognized as a major contributor to global warming.  Additionally, incomplete combustion produces nitrogen oxide (NOx) emissions, which create ozone, and unburned hydrocarbons, like benzene, which are carcinogenic.  NewGen’s products are designed to provide more complete combustion and increase fuel efficiency, while the use of biofuels captures CO2 emissions. Moreover, when less fuel is combusted to achieve the same power output, less CO2, NOx, and unburned hydrocarbons are released into the atmosphere.

Co-solvency
A designed benefit of the NewGen fuel technology is the ability to suspend water in fuel as a complete homogeneous solution. This ‘cools the charge’ in the engine’s combustion chamber, which can provide more effective, efficient, and complete combustion. This can also reduce the prospects of excessive fuel injector wear, which can occur if excessive water passes through them.

Storage & Handling Contamination
Use of the NewGen technology in fuel storage tanks and fuel systems can help to prevent microbial contamination by eliminating fuel phase separation. This can help reduce blocked filters when the fuel is pumped through the fuel system.  The effect of these benefits is a reduction in the need for biocides that are expensive and difficult to handle.

Corrosion Inhibitors
The company’s multifunctional additive technology has been designed to behave as a natural corrosion inhibitor. Corrosion in fuel storage systems and engines has been caused by free water in the fuel supply.  For example, fuel ethanol tends to attract water.  Our technology is designed to eliminate corrosion caused by this water by homogenizing the water into the fuel to keep free water at a minimum in the fuel system.

Alternative Fuel Products

Ethanol Blend Formulations

Fuel ethanol is a blending component that is used widely by major oil companies and distributors. With nearly six billion gallons of production in the U.S. (2007), rising to nearly twelve billion gallons (late 2008), approximately 40% of all U.S. gasoline is blended with fuel ethanol in the range of 5.7 to 10%. Fuel ethanol is produced from agricultural products such as corn, barley, wheat, and grain sorghum, and soon from cellulose and other biomass materials. For about 30 years, fuel ethanol has been used in the U.S. in relatively low concentrations (less than 10vol%) with no changes in engine components or fuel handling and delivery systems. Fuel ethanol can be used as an alternative fuel in higher concentrations (up to 85vol%) in specially designed ‘Flexible Fuel Vehicles’ (FFVs), described below.

E10 refers to a gasoline-based ethanol product, typically a combination of 90vol% gasoline and 10vol% ethanol, but the percentage of ethanol can range from 5.7vol% to 10vol% based upon economics, local air quality regulations, and specifications of the customer. E10 is commonly used throughout the United States and is recommended for use used in all light-duty vehicles without engine modification.

E85 (85vol% ethanol +, 15vol% gasoline) is currently available at approximately 1,000 retail service stations in the United States, according to the National Ethanol Vehicle Coalition (www.e85fuel.com). FFVs are designed to run on regular unleaded gasoline or any ethanol fuel blend up to E85. Special onboard diagnostics “read” the oxygen content of the fuel blend and makes automatic air:fuel ratio adjustments, enabling drivers to fuel with E85 or regular unleaded if E85 is not available. Today, Ford Motor Company, General Motors, Daimler-Chrysler and other automakers offer E85-capable FFVs as standard equipment in certain vehicles, making them the most widely manufactured alternative fuel vehicles (AFVs) in the world (about 6 million ethanol FFVs are currently in operation in the U.S.). These vehicles come with the same factory warranties as conventional gasoline-powered vehicles.

Fuel ethanol has lower energy content (78,000 Btu) vs. gasoline (~115,000 Btu), and is ‘hygroscopic’, meaning that it can attract water it from the environment. Along with the fact that ethanol FFVs are not “optimized” for the most efficient use of E85, these characteristics of ethanol may exhibit lower fuel efficiency and handling problems in ethanol-based fuels. The NewGen technology is intended to offset some of this performance loss associated with ethanol blends. This technology is designed to enable a clear homogenous solution, eliminating typical problems with water that cause phase separation, and thereby improving combustion.

Biodiesel Combinations

Biodiesel (by definition, mono-alkyl esters) is a biofuel which can be produced from the oils of domestically grown soybeans, canola and other vegetable oil crops as well as palm oil, rapeseed oil, jatropha, animal fats and other waste oils. Biodiesel blends require no diesel engine modifications or substantial changes to the conventional fuel handling and delivery systems. Biodiesel delivers similar horsepower, torque, and fuel efficiency as conventional diesel, while producing significantly lower emissions of carbon monoxide, black smoke, and particulate matter.

B20 (blend of 20vo% biodiesel with 80vol% conventional diesel) has limited distribution in the U.S. currently, although all diesel vehicles can use this fuel. According to the National Biodiesel Board, biodiesel use in the U.S. was about 75 million gallons in 2005, vs. a total on-road diesel consumption of 40 billion gallons, according to the DOE Energy Information Administration. Federal and state fleets are mandated to use B20 if available, to meet their targets for the Energy Policy Act and E.O. 13149 compliance (discussed below).

According to the EPA, one drawback with biodiesel is that it increases NOx emissions compared to conventional diesel fuels. The NewGen technology is designed to enhance the performance of B20 by eliminating this NOx increase, while also substantially increasing the reduction of black smoke and particulates.

Suppliers and Production Process

There are no special blending facilities or requirements necessary for the production of our products, and the addition point in the fuel supply chain is flexible. We are currently in negotiation for the supply of the other fuel components, including traditional gasoline and diesel, as well as Ethanol and biodiesel. Supply is worldwide and will be contracted to the most cost effective and geographical location to the order.

Industry Overview

According to the Energy Information Administration (www.eia.doe.gov), gasoline is used in the U.S. in over 200 million vehicles with combined travel of over 7 billion miles per day for a total of about 140 billion gallons per year (2006). U.S. on-highway diesel consumption averaged 94 million gallons per day in 2002, and was growing at a pace of 3 million gallons/day per year. There are approximately 167,000 retail fuel outlets across the nation. Alternative fuels have become a national issue with growing support across the country.  The Wall Street Journal recently reported that governors from 33 states are pushing to expand use of ethanol and biodiesel as a strategy to displace petroleum by 25% no later than 2025 (www.25x25.org).  They recognize that biofuels create new rural employment opportunities, is good for the environment, reduce importation of fossil fuels, and is good public policy. The Jobs Creation Act of 2005 which was signed into law creates a renewable fuels standard (RFS) mandating the minimum use of 7.5 billion gallons of renewable motor vehicle fuels in the U.S. by 2012.

NewGen’s products are designed for use in all internal combustion engines, spark-ignited (gasoline) and compression-ignition (diesel) opening the entire transportation market for sales and distribution. This market includes automotive, marine, rail, and aviation, a total of over 200 billion gallons per year (2006). In addition, our products can be utilized in stationary equipment as those used in power generation, home heating, chemical plants and mining. The intended benefits of its technology are designed to create competitive products with multiple economic and environmental effects.

Distribution

NewGen is currently developing an innovative mechanism for the distribution of our alternative renewable and cleaner fuel products and technologies, including NewGen’s acquisition of four fuel terminals located in the Southeastern United States in North Carolina, South Carolina and Georgia. In addition the company plans to sell our (ReFuel America) branded fuel products under licensing and marketing agreements with local dealers, wholesalers and “jobbers,” (a term to describe companies that have a supply infrastructure that facilitates the purchase, blending, storage and delivery of fuel).

Intellectual Property

Originally, we submitted three patent applications on May 15, 2005 for new fuel technologies in the United Kingdom pertaining to the use of our proprietary technology for production of our fuels We have allowed all three patent applications previously filed in the United Kingdom to terminate on May 13, 2006. We are in the process of converting all three to Patent Convention Treaty to cover worldwide all the countries that have entered into the Patent Treaty Convention (“PTC”). After one year as a PTC applicant, we can then decide in which country we wish to file our to be submitted applications will show inventive steps and novelty, which distinguishes them from the prior patents granted to the inventors of our technology. These inventive steps and novelty are required for new patents to issue.

This strategy keeps the applications away from the public domain for another 18 months allowing NewGen to get to market prior to exposure of their novel processes.

Competition

NewGen proprietary branded fuels will compete with many other branded fuel products in the transportation fuel market including larger branded oil and independent chain retail service stations across the United States. The fuel industry is extremely competitive and includes several companies which have achieved substantial market share, and have long operating histories, large customer bases, and substantially greater financial, development, and marketing resources than NewGen and ReFuel at present. Currently, these entities tend to compete in a commodity business, with differentiation created by pricing. In some cases, the fuel suppliers also compete by differentiating the quality of the product offering.

By offering conventional hydrocarbon and premium alternative renewable fuel blends with patent pending technology, NewGen intends to provide a new approach to product differentiation and value-added options for the customer and consumer.

Other potential competitors are fuel additive manufacturers. There are six major competitors in the additives market, including Lubrizol, Chevron-Texaco (Oronite), Associated Octel/Octel-Starreon, Infineum, BASF, and Akzo Nobel. The NewGen business model includes sales of complete finished fuels, not additives. Therefore, these additive manufacturers are not direct competitors unless they partner with fuel suppliers mentioned above. The company intends to continue development of its technology to maintain a competitive advantage and to diversify our product offerings.

Government Regulation

In the U.S., two significant energy policy measures have shaped renewable fuels’ present and future status. First, the Energy Policy Act (EPAct) was passed in 1992, and later amended, to encourage the use of alternative fuels to help reduce U.S. dependence on imported oil. For fiscal year 1999 and beyond, 75% of a federal fleet’s vehicle acquisitions must be alternative fuel vehicles. Supplementing this is Executive Order 13149 (E.O. 13149), which mandates that any federal agency with a fleet of 20 or more vehicles in the U.S. must develop a compliance strategy that documents how the agency plans to accomplish a required reduction of 20% in petroleum consumption by 2005 (vs. 1999 consumption).

In addition to these mandates, recent changes to tax policy have continued to build incentives for alternative fuels. The Volumetric Ethanol Excise Tax Credit (VEETC) provision contained in the JOBS (‘Jumpstart Our Business Strength’) bill) has streamlined access to existing federal incentives for biofuels, thus enhancing distribution and availability of both E85 and biodiesel fuels. This bill became law in late October 2004.

In January 2000, the U.S. Environmental Protection Agency promulgated new diesel emission standards that requires significant reduction in harmful emissions, especially particulate matter (PM) and oxides of nitrogen (NOx). Diesel PM emissions are to be reduced by 90% and NOx by 95%, beginning in 2004, to be fully implemented by 2007. To facilitate these goals, the EPA required a 97% reduction of the sulfur content of on-highway diesel fuel (to 15ppm, maximum) beginning in late 2006.

Finally, in 2005, energy bill legislation was enacted to establish additional incentives and mandates for federal fleets in regards to renewable fuels, as well as the RFS that sets a floor of 7.5 billion gallons of biofuel use by 2012. Another important requirement is for state and federal fleets to report their alternative fuel uses in accordance with E.O. 13149. Federal leadership has been followed by many states that have adopted tax incentives and mandates for state-operated fleets.

In order for NewGen products to be used in the United States, EPA fuel and fuel additive registration is required pursuant to Section 211(b) of the Clean Air Act (as amended). The company will address this requirement on an as and when needed basis as all fuels will be within existing American Society for Testing and Materials (ASTM) standard standards.

FACILITIES

We lease our principal executive offices, which are located at 6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210. These offices consist of approximately 500 square feet, with monthly rent of $5,843.

In addition to our executive offices, we own four terminals which will be used for the blending and distribution of our alternative fuel products:
•	Spartanburg Terminal - 400 Delmar Road, Spartanburg, South Carolina 29302 consisting of 3.8 acres; and adjoining property located at 75 Pineridge Drive, Spartanburg.
•	Columbus Terminal - 4840 Miller Road, Columbus, Georgia 31904 consisting of 7.5 acres; and
•	Charlotte Terminal - 7720 Mt. Holly Road, Paw Creek, North Carolina 28214 consisting of 6.2 acres.

We believe that current facilities are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.
.

EMPLOYEES

As of August 2007 the company had approximately 5 employees at its corporate offices. NewGen has not experienced any work stoppages and considers relations with employees to be good. The company anticipates hiring additional employees as expansion of the scope of the business continues; including increased international production and product distribution.

LEGAL PROCEEDINGS

 On May 24, 2006, the Company and its wholly-owned subsidiary, Refuel, were served with a complaint in an action entitled John King v. NewGen Technologies, Inc. and Refuel America, Inc. The action was filed in the US District Court for the Western District of North Carolina. Mr. King served as Chief Executive Officer of the Company from June 9, 2005 through September 9, 2005. Mr. King then served as Chief Executive Officer of the Company’s International Operations until January 15, 2006. Mr. King also served as a member of the Company’s Board of Directors from June 9, 2005 through January 16, 2006 when he was removed by a vote of the holders of a majority of the Company’s common stock. On August 1, 2006, the Company and Mr. King reached a settlement agreement which granted options for 75,000 shares exercisable over the next 30 months and the Company issued two 12% Settlement Convertible Debentures effective August 1, 2006 in the amounts of $317,794 and $357,206. The debentures are convertible at a fixed price of $0.50 per share. Accrued expenses-related and notes payable were reduced by a total of $638,636. In addition, settlement expense increased by $36,364.

On August 25, 2006 Refuel America, Inc., the Company’s wholly-owned subsidiary, S. Bruce Wunner, the Company’s Vice-Chairman and Chief Executive Officer, and Ian Williamson, the Company’s President and Director, were served with a complaint in an action entitled Douglas Brown, Sr. v. Refuel America, Inc., Ian Williamson and S. Bruce Wunner. The action was filed in the Superior Court of the State of North Carolina, Cleveland County. Mr. Brown alleges that in return for advancing a loan of $1,000,000 to a potential acquisition candidate of Refuel, he received 3,740,424 fully paid and non-assessable shares of Refuel common stock. Mr. Brown is seeking a declaration acknowledging his ownership of the Refuel common stock and such other monetary damages as determined at trial. The Company denies all allegations and believes it has sufficient defenses on all matters. In addition, the Company intends to vigorously defend the action against Mr. Brown.

On October 20, 2006 Scott Deininger, a former employee, and current member of the Board sued NewGen for breach of contract. On July 27, 2007 the Company settled its claim with Mr. Deininger. The terms of the settlement include an obligation to pay Mr. Deininger $335,000 plus legal fees not to exceed $15,000 in payments over the next 21 months; reinstatement of a previously issued option grant for 1,000,000 shares with a ten year term exercisable at $0.33 per share and fully vested on December 29, 2007; pay 5% of any equity funds raised and retaining his board seat, subject to re-election by shareholder vote and fulfillment of his fiduciary duties as a board member.

On July 11, 2007, NewGen filed suit in state court in Mecklenburg County, North Carolina (the "Complaint") against Noel M. Corcoran and Thomas C. Plummer, a former consultant of NewGen seeking compensatory and punitive damages. In the Complaint, NewGen brought claims against Mr. Corcoran for breaches of his fiduciary duties to NewGen and for promissory estoppel for promises Mr. Corcoran made that he reasonably could have foreseen would induce NewGen to reject or refrain from acting on alternative favorable financing offers NewGen then had available to it.

The Complaint also asserts claims against Mr. Corcoran for fraud, negligent misrepresentation, breach of contract and civil conspiracy. Among other facts alleged in the Complaint, NewGen asserted that Mr. Corcoran, who had responsibility to procure the financing for the acquisition of Appalachian Oil Co., engaged in self-dealing and made repeated misrepresentations to NewGen that he had obtained financing for such acquisition. The alleged misrepresentations caused NewGen to forego other potential attractive financing sources, to detrimentally rely on Mr. Corcoran's promises in incurring significant costs and expenses and ultimately directly caused NewGen to fail to close the acquisition of Appalachian Oil Co. prior to the date that Appalachian Oil Co. exercised its contractual right to terminate the agreement with NewGen. The Complaint further alleges that as a result of Mr. Corcoran's actions and misrepresentations, NewGen was precluded from finding significant outside financing or a new source of revenue resulting in NewGen's failure to pay debts owed to a number of third parties. In addition, the Complaint alleges that Mr. Corcoran used his position as Chairman of Newgen to obtain favorable conversion rates on convertible loans he made to NewGen, including the Convertible Promissory Notes described in Item 2.04 above, in breach of his fiduciary duties to NewGen. Using his leverage over NewGen as Chairman, the Complaint alleges that Mr. Corcoran engaged in self-dealing by imposing on NewGen an onerous, short repayment term for his personal loan with full knowledge that NewGen could only repay the amounts if Mr. Corcoran secured the financing necessary to repay the loans, and if he did not find such financing, NewGen would default on the loans, thereby further harming NewGen's business while permitting Mr. Corcoran to convert his note at a favorable price.

According to the Complaint, Mr. Corcoran also pressured the NewGen board of directors to accept an offer to purchase fuel storage terminals owned by NewGen (the "Terminals") by June 29, 2007 for $10 million. Following relentless pressure exerted against the board of directors, including threatened litigation against individual directors, a letter of intent was accepted between NewGen and Corcoran, which letter provided for Mr. Corcoran's acquisition of the Terminals from NewGen by June 29, 2007 for $10 million. Although the letter of intent lapsed by its terms on June 29, 2007 unperformed by Mr. Corcoran, prior to such expiration date, Mr. Corcoran breached the letter of intent by failing to exercise good faith in complying with his obligations to close the acquisition by June 29, 2007 and for breaching publicity restrictions.

In the Complaint, NewGen also brought claims against Mr. Plummer for breach of a "consulting contract" with NewGen and civil conspiracy with Mr. Corcoran. The Complaint further alleges that Mr. Corcoran used his position as NewGen's Chairman to enter into a "consulting agreement" with Mr. Plummer without the authorization of NewGen's board of directors, even though Mr. Plummer was simultaneously acting as Mr. Corcoran's agent with respect to Mr. Corcoran's business dealings in the United States.

MANAGEMENT
Executive Officers and Directors

Below are the names and certain information regarding our executive officers and directors.

Name	Age	Position
Conrad Lee	50	Director
S. Bruce Wunner	64	Chief Executive Officer, Acting Chief Financial Officer and Interim Chairman
Ian Williamson	51	President and Director
Scott Deininger	44	Director
Michael D’Onofrio	33	Chief Operating Officer and Director
Cliff Hazel	54	Director

Officers are elected annually by the Board of Directors, at our annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of our directors and executive officers.

Background of Executive Officers and Directors

Conrad Lee, Director. Mr. Lee was appointed as a Director on April 27, 2007. Mr. Lee concentrates on leadership and succession needs for major global corporations based in the US and abroad, as well as for privately held portfolio companies. Mr. Lee is an advisor and consultant to his corporate clients, worldwide, in assisting them with their recruitment of senior executive talent. Mr. Lee was a managing director of Korn/Ferry International as Managing Director and Vice President; President of Executive Search and Relocation Services with EPS Solutions; President of International with DHR International; Founder and Board member of JobPlex.com, Inc., an Internet based interactive retained recruitment process outsourcer; and founded The Conrad Lee Company in Boca Raton, Florida in 1991. He established the firm to provide executive search services to multinational companies in the U.S. and a special emphasis in the Latin American markets. Mr. Lee graduated with a Bachelor's Degree in Sociology from the University of Massachusetts at Amherst in 1979 and resides in Parkland, Florida.

S. Bruce Wunner, Chief Executive Officer, Acting Chief Financial Officer and Interim Chairman. Mr. Wunner was appointed Chairman of NewGen on June 9, 2005 and Vice Chairman in May 2006. Prior to joining NewGen, Mr. Wunner was instrumental in key leadership roles in the international expansion of McDonald's Corporation for over 33 years from 1962 to 1995 and retired as Senior Vice President CEO of Latin America.  Since 1996, Mr. Wunner has been the managing partner of FEA, LLC, D/B/A Treasure Coast Capital Partners, a boutique investment banking firm focusing on mid-market mergers & acquisitions, divestitures and raising capital. Mr. Wunner focuses on specialties in real estate development, retail food, distribution, recreation, leisure and the entertainment industry.

Ian Williamson, President and Director. Mr. Williamson was appointed as the President and as a Director of NewGen on June 9, 2005. Mr. Williamson has been actively involved in the development of alternative and renewable fuels since 1975. His initial work was predominantly in the field of district heating and energy schemes, utilizing trash and other non-oil substitutes. In 1994, Mr. Williamson started industry research and development for alternative fuels for the motor industry. Mr. Williamson and Cliff Hazel are the original inventors of a clear stable "e-diesel" and authors of numerous patents and applications related to cleaner-burning and performance-enhancing motor fuels utilizing alcohol, water, bio-diesel and liquids from natural gas. From October 1999 Mr. Williamson founded Interfacial Technologies (UK) Ltd which was acquired in May 2001 by International Fuel Technology Inc. (IFT) Mr. Williamson was employed as Chief Technology Officer and served on the board of directors of IFT from May 2001 to May 2003. After his employment with IFT, Mr. Williamson continued his research, leading to the discovery of the new molecules referenced above. Mr. Williamson studied Mechanical and Combustion Engineering at Nottingham University, United Kingdom. He has had peer-reviewed papers published, and is a member of the Society of Automotive Engineers.

Scott Deininger, Director. Mr. Deininger was appointed as a Director in January 2006. Prior to joining us Mr. Deininger served as treasurer and senior vice president of finance and administration (principal financial officer) at American Tire Distributors Holdings, Inc. from July, 2003 to October, 2005. From January, 2001 until June, 2003, Mr. Deininger served as vice president and corporate controller of Safety-Kleen Corporation, prior to which he was the Chief Financial Officer of Carmeuse North America. Prior to working for Carmeuse North America Mr. Deininger spent eight years working at KPMG. Mr. Deininger is a certified public accountant and holds a B.S. degree in Accounting from York College of Pennsylvania.

Michael D’Onofrio, Chief Operating Officer and Director. Mr. D’Onofrio joined NewGen in June 2005 and was promoted to Senior Vice President of Business Development in March 2006. He was appointed as a Director in May 2006. Prior to joining the Company, Mr. D’Onofrio founded Treasure Coast Capital Partners, a boutique investment banking firm focusing on mergers & acquisitions, divestitures and raising capital. Mr. D’Onofrio specialized in real estate development, manufacturing, distribution and the medical industry. Mr. D’Onofrio also previously worked with a private group of investors in the medical industry opening multiple diagnostic imaging facilities across the United States. Most recently in Chicago, he opened several sites utilizing some of the most advanced diagnostic imaging and MRI technology available today. Michael started his career with The Sherwin-Williams Company, covering many of the largest national retailer's private label projects and domestic expansion. He managed and trained a new sales forces, developed innovative marketing programs and implemented new products. Mr. D’Onofrio obtained his MBA from Nova Southeastern University's Huizenga Graduate School of Business and Entrepreneurship in Ft. Lauderdale, Florida after undergraduate studies in Business at John Carroll University in Cleveland, Ohio.

Cliff Hazel, Director. Mr. Hazel was appointed as a Director of NewGen on June 9, 2005. Mr. Hazel has a strong background in computer programming and has consulted for international blue chip companies world wide. The basis of the technology purchased in the US by International Fuel Technology, Inc. and O2 Diesel Corporation was a trial and error algorithm and plotting probabilities of solution maps. Mr. Hazel was the co-founder of Interfacial Technologies (UK) Ltd and was a consultant to Interfacial and IFT from 1999 to 2003. As the co-inventor of the technology to be utilized by NewGen Mr. Hazel has been improving the formulae. Since 2003 Mr. Hazel has been Managing Director of MF Logic, LLC, a development stage company that is about to launch a multi-functional computer-driven printer/scanner/copier into the hotel market for executive users.

Board of Directors

Our Directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Our non-executive directors currently receive compensation of $3,000 per month for their participation at Board meetings and committees of the Board.

Executive Compensation

The following table sets forth all compensation paid in respect of our Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for our last three completed fiscal years.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Options Awards (1) (2) (3) ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation (4) ($)	Total
S. Bruce Wunner	2006	337,557	-	-	298,634	-	-	41,834	678,025
Chief Exectutive Officer and	2005	31,250	-	150,571	36,875	-	-	14,063	232,759
Acting Chief Financial Officer,	2004	-	-	-	-	-	-	-	-

Michael F. D'Onofrio	2006	170,939	-	-	264,475	-	-	18,781	454,195
Chief Operating Officer	2005	30,138	-	95,000	36,875	-	-	6,224	168,237
	2004	-	-	-	-	-	-	-	-

Ian V. Williamson	2006	-	-	-	143,472	-	-	-	143,472
President	2005	195,247	-	120,000	-	-	-	-	315,247
	2004	-	-	-	-	-	-	-	-

Michael W. Woods	2006	138,327	-	-	179,075	-	-	17,436	334,838
Former Chief Financial Officer	2005	30,138	-	60,000	36,875	-	-	7,468	134,481
	2004	-	-	-	-	-	-	-	-

Scott A Deininger	2006	202,753	-	-	150,000	-	-	23,078	375,831
Former Chief Financial Officer	2005	59,908	65,000	-	37,500	-	-	6,463	168,871
	2004	-	-	-	-	-	-	-	-

John King	2006	-	-	-	-	-	-	-	-
Former Chief Executive Officer	2005	328,285	-	50,000	36,875	-	-	-	415,160
	2004	-	-	-	-	-	-	-	-

Roanld E. Simmons	2006	-	-	-	-	-	-	-	-
Former Chief Executive Officer	2005	-	-	-	-	-	-	-	-
	2004	-	-	-	-	-	-	-	-

Larry Shatsoff	2006	-	-	-	-	-	-	-	-
Former President	2005	-	-	-	-	-	-	-	-
	2004	-	-	-	-	-	-	-	-

(1)
On September 9, 2005 the Company issued to Messrs. Wunner, King, D'Onofrio and Woods each, options to purchase 75,000 shares at $0.50 per share, having a value of $3.41 per shares with a two year vesting period. The options expire in ten years. On January 15, 2006 Mr. King's options were forfeited due to his resignation from the Company.

(2)
On October 01, 2005 the Company issued options to Mr. Deininger to purchase 500,000 shares at $1.00 shares at a fair values of $1.20 with a vesting period of four years. The options expire in ten years. On September 29, 2006, Mr. Deininger forfeited these options due to his departure from the Company.

(3)
On October 10, 2006 the Company issued to the following options to purchase shares at $1.00 to Wunner for 1,000,000 shares, Williamson for 840,000, D'onofrio for 800,000 shares and Woods for 300,000 shares at a fair value of $0.171 with an immediate vesting period. The options expire in ten years.

(4)	During the year, the Compnay reimbursed the executives for the costs of life insurance, an automible allowance and health insurance.

(5)	Stock awards consist of non-cash compensation in the form of common stock for sercices performed for the company.

There are no current employment agreements between us and any individuals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Various officers and directors of the Company agreed to defer a portion of their salaries, payable, until such time as adequate funds have been received by the Company. The amount deferred as of March 31, 2007 was $347,895, which is included in accounts payable and accrued expenses - related parties.

On July 1, 2005, the Company entered into an assignment and royalty agreement with two directors and shareholders of the Company, whereby various Great Britain patent applications were assigned to the Company. According to the terms of the agreement, the Company was required to pay $250,000 at the inception of the agreement (paid July 1, 2005) and a continuing royalty fee of the greater of $250,000 or 0.1% of the aggregate products sold per year utilizing the assigned patents during the term of the royalty agreement (indefinite until cancelled by either the directors or the Company). As of December 31, 2006 the agreement was renewed and $125,000 of agreement has been expensed. The balance of $250,000 has been accrued and is included in related party payables.

On September 14, 2005, the Company entered into a two-month management services agreement with Treasure Coast Capital Partners (“TCCP”), a company owned by a shareholder and officer of the Company. The agreement provided for the Company to pay $43,250 in fees, of which $30,000 has been paid. This agreement has not been renewed.

On November 1, 2005, the Company acquired all of the issued and outstanding equity of Advanced Fuel Chemistry, Inc., a company jointly owned by a member of the Company’s board of directors and president, for a purchase price of $1. At the date of acquisition, Advanced Fuel Chemistry, Inc. was an inactive company having no assets or liabilities.

The Company’s obligations in connection with the Convertible Debentures are secured by substantially all of the Company’s assets. In addition, the vice-chairman has granted a security interest in 214,916 shares of the Company’s common stock that he owns, the president has granted a security interest in 5,000,000 shares of the Company’s common stock that he owns, the chief financial officer has granted a security interest in 115,000 shares of the Company’s common stock that he owns and a director has granted a security interest in 5,000,000 shares of the Company’s common stock that he owns.

On April 26, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $420,000 at an interest rate of 10% for working capital purposes. Principal and interest were originally due October 26, 2006 and have been extended for another six months to April 25, 2007. As of March 31, 2007 this note had a principal balance and accrued interest of $67,474 and $23,167 respectively.

On May 17, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $752,500 at an interest rate of 10% for working capital purposes. Principal and interest were originally due November 17, 2006 and have been extended for another six months to May 16, 2007. On December 12, 2006 the principal balance of $752,500 and interest of $43,088 was converted into company shares.

On June 12, 2006, the Company received an unsecured loan in the amount of $1,000,000 from Indexia Holdings Limited (“Indexia”). There is no written agreement between the parties and a note has not been executed, however the Company and Indexia have orally agreed that the principal of the loan will be due and payable on December 12, 2006, along with interest of 10% per annum. On December 12, 2006 the principal balance of $1,000,000 and interest of $50,137 was converted into company shares
.
On August 8, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 8, 2007. On December 12, 2006 the principal balance of $500,000 and interest of $17,808 was converted into company shares, see Note 12.

On August 24, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 24, 2007. On December 12, 2006 the principal and interest of $15,068 was converted into company shares.

On August 31, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $600,000 at an interest rate of 10% for working capital purposes. Principal and interest are due March 3, 2007. On December 12, 2006 the principal balance of $600,000 and interest of $16,932 was converted into company shares.

On August 31, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $671,230 at an interest rate of 10% for working capital purposes. Principal and interest are due March 3, 2007. On December 12, 2006 the principal balance of $671,230 and interest of $20,229 was converted into company shares.

On December 12, $4,023,730 of the short term promissory note’s were repaid with shares of common stock of the Company. The following table summarizes the dates funds were received, the interest accrued and the total number of shares issued to satisfy the outstanding principal and accrued interest balance.

On December 20, 2006, the Company entered into an unsecured convertible debenture with a director in the amount of $2,644,400 at an interest rate of 10% for working capital purposes. Principal and interest were due June 20, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20, 2006 debenture.

On February 15, 2007, the Company entered into an unsecured convertible debenture with a director in the amount of $850,000 at an interest rate of 10% for working capital purposes. Principal and interest were due May 15, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the February 15, 2007 debenture.

On April 24, 2007, Noel M. Corcoran resigned from his position as director of the Company. Notification of such resignation was provided to the Company on April 24, 2007 via a letter sent by Mr. Corcoran to the Company’s Board of Directors.

On May 5, 2007, the Company forgave $1,109,824 in debt to Actanol GmbH.

On May 16, 2007, the Company defaulted on a convertible debenture, from a former director, with a 10% interest rate entered into on February 15, 2007 with a maturity date for payment of principal in the amount of $850,000 and interest in the amount of $21,014 as of May 15, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 26, 2007 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned Prior to Offering	Percentage of Shares Beneficially Owned Prior to Offering (2)	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering

Noel M. Corcoran (6)	0	*	0	0	*
S. Bruce Wunner (3)	429,833	*	163,337	266,496	*
Ian Williamson (5)	8,594,026	12.82%	3,861,122	4,732,904	7.06%
Scott Deininger	280,000	*	106,400	173,600	*
Michael D’Onofrio	390,000	*	210,000	180,000	*
Cliff Hazel	10,000,000	14.92%	3,861,122	6,138,878	9.16%

Cornell Capital Partners, L.P. (4)	3,137,329	4.48%	300,000	2,837,329	4.23%
All officers and directors as a group (5 persons)	19,897,192	29.68%	8,303,648	11,593,544	17.30%
* Less than 1%.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o NewGen Technologies, Inc. 6000 Fairview Road, 12th Floor, Charlotte, North Carolina 28210.
(2)
Applicable percentage ownership is based on 67,033,213 shares of common stock outstanding as of July 26, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of July 26, 2007 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of July 26, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Of the shares beneficially owned by Mr. Wunner 347,333 shares are owned by FEA, LLC, an entity in which Mr. Wunner owns the majority of the outstanding membership interests.
(4)
All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. The initial registration statement filing included 3,137,329 shares held.

(5)	On the initial registration statement filing, Mr. Williamson had 8,594,026 and has sold 490,500 shares subsequent to the initial filing declared effective on September 19, 2006.
(6)
Mr. Corcoran subsequent to the initial registration filing converted debentures held by him into 13,558,058 shares of the company stock and then transferred those shares to Donmay, an Irish Company located at Emsworth, Kinsealy, Dublin, Ireland 17, a Company owned 15% by Mr. Corcoran.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company, except for Noel M. Corcoran.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. As of July 26, 2007, there were 67,033,213 shares of our common stock issued and outstanding and no shares of preferred stock outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and executive officers are indemnified as provided by the Nevada Revised Statutes. These provisions state that our directors may cause us to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of our board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	short sales that are not violations of the laws and regulations of any state or the United States;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to our Company and how each selling stockholder acquired the shares in this offering is detailed in the information immediately following this table.

Name	Total Shares of Common Stock and Common Stock Issuable Upon Conversion of Notes and/or Warrants**	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus	Beneficial Ownership Before Offering***	Percentage of Common Stock Owned Before Offering***	Beneficial Ownership After Offering (2)	Percentage of Common Stock Owned After Offering (2)
Cornell Capital Partners, L.P.(5)	12,595,662	26.20%	Up to 47,591,665 shares of common stock	3,137,329(1)	8.13%	2,837,329	7.35%
John B. Lowy, P.C.	50,000	*	50,000	50,000	*	0	*
John B. Lowy	100,000	*	100,000	100,000	*	0	*
Patrick F. Speake & Jennifer A. Speake	100,000	*	100,000	100,000	*	0	*
John Yuhnick	50,000	*	50,000	50,000	*	0	*
Nils Hellpap	4,000	*	4,000	4,000	*	0	*
Donna L. King & Wayne King	80,000	*	80,000	80,000	*	0	*
Marlene J. Larose	50,000	*	50,000	50,000	*	0	*
Elliott R. Larose	50,000	*	50,000	50,000	*	0	*
D'onofrio Living Trust August 7, 1998	130,000	*	130,000	130,000	*	0	*
Jeffrey S. Araj	100,000	*	100,000	100,000	*	0	*
Gordon H. Harper	50,000	*	50,000	50,000	*	0	*
Jagdish P. Patel	50,000	*	50,000	50,000	*	0	*
S. Bruce Wunner	82,500	*	31,350	429,833(4)	1.13%(4)	215,346(4)	*
Brandon Lee Wunner	20,000	*	20,000	20,000	*	0	*
Michelle Lee Coffey	20,000	*	20,000	20,000	*	0	*
Colleen Sue Britt	20,000	*	20,000	20,000	*	0	*
Michael Bruce Wunner	10,000	*	10,000	10,000	*	0	*
Lewis James Bryan	20,000	*	20,000	20,000	*	0	*
Shannon Marie Wright	20,000	*	20,000	20,000	*	0	*
Casey Christopher Wunner	7,500	*	7,500	7,500	*	0	*
FEA,LLC	347,333	*	131,987	347,333	*	215,346	*
Michael Woods	203,333	*	101,667	203,333	*	101,666	*
Ian Williamson	10,232,867	*	3,861,122	10,232,867	27.02%	6,371,745	16.50%
Cliff Hazel	10,000,000	*	3,861,122	10,000,000	26.39%	6,138,878	15.90%
Michael F. D'Onofrio	360,000	*	180,000	360,000	*	180,000	*
Conrad Lee	60,000	*	60,000	60,000	*	0	*
Carlos Genardini	54,000	*	54,000	54,000	*	0	*

John W. King	960,380	*	100,000	960,380	2.49%	860,380	2.25%
Michael J. Daniels	50,000	*	50,000	50,000	*	0	*
Stephen Kravit & Anne Kravit	50,000	*	50,000	50,000	*	0	*
George Hohas	50,000	*	50,000	50,000	*	0	*
Equity Trust Company Custodian FBO Samantha Aberman IRA	7,500	*	7,500	7,500	*	0	*
Equity Trust Company Custodian FBO Michael Aberman IRA	7,500	*	7,500	7,500	*	0	*
Equity Trust Company Custodian FBO Elliot Aberman IRA	7,500	*	7,500	7,500	*	0	*
Equity Trust Company Custodian FBO Joel Aberman IRA	14,000	*	14,000	14,000	*	0	*
Equity Trust Company Custodian FBO Holli Aberman IRA	14,000	*	14,000	14,000	*	0	*
Martin McNeill	50,000	*	50,000	50,000	*	0	*
Clearing and Outsourcing Services, Jeffrey S. Araj, FBO	200,000	*	200,000	200,000	*	0	*
Daniel Berman	40,000	*	40,000	40,000	*	0	*
Fidelity Management Trust Co., Michael D'Onofrio, FBO	30,000	*	30,000	30,000	*	0	*
Roy Moore	50,000	*	50,000	50,000	*	0	*
Christopher David Bissell	48,000	*	48,000	48,000	*	0	*
Trevor Ashmore	50,000	*	50,000	50,000	*	0	*
Tyne Cure Ltd.	500,000	*	500,000	500,000	*	0	*
Jean Carol Ryan	288,000	*	288,000	288,000	*	0	*
Ezio Da Fonseca	150,000	*	150,000	150,000	*	0	*
Redmount Trust Company	200,000	*	200,000	200,000	*	0	*
C. D. Bissell Engineering Ltd.	52,000	*	52,000	52,000	*	0	*
Joseph Wilson	100,000	*	100,000	100,000	*	0	*
Alan and Janice Keeble	100,000	*	100,000	100,000	*	0	*
Kurt Hellinger	70,000	*	70,000	70,000	*	0	*
Frank Hawkins	30,000	*	30,000	30,000	*	0	*
Scott Deininger	280,000	*	106,400	280,000	*	173,600	*
Winifred Jack	328,000	*	328,000	328,000	*	0	*
Alexander Greystoke	25,000	*	25,000	25,000	*	0	*
Blois Olson	150,000	*	150,000	150,000	*	0	*
Colin John Meek	25,000	*	25,000	25,000	*	0	*
Casa Azul Investments, LLC	50,000	*	50,000	50,000	*	0	*
ADP Clearing and Outsourcing Services, Barry Forst, FBO (729-90107)	100,000	*	100,000	100,000	*	0	*
Carl Planagan	30,000	*	30,000	30,000	*	0	*
Radu Achirilaoie	100,000	*	100,000	100,000	*	0	*
Frank H. Marincek	60,000	*	60,000	60,000	*	0	*
Hartford Mutual Fund IRA, Mariano Orlando	40,000	*	40,000	40,000	*	0	*
Salvatore Cerruto	20,000	*	20,000	20,000	*	0	*
ADP Clearing and Outsourcing Services, FBO Peter Cardasis	80,000	*	80,000	80,000	*	0	*
Lorraine Szocik	50,000	*	50,000	50,000	*	0	*
Armando Tiscareno	40,000	*	40,000	40,000	*	0	*
Michael T. Young	20,000	*	20,000	20,000	*	0	*
Frank J. Orlando	45,000	*	45,000	45,000	*	0	*
4237901 Canada Inc.	200,000	*	200,000	200,000	*	0	*
Joseph W. Beasley, P.A. Qualified Deferred Compensation Trust	100,000	*	100,000	100,000	*	0	*
Zaid I. Ayoub	50,000	*	50,000	50,000	*	0	*

Basim S. Nimri	50,000	*	50,000	50,000		*		0	*
Stephen Saul Kennedy	50,000	*	50,000	50,000		*		0	*
Dieter Langer & Loretta Langer	40,000	*	40,000	40,000		*		0	*
Michael Karr	24,000	*	24,000	24,000		*		0	*
Daphne Kennedy	20,000	*	20,000	20,000		*		0	*
Maria Tiscareno	6,000	*	6,000	6,000		*		0	*
Claudine Young	20,000	*	20,000	20,000		*		0	*
Brandon Lord	3,000	*	3,000	3,000		*		0	*
Carol Racette Lord	12,000	*	12,000	12,000		*		0	*
John Godfrey	50,000	*	50,000	50,000		*		0	*
The Blues	1,360,000	*	1,360,000	1,360,000		*		0	*
Desmond Morrow	1,500,000	*	1,500,000	1,500,000		*		0	*
Marie C. D’Onofrio	33,500	*	33,500	33,500		*		0	*
Thomas M. D’Onofrio	17,000	*	17,000	17,000		*		0	*
Frank Crivello, SEP IRA	2,570,240	*	2,570,240	415,240	(3)	4.9%	(3)	0	*
Frank Crivello	875,000	*	875,000	875,000	(3)	4.9%	(3)	0	*
Giuseppe Orlando - IRA	25,000	*	25,000	25,000		*		0	*
LMU & Company	75,000	*	75,000	75,000		*		0	*
Battersea Capital Inc.	75,000	*	75,000	75,000		*		0	*
Kurt Jensen	25,000	*	25,000	25,000		*		0	*
Crotolus, Inc.	25,000	*	25,000	25,000		*		0	*
David Marks	500,000	*	500,000	500,000		*		0	*
Luigi Lo Basso	25,000	*	25,000	25,000		*		0	*
Guy Crawford	75,000	*	75,000	75,000		*		0	*
Henry Hackel	25,000	*	25,000	25,000		*		0	*
Underwood Family Partners	25,000	*	25,000	25,000		*		0	*
Sichenzia Ross Friedman Ference LLP	100,000	*	100,000	100,000		*		0	*
Betty Jo Currie	10,000	*	10,000	10,000		*		0	*
Hugh Tarbutton	100,000	*	100,000	100,000		*		0	*
Ed Zamorski	3,000	*	3,000	3,000		*		0	*
MFGLL NewGen LLC	12,000	*	12,000	12,000		*		0	*
Bradely Haight	1,000	*	1,000	1,000		*		0	*
Stuart Valentine	3,000	*	3,000	3,000		*		0	*
Hal Masover & Joan Masover	5,000	*	5,000	5,000		*		0	*
Joseph Smith	3,900	*	3,900	3,900		*		0	*
George Windate	2,000	*	2,000	2,000		*		0	*
Robert Armstrong	20,000	*	20,000	20,000		*		0	*
Paulette Long	7,000	*	7,000	7,000		*		0	*
Mary Jane Ferguson	2,500	*	2,500	2,500		*		0	*
Colter Dean Hunter	2,000	*	2,000	2,000		*		0	*
Steve Martin	3,000	*	3,000	3,000		*		0	*
Stephen Dexter	10,000	*	10,000	10,000		*		0	*
S. Hunter Smith	2,000	*	2,000	2,000		*		0	*
Fox Growth Fund, Inc.	1,140,000	*	1,140,000	1,140,000		*		0	*
Elaine Saleeby & Eli Saleeby	5,000	*	5,000	5,000		*		0	*
LP Cramer & Associates	50,000	*	50,000	50,000		*		0	*
James Persse	5,000	*	5,000	5,000		*		0	*
David Hanby	10,000	*	10,000	10,000		*		0	*
Concetta Cotugno	1,000	*	1,000	1,000		*		0	*
John Deininger	1,000	*	1,000	1,000		*		0	*
Peter Deininger	100	*	100	100		*		0	*
Andrew Deininger	100	*	100	100		*		0	*
Kristin Brown	100	*	100	100		*		0	*
Hampton Holcomb	5,000	*	5,000	5,000		*		0	*
Frank Stone	5,000	*	5,000	5,000		*		0	*
Jack's Creek Farm	2,000	*	2,000	2,000		*		0	*
Pamela Hall	2,500	*	2,500	2,500		*		0	*
Raymon Bellucci	10,000	*	10,000	10,000		*		0	*
Sarmatan Developments Ltd.	100,000	*	100,000	100,000		*		0	*
* Less than 1%.
** This column represents an estimated number based on a conversion price of $0.60, based upon 80% of the lowest closing bid price of the common stock for the five days ended July 26, 2007.
*** Assumes 67,033,213 shares of common stock issued and outstanding.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.
The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended.

(1) Such number of shares represents the ownership of actual outstanding shares of common stock together with shares issuable upon conversion of secured convertible notes and exercise of warrants The selling stockholder has contractually agreed to restrict its ability to convert its secured convertible note or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Upon the sale of such number of outstanding shares of stock which result in the actual number of shares then owned by such shareholder to be less than 4.9% of the then issued and outstanding shares of common stock, the shareholder’s beneficial ownership shall be limited to 4.9% of the then issued and outstanding shares of common stock.
(2) Assumes that all securities registered will be sold.
(3) Frank Crivello is the beneficial owner of the shares held by Frank Crivello SEP IRA. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of warrants. However the selling stockholder has contractually agreed to restrict his ability to exercise his warrants and receive shares of our common stock such that the number of shares of common stock beneficially held by him in the aggregate after such exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.
(4) Of the shares beneficially owned by Mr. Wunner 347,333 shares are owned by FEA, LLC, an entity in which Mr. Wunner owns the majority of the outstanding membership interests.
(5) In connection with its ownership of convertible debentures in the principal amount of $5,000,000 and a warrant to purchase 1,125,000 shares of common stock Cornell Capital Partners is subject to a 4.9% limitation as to the amount of stock that can own at one time. However, Cornell Capital Partners currently owns 3,137,329 shares of common stock, of which 300,000 are being offered in this prospectus.

Cornell Capital Partners, L.P. is the holder of convertible debentures in the principal amount of $5,000,000, a warrant to purchase 1,125,000 shares of common stock and 3,137,329 shares of common stock. Cornell Capital Partners is a private equity fund. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors and has voting control over the securities beneficially owned by Yorkville Advisors, LLC and Cornell Capital Partners. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with us.

The convertible debenture has a term of three years, accrues interest at 10% and is convertible into our common stock at a price per share equal to the lesser of $1.00 or 80% of the lowest closing bid price of the our common stock for the 5 trading days immediately preceding the conversion date. The warrants are exercisable until three years from the date of issuance and have an exercise price of $1.00 per share. Cornell Capital Partners may not convert the debenture or exercise the warrant for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of our common stock following such conversion.

Except as set forth, none of the selling stockholders have held a position or office, or had any other material relationship, with our Company. The selling stockholders, other than Cornell Capital Partners, L.P. acquired their securities through private placement offerings which closed between August 2005 and in January 2006.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York has issued an opinion with respect to the validity of the shares of common stock being offered hereby. Reed Smith, LLP New York, New York provides legal services to the Company in relation to all security matters.

EXPERTS

The consolidated financial statements of NewGen Technologies, Inc. included in this prospectus and registration statement have been audited by Skoda, Minotti & Co., independent registered public accountants, to the extent and for the periods set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in note 13 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. This filing is a post effective amendment, number 1 for the registration statement declared effective on September 19, 2006. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, we are required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

NEWGEN TECHNOLLOGIES, INC.
INDEX TO FINANCIAL STATEMENTS
Page
Condensed Consolidated Balance Sheet as of March 31, 2007 and 2006 (Unaudited)	F-1
Condensed Consolidated Statements of Operations and Comprehensive (Loss) for the three months ended March 31, 2007 and 2006 and for the period from June 1, 2005 (Inception) to March 31, 2007 and 2006 (Unaudited)
F-2
Condensed Consolidated Statements of Changes in Stockholders’ Deficiency for the period from June 1, 2005 (Inception) to March 31, 2007 (Unaudited)	F-3
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and 2006 and for the period from June 1, 2005 (Inception) to March 31, 2007 and 2006(Unaudited)	F-4
Notes to Condensed Consolidated Financial Statements as of March 31, 2007 (Unaudited)	F-5
Report of Independent Registered Public Accounting Firm	F-42
Consolidated Balance Sheet As of December 31, 2006 and 2005	F-43
Consolidated Statements of Operations and Comprehensive Income
For the Three Months Ended December 31, 2005 and 2006 (Unaudited); Year Ended December 31, 2006 and for the Period From June 1, 2005 (Inception) to December 31, 2005 and 2006
F-44
Consolidated Statements of Changes in Stockholders’ Equity For the Period From June 1, 2005 (Inception) to December 31, 2006	F-45
Consolidated Statements of Cash Flow For the Year Ended December 31, 2006 and for the Period From June 1, 2005 (Inception) to December 31, 2005 and 2006	F-47
Notes to the Consolidated Financial Statements	F-48

NEWGEN TECHNOLOGIES, INC.
(A development stage company)
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

ASSETS	March 31,	March 31,
	2007	2006
CURRENT ASSETS
Cash	$81,773	$612,241
Accounts receivable, net of allowance of $390,821	816,643	-
Unbilled revenue	33,153	-
Deposits	22,914	-
Prepaid assets	395,009	104,827
Pending acquisition costs	1,329,431	-
Deferred debt issuance costs	369,129	295,619
Total Current Assets	3,048,052	1,012,687

Long term deferred debt issuance costs	268,319	541,968
Property, plant and equipment, net of accumulated depreciation of $58,205 in 2007 and $2,025 in 2006	6,949,507	2,042,641
Investment in IPF America	46,823	-
Total Other Assets	7,264,649	2,584,609
TOTAL ASSETS	$10,312,701	$3,597,296

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Notes payable and convertible debentures - related parties net of unamortized discount of $399,865 for 2007 and $-0- for 2006	$3,161,977	$281,500
Notes payable and convertible debentures -non-related net of unamortized discount of $3,722,462 for 2007 and $-0- for 2006	2,341,814	-
Accounts payable and accrued expenses - related parties	1,036,043	701,324
Accounts payable and accrued expenses - non-related	3,520,716	670,738
Total Current Liabilities	10,060,550	1,653,562

LONG TERM LIABILITIES
Convertible debentures - non-related net of unamortized discount of $-0- for 2007 and $2,849,527 for 2006	-	473
Derivative financial instrument liability	7,329,300	4,942,149
Total Long Term Liabilities	7,329,300	4,942,622

TOTAL LIABILITIES	17,389,850	6,596,184

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 66,983,213 shares issued and outstanding 2007 and 38,611,224 in 2006	66,983	38,611
Additional paid-in capital	14,139,230	6,491,026
Common stock subscriptions receivable	-	(2,581)
Deferred equity-based expenses	(161,327)	(1,183,125)
Accumulated other comprehensive income	(9,792)	-
Deficit accumulated during development stage	(21,112,243)	(8,342,819)
TOTAL STOCKHOLDERS' DEFICIENCY	(7,077,149)	(2,998,888)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$10,312,701	$3,597,296

The accompanying notes are an integral part of the consolidated financial statements.

NEWGEN TECHNOLOGIES, INC.
(A development stage company)
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

ASSETS	March 31,	March 31,
	2007	2006
CURRENT ASSETS
Cash	$81,773	$612,241
Accounts receivable, net of allowance of $390,821	816,643	-
Unbilled revenue	33,153	-
Deposits	22,914	-
Prepaid assets	395,009	104,827
Pending acquisition costs	1,329,431	-
Deferred debt issuance costs	369,129	295,619
Total Current Assets	3,048,052	1,012,687

Long term deferred debt issuance costs	268,319	541,968
Property, plant and equipment, net of accumulated depreciation of $58,205 in 2007 and $2,025 in 2006	6,949,507	2,042,641
Investment in IPF America	46,823	-
Total Other Assets	7,264,649	2,584,609
TOTAL ASSETS	$10,312,701	$3,597,296

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Notes payable and convertible debentures - related parties net of unamortized discount of $399,865 for 2007 and $-0- for 2006	$3,161,977	$281,500
Notes payable and convertible debentures -non-related net of unamortized discount of $3,722,462 for 2007 and $-0- for 2006	2,341,814	-
Accounts payable and accrued expenses - related parties	1,036,043	701,324
Accounts payable and accrued expenses - non-related	3,520,716	670,738
Total Current Liabilities	10,060,550	1,653,562

LONG TERM LIABILITIES
Convertible debentures - non-related net of unamortized discount of $-0- for 2007 and $2,849,527 for 2006	-	473
Derivative financial instrument liability	7,329,300	4,942,149
Total Long Term Liabilities	7,329,300	4,942,622

TOTAL LIABILITIES	17,389,850	6,596,184

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 66,983,213 shares issued and outstanding 2007 and 38,611,224 in 2006	66,983	38,611
Additional paid-in capital	14,139,230	6,491,026
Common stock subscriptions receivable	-	(2,581)
Deferred equity-based expenses	(161,327)	(1,183,125)
Accumulated other comprehensive income	(9,792)	-
Deficit accumulated during development stage	(21,112,243)	(8,342,819)
TOTAL STOCKHOLDERS' DEFICIENCY	(7,077,149)	(2,998,888)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$10,312,701	$3,597,296

The accompanying notes are an integral part of the consolidated financial statements.

NEWGEN TECHNOLOGIES, INC.
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO MARCH 31, 2007
(UNAUDITED)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Common Stock to be issued	Common Stock Subscriptons Receivable	Deferred Equity Based Expenses	Accumulated Other Comprehensive Income (Loss)	Deficit Accumulated During Development Stage	Total
Balance at June 1, 2005	-	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of shares of common stock to founders in exchange for subscriptions receivable	27,711,000	27,711	(24,940)	-	(2,581)	-	-	-	190

Issuance of shares of common stock in exchange for services and expense reimbursement	424,033	424	211,596	-	-	-	-	-	212,020

Transfer of shares of common stock in a share exchange agreement	3,333,491	3,333	(3,333)	-	-	-	-	-	-

Common stock to be issued for cash (4,225,500 shares)	-	-	-	2,112,750	(25,000)	-	-	-	2,087,750

Common stock to be issued for services and expense reimbursement (1,094,000 shares)	-	-	-	547,000	-	(122,641)	-	-	424,359

Non-cash compensation expense for intrinsic value of options granted in September	-	-	885,000	-	-	(737,500)	-	-	147,500

Issuance of shares of common stock	4,225,500	4,226	2,108,524	(2,112,750)	25,000	-	-	-	25,000

Non-cash compensation expense for intrinsic value of options granted in October	-	-	600,000	-	-	(562,500)	-	-	37,500

Issuance of shares of common stock	1,094,000	1,094	545,906	(547,000)	-	70,727	-	-	70,727

Common stock to be issued for services and expense reimbursement (13,000 shares)	-	-	-	13,000	-	(4,000)	-	-	9,000

Common stock to be issued for cash (265,200 shares)	-	-	-	265,200	-	-	-	-	265,200

Common stock and warrant to be issued in exchange for subscriptions receivable (805,000 shares)	-	-	-	805,000	(805,000)	-	-	-	-

Net loss								(4,264,080)	(4,264,080)

Balance at December 31, 2005	36,788,024	36,788	4,322,753	1,083,200	(807,581)	(1,355,914)	-	(4,264,080)	(984,834)

The accompanying notes are an integral part of the consolidated financial statements.

Continued

NEWGEN TECHNOLOGIES, INC.
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO MARCH 31, 2007
(UNAUDITED)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Common Stock to be issued	Common Stock Subscriptons Receivable	Deferred Equity Based Expenses	Accumulated Other Comprehensive Income (Loss)	Deficit Accumulated During Development Stage	Total
Balance at January 1, 2006	36,788,024	36,788	4,322,753	1,083,200	(807,581)	(1,355,914)	-	(4,264,080)	(984,834)

Issuance of shares of common stock	1,523,200	1,523	1,521,679	(1,083,200)	805,000	-	-	-	1,245,002

Amortization of compensation expense and services for the three months ended March 31, 2006	-	-	46,894	-	-	172,790	-	-	219,684

Issuance of shares of common stock in exchange for subscriptions in conjunction with issuance of receivable (805,000 shares) convertible debentures	300,000	300	599,700	-	-	-	-	-	600,000

Payment for Shares of common stock previously issued	-	-	-	-	2,581	-	-	-	2,581

Amortization of compensation expense and services for the three months ended June 30, 2006	-	-	42,591	-	-	112,585	-	-	155,176

Cancellation of options granted in 2005	-	-	(160,305)	-	-	160,305	-	-	-

Conversion of Cornell Debenture on August 22, 2006	390,625	391	99,610	-	-	-	-	-	100,001

Amortization of compensation expense and services for the three months ended Sept. 30, 2006	-	-	42,591	-	-	132,970	-	-	175,561

Equity based settlement	562,500	563	224,437	-	-	-	-	-	225,000

Cancellation of options granted in 2005	-	-	(437,500)	-	-	437,500	-	-	-

Non-cash compensation expense for intrinsic value of options on October 6, 2006			672,984						672,984

Conversion of Convertible Debenture on October 11, 2006	416,667	417	49,583	-	-	-	-	-	50,000

Conversion of Convertible Debenture on November 13, 2006	189,394	189	24,811	-	-	-	-	-	25,000

Conversion of Convertible Debenture on November 21, 2006	806,452	806	99,194	-	-	-	-	-	100,000

Conversion of Convertible Debenture on November 24, 2006	806,452	806	99,194	-	-	-	-	-	100,000

Conversion of Convertible Debenture on November 24, 2006	104,667	105	14,895	-	-	-	-	-	15,000

Conversion of Convertible Debenture on December 27, 2006	247,844	248	88,976	-	-	-	-	-	89,224

Conversion of Convertible Debenture on December 12, 2006	13,558,058	13,558	3,104,795	-	-	-	-	-	3,118,353

Conversion of Convertible Debenture on December 12, 2006	4,646,257	4,646	1,063,993	-	-	-	-	-	1,068,639

Amortization of compensation expense and services for the three months ended December 31, 2006	-	-	12,907	-	-	95,469	-	-	108,376

Common stock issued for services on December 21, 2006	1,350,000	1,350	808,650	-	-	-	-	-	810,000

Common stock issued for services on December 21, 2006	500,000	500	299,500	-	-	-	-	-	300,000

FAS 123R valuation adjustment	-	-	(320,382)	-	-	-	-	-	(320,382)

Foreign currency translation gain	-	-	-	-	-	-	(8,595)	-	(8,595)

Net loss	-	-	-	-	-	-	-	(14,559,519)	(14,559,519)

Balance at December 31, 2006	62,190,140	62,190	12,321,550	-	-	(244,295)	(8,595)	(18,823,599)	(6,692,749)

The accompanying notes are an integral part of the consolidated financial statements.

Continued

NEWGEN TECHNOLOGIES, INC.
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO MARCH 31, 2007
(UNAUDITED)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Common Stock to be issued	Common Stock Subscriptons Receivable	Deferred Equity Based Expenses	Accumulated Other Comprehensive Income (Loss)	Deficit Accumulated During Development Stage	Total
Balance at January 1, 2007	62,190,140	62,190	12,321,550	-	-	(244,295)	(8,595)	(18,823,599)	(6,692,749)

Conversion of Convertible Debenture on January 17, 2007	763,359	763	399,237	-	-	-	-	-	400,000

Conversion of Convertible Debenture on January 17, 2007	763,359	763	399,237	-	-	-	-	-	400,000

Conversion of Convertible Debenture on February 20, 2007	367,188	367	234,633	-	-	-	-	-	235,000

Conversion of Warrants on March 1, 2007	2,155,000	2,155	-	-	-	-	-	-	2,155

Conversion of Convertible Debenture on March 5, 2007	56,667	57	33,943						34,000

Conversion of Convertible Debenture on March 5, 2007	666,667	667	399,333						400,000

Conversion of Convertible Debenture on March 9, 2007	20,833	21	12,479						12,500

Non-cash compensation expense for intrinsic value of options on March 26, 2007	-	-	325,911						325,911

Amortization of compensation expense and services for the three months ended March 31, 2007	-	-	12,907	-	-	82,968		-	95,875

Foreign currency translation gain	-	-	-	-	-	-	(1,197)	-	(1,197)

Net loss	-	-	-	-	-	-	-	(2,288,644)	(2,288,644)

Balance at March 31, 2007	66,983,213	$66,983	$14,139,230	$-	$-	$(161,327)	$(9,792)	$(21,112,243)	$(7,077,149)

The accompanying notes are an integral part of the consolidated financial statements.

NEWGEN TECHNOLOGIES, INC.
(A development stage company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

			For the Period
	For the Three	For the Three	From June 1, 2005
	Months Ended	Months Ended	(Inception) to
	March 31, 2007	March 31, 2006	March 31, 2007
Cash flows from operating activities:
Net loss	$(2,288,644)	$(4,078,739)	$(21,112,243)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	40,612	405	58,205
Recognition of deferred equity based expense	95,879	24,662	1,470,784
Non-cash compensation expense	325,908	195,021	1,973,508
Accretion of debt discount on convertible debentures	576,698	188	830,101
Amortization of deferred debt issuance costs	321,852	47,413	727,552
(Gain) loss on derivative instruments	(1,045,478)	2,092,434	2,376,872
Amortization of royalty agreement	62,500	-	437,500
Capitalized Interest	(235,123)	-	(413,588)
Non-cash expenses settled in equity	-	-	163,262
Equity based settlement stock issued	-	-	277,714
Allowance for doubtful accounts	4,165	-	4,165
Gain on equity earnings on IPF America	(499)	-	(30,177)

Changes in operating assets and liabilities:
(Increase) in accounts receivable	(408,487)	-	(810,156)
(Increase) in prepaid royalty	-	62,500	(250,000)
(Increase) in prepaid assets and deposits	12,520	(35,959)	234,576
(Increase) in other current assets	69,789	-	(43,805)
Increase in accounts payable
and accrued expenses - related parties	395,297	(266,443)	1,868,775
Increase in accounts payable and accrued expenses - non-related	851,232	305,885	2,292,103
Note payable issued for expenses paid on behalf of the Company
and accrued interest, net of repayments	-	-	281,500

Net cash used in operating activities	(1,221,779)	(1,652,633)	(9,663,352)

Cash flows from investing activities:
Purchases of property, plant and equipment	(68,008)	(1,696,558)	(5,864,494)
Deposit on land and improvements	(250,000)	-	(590,000)
Cash paid for acquisitions	(327,500)	-	(678,567)
Pending acquisition costs	(456,463)	-	(834,973)
Joint venture dissolution	-		(110,000)
Net cash used in investing activities	(1,101,971)	(1,696,558)	(8,078,034)

Cash flows from financing activities:

Proceeds from convertible debentures	2,100,000	2,850,000	10,844,368
Proceeds from notes payable	-	-	4,443,731
Payment of debt issuance costs	(140,000)	(285,000)	(765,000)
Proceeds received for common stock issued to founders	-	-	190
Proceeds received from common stock to be issued	-	1,245,002	2,377,950
Proceeds received for common stock issued	2,156	-	1,249,737
Repayment of notes payable to related parties	-	-	(318,026)

Net cash provided by financing activities	1,962,156	3,810,002	17,832,950

Effect of foreign currency translation on cash	(1,196)	-	(9,791)

Net increase in cash	(362,790)	460,811	81,773

Cash, beginning of period	444,563	151,430	-

Cash, end of period	$81,773	$612,241	$81,773

Non cash investing and financing activities:

Common stock issued for deferred equity based expenses	$-	$-	$910,234

Conversion of debenture into stock	$1,481,500	$-	$479,224

Deposit on land improvements utilized to acquire terminals	$-	$340,000	$340,000

Conversion of note payable and interest into common stock	$-	$-	$4,186,992

Common stock issued with the convertible debentures
and included in deferred debt costs	$-	$-	$600,000

Settlement of debt with issuance of common stock	$-	$-	$225,000

Increase in derivative financial instrument liability with
corresponding increase in discount on convertible debentures	$1,293,300	$-	$6,765,060

Interest paid	$20,916	$-	$27,000

The accompanying notes are an integral part of the consolidated financial statements.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

(1) ORGANIZATION

Refuel (a development stage company), was incorporated on June 1, 2005 under the laws of the state of Delaware.  Refuel was formed for the purpose of developing and distributing innovative alternative fuels including biodiesel.  Refuel’s offices are located in Charlotte, North Carolina. The Company’s fiscal year end is December 31.

On July 29, 2005, Bongiovi Entertainment, Inc. (“Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with Refuel whereby all of the shareholders in Refuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. Under generally accepted accounting principles, a company whose stockholders receive over fifty percent of the stock of the surviving entity in a business combination is considered the acquirer for accounting purposes.  Accordingly, the transaction was accounted for as an acquisition of Bongiovi, the legal acquirer, and a recapitalization of Refuel, the accounting acquirer.

On August 10, 2005, to effect a name change, Bongiovi executed a merger and reorganization agreement with the sole shareholder of NewGen Technologies, Inc, a newly formed Nevada corporation. This transaction effectively changed the registrant’s name from Bongiovi Entertainment, Inc. to NewGen Technologies, Inc.

The Company has not generated any significant revenues since inception and the Company is in the process of raising additional capital and financing for future operations (see Note 13).

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Restatement

On August 29, 2006, the Company restated its financial statements as of and for the three months ended March 31, 2006 and for the period from June 1, 2005 (Inception) to March 31, 2006 to reflect changes in the valuation of our embedded derivative financial instrument liability due to the use of a more comprehensive modeling tool for valuing such complex derivative financial instruments and the identification of other embedded derivative financial instruments. The amounts reported in the accompanying condensed consolidated financial statements for the period from June 1, 2005 (Inception) to March 31, 2007 reflect these restated amounts.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. They do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information refer to the December 31, 2006 consolidated financial statements of NewGen Technologies, Inc., included in the Company’s filing on Form 10-KSB /Amendment No.1 on April 3, 2007.

Revenue Recognition and Valuation of Unbilled Revenues

Revenue is recognized only when all of the following are present: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, our fee to the client is fixed or determinable, and collectability is reasonably assured. These criteria are in accordance with GAAP and SEC Staff Accounting Bulletin No. 104 (SAB 104). The Company currently offers engineering services, project management and logistical support to its clients. Revenues are recorded in the period in which services are provided and meet revenue recognition criteria in accordance with SAB 104. The Company bills clients based upon a predetermined agreed upon fixed fee or based on actual hours incurred on client projects at expected net realizable rates per hour, plus agreed upon out-of-pocket expenses. The cumulative impact on any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of NewGen Technologies, Inc., its wholly owned subsidiaries majority owned (greater than 50% owned) subsidiaries and all variable interest entities (VIE’s) (collectively, the “Company”) for which the Company is the primary beneficiary. All material inter-company accounts and transactions have been eliminated in consolidation.

Variable Interest Entities

In general, a VIE is a corporation, partnership, limited-liability corporation, trust or any other legal structure used to conduct activities or hold assets that either 1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; 2) has a group of equity owners that are unable to make significant decisions about its accountabilities; or 3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. FIN 46 (R) requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns, or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary must record all of the VIE’s assets, liabilities and non-controlling interests at fair value and account for the VIE as if it were consolidated based on majority voting interest.

Joint Ventures

The Company intends to operate certain of its manufacturing and distribution business through various joint ventures. Upon the adoption of FIN 46 (R), the Company has consolidated all joint ventures that were determined to be VIE’s and where the Company is the primary beneficiary.

On September 2, 2005, the Company formed a joint venture, named Advanced Biotechnologies, LLC, with Advanced Biotechnologies, Inc. for the purpose of blending, processing, storing, distributing and selling biodiesel, biodiesel mixtures and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of Advanced Biotechnologies, LLC’s profits and losses. The Company has contributed capital of $664,571 for initial start up costs to Advanced Biotechnologies, LLC as of March 31, 2007. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its condensed consolidated statements as of March 31, 2007 and for the period from June 1, 2005 (inception) to March 31, 2007.

On November 8, 2005, the Company formed a joint venture, named PowerSHIFT Biofuels of Iowa, LLC, with PowerSHIFT Energy Company, Inc., for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of PowerSHIFT Biofuels of Iowa, LLC’s profits and losses. The Company has contributed capital of $210,090 for initial start up costs to PowerSHIFT Biofuels of Iowa, LLC as of March 31, 2007. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its condensed consolidated financial statements as of March 31, 2007 and for the period from June 1, 2005 (inception) to March 31, 2007. The Company currently is in the process of dissolving this joint venture.

On November 8, 2005, the Company formed a joint venture, named PowerSHIFT Biofuels of Hawaii, LLC, with PowerSHIFT Energy Company Inc., for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of PowerSHIFT Biofuels LLC’s profits and losses. As of March 31, 2007, there has been no activity in the joint venture. Therefore, the Company has not advanced any capital for initial start up costs to PowerSHIFT Biofuels of Hawaii, LLC. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its condensed consolidated financial statements as of March 31, 2007, and for the period from June 1, 2005 (inception) to March 31, 2007. The Company currently is in the process of dissolving this joint venture.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

On November 29, 2005, the Company signed an agreement with AG Global Partners, Ltd., that included several provisions that if agreed, would then lead to the formation of a joint venture named NewGen Fuel Technologies, Ltd., a company registered in the United Kingdom. The purpose of the joint venture was to be involved in all steps of the manufacture of biofuels through the supply and distribution of fuels to wholesale and retail networks in Europe, the Middle East, Southeastern Asia and Australia. The Company has a 50% voting interest and a 50% allocation share of NewGen Fuel Technologies, Ltd’s profits and losses.

As of December 31, 2006, the Company has funded the start up costs in the amount of $191,507; however, the amount has been fully reserved since the joint venture has not been consummated. On September 5, 2006, the Company terminated its interest in consummating this joint venture and has paid AG Global Partners Ltd. a cash payment of $110,000 and 562,500 shares of the Company’s Common Shares and 562,500 shares was paid by a former executive director.

On November 30, 2005, the Company formed a joint venture named Actanol BioEngineering, LLC, with Actanol Service, Ltd., a provider of alternative energy and biofuel plant solutions, to conduct the business of design, engineering, contracting, building, staffing and managing the feasibility and operational processes of various types of biofuel plants and agro-refineries. On August 15, 2006, the Company increased its ownership interest from 50% voting interest to 60% and from 50% to 60% allocation share of Actanol BioEngineering, LLC’s profits and losses. Additionally, Actanol BioEngineering LLC changed its capital structure from a limited liability company to a corporation. The Company has advanced $1,700,899 for initial start up costs to Actanol BioEngineering, LLC as of March 31, 2007. No additional contributions for working capital were made subsequent to March 31, 2007. The Company has included this entity in its condensed consolidated financial statements as of March 31, 2007, and for the period from June 1, 2005 (inception) to March 31, 2007.

On September 26, 2006 the Company formed a joint venture named NewGen Biofuels Asia Pte Ltd (“NBA”) a company registered in Singapore, with Palmbio Venture Pte Lte, a company registered in Singapore, for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 68% voting interest. The Company has no commitments to fund initial start up costs and working capital, however, as of September 30, 2006, the Company has advanced $190,000 in costs prior to creation of NBA. Additional working capital requirements will be treated as shareholder loans. As of March 31, 2007 the total amount recorded as loans to NBA is $309,000. No additional working capital has been loaned to NBA subsequent to March 31, 2007.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Investment in Unconsolidated Entity

The Company accounts for its thirty percent investment in an unconsolidated entity under the equity method of accounting, as the Company does not have any management control over this entity. This investment was recorded initially at cost and subsequently adjusted for equity in net earnings and cash distributions. On August 31, 2006, in conjunction with the acquisition described below, the Company purchased a minority interest in IPF America, Inc., a privately owned engineering consulting firm for a purchase price of $16,645. Legal and professional fees associated with the purchase of the partnership interest, were expensed.

Acquisitions

On August 18, 2006 the Company’s majority owned subsidiary Actanol, Inc. acquired all of the issued and outstanding capital stock of a privately held company, Blitz 06-149 GmbH., a German shelf company with no assets or liabilities set up for the purpose of accelerating the legal process of setting up a German corporation for approximately $34,000. Blitz 06-149 subsequently changed its name to Actanol GmbH and on September 1, 2006 acquired 98.8% of IPF Germany GmbH for approximately $8,800 from Industrie Planung Fischer AG, an entity in German insolvency proceedings. As required by the insolvency administrator, an interest bearing two-month working capital loan of $317,125, held in escrow under the control of the insolvency administrator was set up and used during the months of September and October 2006. This loan has a term of one year and an interest rate of 10%. Accordingly, it is eliminated in consolidation. Additionally, on September 1, 2006 IPF Germany GmbH acquired for approximately $308,000 all the assets of Industrie Planung Fischer AG, including 99% of the outstanding stock of IPF Polska and 30% of the outstanding stock of IPF America, Inc. The aggregate acquisition price for all transactions described above was approximately $351,000, which was paid entirely in cash. Management estimated the net fair value of the assets and stock purchased to be approximately $351,000, as shown below.

The acquisition of the IPF entities including the assets of Industrie Planung Fischer AG, a provider of project engineering, project management and engineering consulting services, compliment and optimize Actanol, Inc.’s ability to provide full service biofuel plant design, building, staffing and management solutions.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Under the purchase method of accounting, the purchase price for the 2006 Acquisitions was allocated to the acquired companies’ net tangible and intangible assets based on their estimated fair values as of the date of the completion of the respective acquisition. The allocation of the total purchase price is summarized below:

	Purchase Price	Asset Life
	Allocation	In Years
Working capital	$(67,707)	-
Fixed assets	32,009	-
Investment in IPF America	16,645	-
Customer relationships	31,623	10
Trademarks	42,870	20
Goodwill	295,627	Indefinite
Net Assets Acquired	$351,067

Purchase Accounting For Acquisitions

The results of operations of the 2006 Acquisitions are included in the Company’s results of operations beginning after their respective acquisition dates. The following unaudited pro forma information combines the consolidated results of operations of the Company and the companies that it acquired as if the acquisitions had occurred at the beginning of fiscal year 2005:

	Three Months Ended March, 31,		For The Period From June 1, 2005 (Inception) to March 31,
	2007	2006	2007	2006
Revenues	$982,000	$211,000	$3,782,000	$1,252,000
(Loss) from Operations	(2,634,000)	(1,951,000)	(16,832,000)	(6,197,000)
Net (Loss)	(2,289,000)	(4,104,000)	(21,221,000)	(8,375,000)
Per Share - basic and fully diluted	(0.04)	(0.11)	(0.51)	(0.20)

The unaudited pro forma information does not purport to be indicative of the results that would actually have been achieved had the acquisitions occurred as of the date of the periods indicated.

Cash

The Company maintains its cash balances in financial institutions. Balances in the institutions may at times exceed the Federal Deposit Insurance Corporation limits.

Pre-Acquisition Costs

The Company accounts for costs incurred prior to the date of acquisition of a parcel of real property as pre-acquisition costs. Pre-acquisition cots are capitalized if the property was acquired or the acquisition of the property is probable. Capitalized pre-acquisition costs in excess of recoverable amounts are charged to expense.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Accounts Receivable and Allowance For Doubtful Accounts

The Company carries accounts receivable at their face amount less allowances for doubtful accounts, and carries unbilled revenues at estimated net realizable value. Assessing the collectability of receivables (billed and unbilled) requires management judgment. When evaluating the adequacy of the allowance for doubtful accounts and the overall collectability of receivables, the Company analyzes historical bad debts, client creditworthiness, the age of accounts receivable and current economic trends and conditions.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets. Office equipment is being depreciated using the straight line method with a useful life of five years. The terminals and terminal improvements will be placed in service after they have been refurbished. Once refurbished and operating, they will be depreciated using the straight line method with an expected useful life of twenty five years.

Capitalized Interest Costs

The Company capitalizes interest cost in accordance with Statement of Financial Accounting Standard No. 34 “Capitalization Interest” during the period commencing with the first expenditure for a qualifying asset and ending when the asset is substantially complete and ready for its intended use. Capitalization of interest is based on the principle that a better measure of acquisition cost is achieved when certain interest costs that are directly related to borrowings that are made to acquire the qualifying asset are capitalized.

Long Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the asset is impaired when the carrying amount of an asset exceeds the sum of its expected future cash flows on an undiscounted basis, the asset’s carrying amount is written down to fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Excess of Cost Over Net Assets Acquired

In accordance with Statement of Financial Accounting Standard No. 141, “Business Combinations” (SFAS 141) the Company allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired based on their estimated fair values. The excess purchase price over those fair values is recorded as “Excess of Cost Over Net Assets Acquired”. The fair values assigned to intangible assets acquired is based on valuations prepared by independent third-party appraisal firms using estimates and assumptions provided by management or negotiated at arms-length between the Company and the seller of the acquired assets. In accordance with SFAS 141, goodwill and purchased intangibles with indefinite lives acquired after June 30, 2001 are not amortized, but will be reviewed periodically for impairment. Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective useful lives.

Loss Per Share

Basic net income (loss) per common share is computed based on the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed based on the weighted average number of common shares and common stock equivalents outstanding during the period. The exercise of options to purchase 4,740,000 shares and warrants to purchase 6,446,521 common shares; and debt (principal and interest) convertible into an indeterminable number of common shares as of March 31, 2007, (the conversion feature is limitless as the price per share declines, (see Note 12) were not included in the computation of diluted loss per share since the assumed conversion and exercise would be anti-dilutive for all periods presented.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Fair Value Of Financial Instruments

At March 31, 2007, the carrying value of the Company’s financial instruments, which include cash, accounts receivable, prepaid assets, accounts payable and accrued expenses for related and non-related parties, and notes payable, approximates their fair value due to the short-term maturity of those instruments. The Company has estimated the fair value of its convertible debentures, excluding the value of any conversion, call or put rights, using a discounted future cash flow analysis. The Company utilized a discount rate commensurate with other entities with similar credit and business risks, in this analysis. The carrying amount and estimated fair value is as follows:

	March 31, 2007
	Carrying Amount	Estimated Fair Value using Discounted Cash Flow Analysis
Convertible Debentures	$5,435,949	$6,291,800

Use of Estimates

In preparing our condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make.

Estimates that are critical to the accompanying condensed consolidated financial statements include the identification and valuation of derivative instruments, the amortization periods for debt issuance costs and the amortization of discounts on convertible securities arising from warrants, options and bifurcated derivative instruments, estimates that arise from the provisions for loss on advances to joint ventures, the valuation of deferred income tax assets and estimated depreciation for tangible assets. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates. Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Derivative Financial Instruments

We review the terms of convertible debt instruments we issue to determine whether there are embedded derivative instruments including, but not limited to, the conversion option, our ability to pre-pay the debt (call option), and the investor’s ability to demand early repayment (put option) in a default situation, that may be required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible debt instrument contains more than one embedded derivative instrument, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, we may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

When the risks and rewards of any embedded derivative instrument are not "clearly and closely" related to the risks and rewards of the host instrument, the embedded derivative instrument is generally required to be bifurcated and accounted for separately. If the convertible instrument is debt, or has debt-like characteristics, the risks and rewards associated with the embedded conversion option are not "clearly and closely" related to that debt host instrument. The conversion option has the risks and rewards associated with an equity instrument, not a debt instrument, because its value is related to the value of our common stock. Nonetheless, if the host instrument is considered to be "conventional convertible debt" (or "conventional convertible preferred stock"), bifurcation of the embedded conversion option is generally not required. However, if the instrument is not considered to be conventional convertible debt (or conventional convertible preferred stock), bifurcation of the embedded conversion option may be required in certain circumstances Generally, the ability of the Company to prepay the debt (call option), is clearly and closely related to the host instrument since the host and the derivative instrument have risks and rewards of a debt instrument, and therefore, bifurcation would not be required.

However, there may be certain circumstances when the option to prepay would not be considered clearly and closely related, in which bifurcation would be required. Similarly, the holder of the debt has the ability to require the Company to repay the debt before the due date (put option) in a default situation, since the host and the derivative instrument have risks and rewards of a debt instrument, bifurcation generally would not be required. However, there may be certain circumstances when the put option would not be considered clearly and closely related, in which bifurcation would be required.

Certain instruments, including convertible debt and the freestanding options and warrants issued in connection with those convertible instruments are subject to registration rights agreements, which impose penalties for failure to register the underlying common stock by a defined date or failure to maintain an effective registration statement over the term of the debt instruments. If the convertible debt instruments are not considered to be "conventional", then the existence of the potential cash penalties under the related registration rights agreement requires that the embedded conversion option be accounted for as a derivative instrument liability. Similarly, the potential cash penalties under the related registration rights agreement may require us to account for the freestanding options and warrants as derivative financial instrument liabilities, rather than as equity. In addition, when the ability to physically or net-share settle the conversion option or the exercise of the freestanding options or warrants is deemed to be not within the control of the Company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative financial instrument liability.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative financial instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments and free standing options or warrants, we use the Black-Scholes option pricing model to value the derivative financial instruments. The binomial method is used to value all embedded derivative financial instruments.

If freestanding options or warrants were issued in connection with the issuance of convertible debt instruments and will be accounted for as derivative instrument liabilities (rather than as equity), the total proceeds received are first allocated to the fair value of those freestanding instruments. If the freestanding options or warrants are to be accounted for as equity instruments, the proceeds are allocated between the convertible debt instrument and those derivative equity instruments, based on their relative fair values. When the convertible debt or equity instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds allocated to the convertible host instruments are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the convertible instruments themselves, usually resulting in those instruments being recorded at a discount from their face amount. To the extent that the fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method. Under the effective interest method, interest expense in the earlier periods of the term of the debenture is significantly lower than in the latter periods of the term of the debenture.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed periodically, including at the end of each reporting period. If re-classification is required, the fair value of the derivative instrument, as of the determination date, is re-classified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Stock-Based Compensation

Statement of Financial Accounting Standard No. 123, “Accounting for Stock−Based Compensation” (SFAS 123) previously provided companies with a choice to follow the provisions of SFAS 123 in determination of stock−based compensation expenses or to continue with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). Under APB 25, if the exercise price of the stock options granted to employees equals or exceeds the market price of the underlying common stock on the date of grant, no compensation expense is recognized.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share−Based Payment” (SFAS No. 123(R)), which replaces SFAS No. 123 and superseded APB Opinion No. 25. SFAS No. 123(R) requires all share−based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first annual reporting period that begins after December 15, 2005, with early adoption encouraged. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition.

Prior to January 1, 2006, we accounted for our stock-based compensation under the recognition and measurement provisions of APB No. 25, and related Interpretations, as permitted by SFAS 123, as amended by SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure”. Stock-based compensation cost representing a prorata portion of the “in the money” intrinsic value was recognized in the Consolidated Statements of Operations during 2005 included in the period from June 1, 2005 (inception) to December 31, 2006 as all options granted under our option plans had an exercise price less than the fair market value of the underlying common stock on the date of grant.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R) using the modified prospective transition method. As a result, the Company’s net loss before taxes for the three months ended March 31, 2007, is $12,908 higher than if it had continued to account for share based compensation under Accounting Principles Board (“APB”) opinion No. 25. As of March 31, 2007, the Company has $21,513 of unrecognized stock-based compensation cost related to non-vested stock-based compensation that is expected to be recognized over the next twelve months.

The provisions of SFAS 123R require that we make an estimate of our forfeiture rate and adjust the expense that we recognize to reflect the estimated number of options that will go unexercised. Due to our early stage of development as a newly focused company and our limited workforce of 52 employees as of March 31, 2007, including executive officers, we are challenged to develop an appropriate estimate of forfeitures. Based on these circumstances we have opted for a conservative position in that we are estimating forfeitures to be 0% at this time. We will continue to assess this position as our company develops and our workforce expands. When we feel that we have sufficient data on which to base an assumption we will adjust the expense recognized, if necessary.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

On September 7, 2005, the Company adopted an incentive based Non-Qualified Stock Option Plan (“NQSO Plan”) with a vesting period of four (4) years from the grant date with an expiration period of ten (10) years after the last vesting date. Up to eight million shares or 15% of the float of Common stock will be provided for the NQSO Plan. The incentive awards will be based on performance, up to maximum levels, tiered as follows: Chairman/CEO 100%, next level 50% to 75%, and the next level 25% of their cash compensation.

In addition, a special one-time award was granted to certain individuals for their efforts contributed to the Company up to the date of the award. The amount of shares allocated for this award is 300,000. The options were granted as of September 9, 2005, and participants will be fully vested over a two-year timeframe with an expiration period of ten (10) years after the last vesting date. The option exercise price is $0.50 per share. The shares are to be equally split between certain officers. In January 2006 one of the grantees resigned and forfeited his award, which amounted to 75,000 shares.

Another award was granted to the chief financial officer on October 10, 2005, the date of employment, for the option to purchase 500,000 shares at $1.00 per share and vesting in accordance with the NQSO Plan. On August 1, 2006, an award for 75,000 shares was granted to a former executive officer as part of a settlement plan (see Note 12, Contingencies) and on September 29, 2006 one of the grantees forfeited his award of 500,000 shares. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

2005
Risk free interest rate	3.94%
Volatility factor	185.50%
Term in years	5.00
Expected dividend yield	-

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

On October 6, 2006, 3,040,000 options, not part of the Company’s NQSO plan, were granted to five directors and one officer. These options vest immediately and are exercisable at $1.00 per shares exercisable over a period of ten years. The fair value of these options was estimated at the date of grant to be $638,280 using the Black-Scholes option pricing model with the following assumptions:

2006
Risk free interest rate	4.64%
Volatility factor	128.00%
Term in years	10
Expected dividend yield	-

We may also issue options or warrants to non-employees in connection with consulting or other services they provide.

On December 7, 2006 the Company issued 500,000 warrants to a consultant for services received. The exercise price of the warrants is $.25 with an expiration date of December 7, 2009.

On December 21, 2006 the Company issued 500,000 and 1,350,000 of common stock to two individuals in exchange for consulting services received.

On February 28, 2007, the warrant dated August 1, 2005, for 2,155,000 shares of stock was exercised. The warrants exercised had a par value per share of $.001.

On March 27, 2007, 500,000 options, not part of the Company’s NQSO plan, were granted to a director. These options vest immediately and are exercisable at $1.00 per shares exercisable over a period of ten years. The fair value of these options was estimated at the date of grant to be $325,911 using the Black-Scholes option pricing model with the following assumptions:

2007
Risk free interest rate	4.64%
Volatility factor	128.00%
Term in years	10
Expected dividend yield	-

The weighted average fair value of options and warrants granted during 2005 is estimated to be $2.62 and $0.60, respectively, and the weighted average fair value of options and warrants granted during 2006 is estimated to be $0.33 and $0.52.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

The Company has reserved shares of its authorized but un-issued common stock for the following:

	Stock Options Weighted Average Exercise Price		Warrants Weighted Average Exercise Price
	Shares	Per Share	Shares	Per Share	Total	Exercisable
Balance at 06/01/2005 (Inception):	-	-	-	-	-	-
Granted	800,000	$0.81	2,395,000	$0.30	3,195,000	2,395,000
Excercised	-		-		-
Expired	-		-		-
Forfeited	-		-		-
Balance at 12/31/2005:	800,000	$0.81	2,395,000	$0.30	3,195,000	2,395,000
Granted	-		4,891,304	$0.23	4,891,304	4,891,304
Excercised	-		-		-
Expired	-		-		-
Forfeited	(75,000)	(0.50)	-		(75,000)
Balance at 06/30/2006:	725,000	$0.84	7,286,304	$0.25	8,011,304	7,286,304
Granted	75,000	$0.50	-		75,000	75,000
Excercised	-		-		-
Expired	-		-		-
Forfeited	(500,000)	$1.00	-		(500,000)
Balance at 09/30/2006	300,000	$0.50	7,286,304	$0.25	7,586,304	7,361,304
Granted	3,940,000	$0.25	1,315,217	$0.23	5,255,217	5,255,217
Excercised
Expired
Forfeited
Balance at 12/31/2006	4,240,000	$0.96	8,601,521	$0.25	12,841,521	12,616,521
Granted	500,000	$1.00			500,000	500,000
Excercised			(2,155,000)	$0.001	(2,155,000)	(2,155,000)
Expired
Forfeited
Balance at 03/31/2007	4,740,000	$0.97	6,446,521	$0.33	11,186,521	10,961,521

The following table summarizes information concerning options and warrants outstanding and excercisable at December 31, 2006:

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Weighted Average Remaining Life	Number of Options	Weighted Average Exercise Price Per Share	Number of Options	Weighted Average Exercise Price Per Share
$0.50	10.50	225,000	$0.50
$0.50	1.83	75,000	$0.50	75,000	$0.50
$1.00	9.5	3,940,000	$1.00	3,940,000	$1.00
$1.00	10.00	500,000	$1.00	500,000	$1.00
$.50 - 1.00	9.48	4,740,000	$0.96	4,015,000	$0.99

		Warrants Outstanding		Warrants Exercisable
Range of Exercise Prices	Weighted Average Remaining Life	Number of Warrants	Weighted Average Exercise Price Per Share	Number of Warrants	Weighted Average Exercise Price Per Share
$0.50	1.83	4,891,304	$0.23	4,891,304	$0.23
$0.23	2.67	815,217	$0.23	815,217	$0.23
$0.25	2.67	500,000	$0.25	500,000	$0.25
$1.50	4.25	140,000	$1.50	140,000	$1.50
$5.00	3.83	100,000	$5.00	100,000	$5.00
$0.001 - 5.00	8.73	6,446,521	$0.25	6,446,521	$0.54

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Reclassifications

Certain amounts in the 2005 condensed consolidated financial statements have been reclassified to conform to the current year presentation. Reclassifications include: “general and administrative expenses” which is now reported in the separate line items of compensation, professional services, travel, marketing, royalty, investor relations, and provision for loss on advances to joint ventures. These reclassifications did not impact the Company’s reported loss from operations.

Foreign Currency Translation

Monetary transactions in foreign currencies are translated into U. S. dollars, the functional currency, at the rate of exchange at the date of transaction. Transaction gains and losses are recognized in operating expenses within the statement of operations at the average exchange rate during the period.

Monetary assets and liabilities denominated in foreign currencies are translated into U. S. dollars, the functional currency, at the rate of exchange at the balance sheet date.

These financial statements are presented in U.S. dollars. Translation of balance sheet data from Euros’ to U.S. dollars is made at the exchange rate on the balance sheet date (1 Euro equals U.S. dollar $0.75). Translation of operating statement and cash flow amounts is made at the average exchange rate for the period (1 Euro equals U.S. dollar $.76341) Translation gains and losses are recognized within “other comprehensive loss” on the balance sheet.

Comprehensive Income (Loss)

In accordance with FASB Statement No. 130, “Reporting Comprehensive Income,” all components of comprehensive income (loss), including net income (loss) are reported in the financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss), consisting solely of foreign currency translation adjustments, are reported, net of any related tax effect to arrive at comprehensive income (loss).

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments— an amendment of FASB Statements No. 133 and 140” This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006. Management does not believe the adoption of SFAS 155 will have a material impact on the Company’s financial condition or results of operations.

FASB Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157), issued in September 2006, establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not believe the adoption of SFAS 157 will have a material impact on the Company’s financial condition or results of operations.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

In June 2006, FASB issued FIN 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB 109 Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  The Company does not expect this pronouncement to have a material effect on the financial position or results of operations of the Company.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS No. 159), which permits an entity to measure certain financial assets and financial liabilities at fair value. Pursuant to SFAS No. 159, entities that elect the fair value alternative will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value alternative may be elected on an instrument-by-instrument basis, with a few exceptions, as long as it is applied to the instrument in its entirety. The fair value alternative election is irrevocable, unless a new election date occurs. Assets and liabilities that are measured at fair value must be displayed on the face of the balance sheet. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity (1) makes that choice in the first 120 days of that fiscal year, (2) has not yet issued financial statements, and (3) elects to apply the provisions of SFAS No. 157, Fair Value Measurements. We are evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on our consolidated financial statements.

(3) PREPAID ASSETS

The following table represents the prepaid asset balance as of March 31, 2007.

Description	Amount
APPCO Deposit	$250,000
Deferred Royalty	62,499
Prepaid Insurance	53,441
Prepaid Directors Fees	21,000
Other	8,069
$395,009

On January 16, 2007 the Company entered into a stock purchase agreement with APPCO and the stock holders of APPCO, (the “sellers”). On March 13, 2007 the Company paid to the “sellers” a $250,000 non-refundable good faith deposit. The good faith deposit will be applied to the at the closing as a prepaid credit toward the Company’s obligation to pay the purchase price.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

(4) DEFERRED DEBT ISSUANCE COSTS

On January, 24, 2006, March 14, 2006, September 15, 2006, December 11, 2006, and March 13, 2007 in conjunction with the issuance of 10% convertible debentures (See Note 12), the Company paid debt issuance costs in the amount of $220,000, $65,000, $215,000, $125,000 and $140,000 respectively, to the lender. In addition, the Company issued 300,000 shares of its common stock to the lender as part of the January 24, 2006 convertible debentures. These shares had a fair value of approximately $600,000 at the date of grant. These debt issuance costs have been deferred and are being amortized using the straight-line method over the term of the convertible debenture. The convertible debentures have a three-year term, except for the December 11, 2006 debenture, which has a two-month term and the March 13, 2007 debenture, which has a 24 month term. As of March 31, 2007, $637,448 remains deferred with a current portion of $369,129.

(5) PROPERTY, PLANT AND EQUIPMENT

On January 24, 2006, the Company closed on a contract of sale, as amended, pursuant to which the Company purchased three parcels of land along with fuel terminals located on such properties for a purchase price of $1,700,000 for all three parcels. The terminals, with a total storage capacity of over 10 million gallons, and an annual throughput capacity of more than 500 million gallons, will be used for the distribution and storage of alternative fuels, including biodiesel and ethanol blends, as well as traditional hydrocarbons. In February 2006, the Company began the process of assessing the refurbishment of these fuel terminals (See Note 12 regarding refurbishment commitments and agreements).
On February 20, 2007 the Company completed the purchase of the Ashland Inc. property located at 75 Pineridge Drive, located in the city of Spartanburg, of Spartanburg County, South Carolina. Total consideration provided was $327,500.

In addition, the Company purchased property, plant and equipment consisted of the following as of March 31, 2007:

Total
Terminal improvements	$4,411,128
Terminals	1,700,000
Joint venture bio-diesel plant	373,055
Goodwill and intangibles	383,892
Equipment	139,637
7,007,712
Less accumulated depreciation	(58,205)
$6,949,507

Depreciation expense on office equipment for the period from inception to the period ended March 31, 2007 and 2006 was $46,113 and $-0-, respectively. During the three months ended March 31, 2007 and 2006, we capitalized approximately $235,123 and $-0-, respectively, of interest related to terminal refurbishment.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

(6) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

For the period from June 1, 2005 (inception) to March 31, 2007, various officers and directors of the Company agreed to defer a portion of their salaries payable until such time as adequate funds have been received by the Company. The amount deferred as of March 31, 2007 was $339,020, which is included in accounts payable and accrued expenses - related parties (See Note 12). Accounts payable and accrued expenses consisted of the following as of March 31, 2007:

	Related	Non-related
Accounts payable	$431,041	$2,420,391
Accrued expenses	605,002	1,100,325

Total	$1,036,043	$3,520,716

(7) NOTES PAYABLE

The Company’s wholly-owned subsidiary, Refuel, executed a promissory note on June 30, 2005 with John King, former Executive Director, in the amount of $316,500 (See Note 12). As of June 30, 2006, the unsecured note had a remaining principal balance of $281,500 and accrued interest of $13,959, which is included in accounts payable and accrued expenses-related parties. The unsecured note bears interest at 10% per annum with an original due date of December 1, 2005, that was extended to January 15, 2006. As of June 30, 2006 the note had not been paid off and was in default. On May 24, 2006, the Company was served with a complaint filed against the Company; however there are no adverse covenants relating to this note payable. On August 1, 2006 the Company reached a settlement in the action entitled John King v. NewGen Technologies, Inc. and Refuel America, Inc. The action was filed in the US District Court for the Western District of North Carolina. The settlement agreement included an option grant of 75,000 shares exercisable at $0.50 per share for a period of 30 months and two 12% convertible unsecured promissory notes (“Settlement Convertible Debentures”) effective August 1, 2006 in the amounts of $317,794 and $357,206 (See Note 12). As a result of the settlement, accrued expenses-related parties and notes payable were reduced by a total of $638,636. In addition, settlement expense increased by $36,364.

On April 26, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $420,000 at an interest rate of 10% for working capital purposes. Principal and interest were originally due October 26, 2006 and have been extended for another six months to April 25, 2007. As of March 31, 2007 this note had a principal balance and accrued interest of $67,474 and $23,167 respectively.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

On May 17, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $752,500 at an interest rate of 10% for working capital purposes. Principal and interest were originally due November 17, 2006 and have been extended for another six months to May 16, 2007. On December 12, 2006 the principal balance of $752,500 and interest of $43,088 was converted into company shares (See Note 11).

On June 12, 2006, the Company received an unsecured loan in the amount of $1,000,000 from Indexia Holdings Limited (“Indexia”). There is no written agreement between the parties and a note has not been executed, however the Company and Indexia orally agreed that the principal of the loan will be due and payable on December 12, 2006, along with interest of 10% per annum. On December 12, 2006 the principal balance of $1,000,000 and interest of $50,137 was converted into company shares (See Note 13).

On August 8, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 8, 2007. On December 12, 2006 the principal balance of $500,000 and interest of $17,808 was converted into company shares (See Note 13).

On August 24, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 24, 2007. On December 12, 2006 the principal and interest of $15,068 was converted into company shares (See Note 13).

On August 31, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $600,000 at an interest rate of 10% for working capital purposes. Principal and interest are due March 3, 2007. On December 12, 2006 the principal balance of $600,000 and interest of $16,932 was converted into company shares (See Note 13)..

On August 31, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $671,230 at an interest rate of 10% for working capital purposes. Principal and interest are due March 3, 2007. On December 12, 2006 the principal balance of $671,230 and interest of $20,229 was converted into company shares (See Note 13).

On December 12, $4,023,730 of the short term promissory note’s were repaid with shares of common stock of the Company. The following table summarizes the dates funds were received, the interest accrued and the total number of shares issued to satisfy the outstanding principal and accrued interest balance.

Date	Amount	Interest	Shares

05/17/06	$752,500	$43,088	3,459,080
06/12/06	1,017,500	50,137	4,641,900
08/08/06	500,000	17,808	2,251,340
08/24/06	500,000	15,068	2,239,428
08/31/06	600,000	16,932	2,682,311
08/31/06	653,730	20,229	2,930,256
	$4,023,730	$163,262	18,204,315

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

 (8) COMMITMENTS AND CONTINGENCIES

Operating Leases

The company leases office facilities, data processing, and other equipment under a combination of non-cancelable and cancelable operating lease which expire at various dates through 2011. Rent expense totaled $78,044 and $23,323 for the three months ended March 31, 2007 and 2006 respectively.

Future minimum rental payments for operating leases with initial or remaining terms in excess of one year are as follows:

Year Ending December 31:
2008	326,132
2009	158,334
2010	158,334
2011	2,802
2012	-
$645,602

Commitments

The Company has entered into three separate five-year management services contracts (commencing on October 1, 2005, November 1, 2005 and April 1, 2006) for management of three fuel terminals (storage tanks, piping and racks for dispensing) for $8,333 per month each. From June 1, 2005 (Inception) to March 31, 2007, the Company has incurred $394,167 in terminal management services.

In the first quarter 2006, the Company entered into various agreements with an engineering consultant and contractors for approximately $3,650,000 for refurbishment of its newly purchased fuel terminals located in Charlotte, NC, Spartanburg SC and Columbus GA, of which the Company has paid approximately, $3,157,000, as of March 31, 2007. The Company expects to enter into additional agreements with the engineering consultant and contractors to bring the terminals into proper working order. The Company anticipates an additional $1,684,000 will be required to complete the refurbishment of the Charlotte terminal and an additional $9,500,000, to $10,500,000 to complete the remaining terminals. The Company anticipates the Charlotte terminal will begin operations within the third quarter of 2007 with Spartanburg and Columbus to follow at the end of the second half of 2007 and first half of 2008, respectively. The fourth terminal in Spartanburg is estimated to become operational in the second half of 2008.

Contingencies

On August 25, 2006 Refuel America, Inc., the Company’s wholly-owned subsidiary, S. Bruce Wunner, the Company’s Vice-Chairman and Chief Executive Officer, and Ian Williamson, the Company’s President and Director, were served with a complaint in an action entitled Douglas Brown, Sr. v. Refuel America, Inc., Ian Williamson and S. Bruce Wunner. The action was filed in the Superior Court of the State of North Carolina, Cleveland County. Mr. Brown alleges that in return for advancing a loan of $1,000,000 to a potential acquisition candidate of Refuel, he received 3,740,424 fully paid and non-assessable shares of Refuel common stock. Mr. Brown is seeking a declaration acknowledging his ownership of the Refuel common stock and such other monetary damages as determined at trial. The Company denies all allegations and believes it has sufficient defenses on all matters. In addition, the Company intends to vigorously defend the action brought by Mr. Brown.

On October 20, 2006 Scott Deininger, a former employee, has sued NewGen for breach of contract after his employment was terminated. He currently serves as a member of the Board. The Company is seeking to settle the claim. The Company does not believe that the ultimate outcome of this matter will have a material adverse effect on the Company.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

(9) INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at March 31, 2007 are presented below:

March 31, 2007
Deferred income tax assets:
Net operating loss carry forwards	$5,330,326

Deferred income tax liabilities:	-
5,330,326
Valuation allowance	(5,330,326)
Net deferred tax assets	$-

As of March 31, 2007, the Company has a net operating loss carry forward for Federal income tax purposes in the amount of $5,330,326, which expires in 2025. The Company has recorded a valuation allowance of $5,330,326 as of March 31, 2007. The valuation allowance was recorded due to the doubt surrounding the Company’s ability to utilize the deferred tax asset.

March 31, 2007
Tax (benefit) at U.S. federal statutory rate of 34%	$(5,330,326)
Valuation allowance	5,330,326
Tax expense (benefit)	$-

(10) CONVERTIBLE DEBENTURES

On January 24, 2006, the Company consummated a securities purchase agreement (the “Purchase Agreement”) providing for the sale of its Convertible Debentures in the aggregate principal amount of $5,000,000, of which $2,200,000 was advanced immediately, $650,000 was advanced on March 14, 2006, and the remaining $2,150,000 was advanced on September 19, 2006 two days before the Company’s Registration Statement on Form SB-2 was declared effective by the Securities & Exchange Commission on September 21, 2006. As agreed to in the Purchase Agreement, the Registration Statement was to be declared effective by May 11, 2006 and was extended to June 19, 2006. However, the Company was contractually obligated to pay liquidated damages from this date to the effective deadline date September 15, 2006. As such, $171,000 was reduced from the loan proceeds received. The above debentures are currently in default due to non-payment of another debenture not paid on its maturity date. The Convertible Debentures holders may convert, at any time, the principal amount outstanding into shares of Common Stock, at a conversion price per share equal to the lesser of (i) $1.00, or (ii) eighty percent (80%) of the lowest closing bid price for the Company’s Common Stock during the five trading days immediately preceding the conversion date, subject to adjustment. The non-payment of principal and interest at the maturity date of the other convertible debentures noted below has caused these debentures to be in default.

On January 24, 2006, in connection with the sale of $2,200,000 of 10% Secured Convertible Debentures, the Company issued 300,000 shares of the Company’s Common Stock. Also, as part of the same transaction, the Company also issued a warrant for the purchase of 1,125,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share. The agreement allows for the increase in shares to match $1,125,000 if the Company sells shares at a price below $1.00 per share. The warrant expires in three years. Due to a settlement agreement dated August 1, 2006, with a former executive director and payment of notes in shares to a director on December 12, 2006 at $.23 per share (Note 12), whereby shares were issued at $0.50 and $0.23 respectively, triggering the ratchet provision of the warrant noted below. The warrant has now been increased to 4,891,304 and the exercise price decreased to $0.23 per share. The expiration date remains three years.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Upon three business days advance written notice, the Company may redeem the Convertible Debentures, in whole or part, if the closing bid price of the Company’s Common Stock at the time of such written notice is less than $1.00. In the event the Company exercises its right of redemption within 90 days of the date of issuance of the Convertible Debentures, the redemption will be calculated at 107% and thereafter the redemption will be calculated at 110% of the Convertible Debentures face value.

The Company’s obligations under the Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors.

The conversion price of the Convertible Debentures may also be adjusted in certain circumstances, such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution. Also, if we issue shares of common stock at a price below $0.23 per share, the fixed conversion price of the warrants will be reduced accordingly (the ratchet provision). As a result, the secured Convertible Debentures are not considered to be "conventional convertible debt, convertible into a fixed number of shares" as that term is used in EITF Issue 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company's Own Stock."

The warrant for the purchase of 4,891,304 shares of common stock was valued using the Black-Scholes option pricing model. Because of the potential penalties we may have to pay under the Registration Rights Agreement, this warrant has been recorded as a derivative instrument liability rather than as equity. This derivative instrument liability was initially recorded at its fair value and it is adjusted to fair value (using the Black-Scholes option pricing model) at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

On August 1, 2006 the Company reached a settlement with a former executive director. The settlement agreement included options for 75,000 shares exercisable over the next 30 months and two 12% convertible unsecured promissory notes effective August 1, 2006 in the amounts of $317,794 and $357,206 (See Notes 7and 10). These settlement debentures are convertible at a fixed price of $0.50 per share. Due to the non-payment of principal and interest at the maturity date of the December 7, 2006 convertible debentures and the lack of payment of interest subsequent to March 31, 2007 on this convertible settlement debenture, this note is in default.

On December 7, 2006, the Company entered into a $1,100,000 secured convertible debenture agreement with interest to accrue on the outstanding principal balance at an annual rate equal to ten percent (10%) with a third party lender and a warrant to purchase 815,217 shares of the Company’s stock. The Company’s obligations under the December 7, 2006 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors. The December 7, 2007 debenture is due January 6, 2007. On January 11, 2007 the due date of the December 7, 2006 debenture was extended to February 6, 2007. This note is in default. The Company is currently in the process of extending this note.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

A portion or all the amounts of principle and interest due and outstanding on the December 7, 2006 debenture is convertible into shares of common stock at any time at a price equal to $.25. In addition, the December 7, 2006 debenture includes a provision for the conversion price, upon the occurrence of an event of default, to be calculated at eighty percent (80%) of the lowest closing bid price of the common stock during the five (5) trading days immediately preceding the conversion date.

On December 20, 2006, the Company entered into an unsecured convertible debenture with a director in the amount of $2,644,400 at an interest rate of 10% for working capital purposes. Principal and interest are due June 20, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20, debenture. A portion or all the amounts of principle and interest due and outstanding on the December 20, 2006 debenture is convertible into shares of the Company’s common stock at any time at a price the lesser of (i) 80% of the average three (3) day trading price of the Common Stock during the three trading days immediately prior to the date of such election or (ii) $0.25 per share. Provided written notice, the Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20, 2006 debenture. Following the date of the notice of prepayment, the Holder shall have a period of fifteen (15) calendar days to exercise the conversion rights provided.

On February 15, 2007, the Company entered into an unsecured convertible debenture with a director in the amount of $850,000 at an interest rate of 10% for working capital purposes. Principal and interest are due May 15, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the February 15, 2007 debenture. A portion or all the amounts of principle and interest due and outstanding on the February 15, 2006 debenture is convertible into shares of the Company’s common stock at any time at a price the lesser of (i) 80% of the average three (3) day trading price of the Common Stock during the three trading days immediately prior to the date of such election or (ii) $0.25 per share. Provided written notice, the Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20th debenture. Following the date of the notice of prepayment, the Holder shall have a period of fifteen (15) calendar days to exercise the conversion rights provided.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

On March 14, 2007, the Company entered into a $1,250,000 secured convertible debenture agreement with interest to accrue on the outstanding principal balance at an annual rate equal to ten percent (10%) with a third party lender. The Company’s obligations under the March 14, 2007 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors. The March 14, 2007, debenture is due March 14, 2009, and currently is in default due to the non-payment of the principal and interest at the date of maturity of the December 7, 2006 debenture.

The Convertible Debentures are not considered to be conventional convertible debt; therefore, the embedded conversion option of the Convertible Debentures is subject to the requirements of EITF Issue 00-19. Because of the potential penalties we may have to pay under the Registration Rights Agreement, together with the fact that the conversion price of the debt can be adjusted, we are required by EITF Issue 00-19 to bifurcate the embedded conversion option and account for it as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and is be adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

The Convertible Debentures permit the Company, at its discretion, to prepay the debt (“Call Option”), plus accrued interest and applicable penalty. According to the applicable accounting guidance, including FASB Statement 133 “Accounting for Derivative Instruments and Hedging Activities” (“FASB 133”), as amended and Derivative Implementation Group - Statement 133 Implementation Issue No. B39 “Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor”, the risks and rewards of the call option are considered to be clearly and closely related to that of the host instrument. Therefore, we have not bifurcated the embedded Call Option from the host instrument and have not accounted for the Call Option separately.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

In addition, the Convertible Debentures permit the holder of the debt to require the Company to repay the debt before the due date in a default situation, either in cash or through the aforementioned conversion option (“Put Option”). Since the ability of the holder to exercise this option is contingent upon a default, according to the applicable accounting guidance, including FASB 133 and Derivative Implementation Group - Statement 133 Implementation Issue No. B16 “Embedded Derivatives: Calls and Puts in Debt Instruments,” the put option is not considered to be clearly and closely related to that of the host instrument and must be bifurcated from the host instrument. Since the Put Option must be bifurcated, it is subject the requirements of EITF Issue 00-19, and will be accounted for as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and it is adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

The proceeds received from the Convertible Debentures during the first quarter of 2006 were first allocated to the fair value of the freestanding warrant and then to the fair value of the bifurcated embedded derivative instruments included in the Convertible Debentures. Because the fair value of the warrants of $894,800 and the fair value of the bifurcated derivative instruments of $4,647,900 exceeded the proceeds received, the loan was initially recorded at $285 (a nominal value) and a charge to income of $2,692,985 was recognized to record the warrant and the bifurcated derivative instruments at their fair values. The proceeds received from the Convertible Debentures during the third quarter of 2006 were first allocated to the fair value of the bifurcated embedded derivative instrument included in the Convertible Debenture. The fair value of the bifurcated embedded derivative of $1,565,200 was less than the proceeds received and the loan was recorded at $1,565,200. There were no proceeds received from the Settlement Convertible Debentures, however, as a result of the settlement, accrued expenses-related parties and accounts payable were reduced by a total of $638,636 and settlement expense increased by $36,364. The fair value of the 75,000 options was $21,200 and the bifurcated embedded derivative of $211,200 were less than the proceeds received and the loan was recorded at $442,600. This discount, together with the stated interest on the Convertible Debentures, is being amortized using the effective interest method over the term of the Convertible Debentures. Under the effective interest method, interest expense in the earlier periods of the term of the debenture is significantly lower than in the latter periods of the term of the debenture. The weighted average effective interest rate is 53.45%.

The proceeds received from the December 7, 2006 Convertible Debentures were first allocated to the fair value of the freestanding warrant and then to the fair value of the bifurcated embedded derivative instruments included in the Convertible Debentures. The fair value of the warrants of $51,700 and the fair value of the bifurcated derivative instruments of $68,900 was less than the proceeds received and the loan was recorded at $68,900.

There were no warrants issued in conjunction with the December 20, 2006 debenture. The loan was recorded at the fair value of $704,600.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

At March 31, 2007, the following amounts were outstanding under the Convertible Debentures. See Note 12 for information on the derivative instrument liabilities related to the warrant issued and the bifurcated embedded derivative instruments related to the accompanying Convertible Debentures.

Original face value	$11,519,000
Less: Conversions	(1,960,724)
Face value, net of conversion at March 31, 2007	9,558,276
Less: unamortized debt discount	(4,122,327)
Balance at March 31, 2007	$5,435,949

Principal payments are as follows, for the fiscal years ending December 31:

2007	$9,558,276
2008	-
2009	-
2010	-
2011	-
Total	$9,558,276

(11) DERIVATIVE FINANCIAL INSTRUMENT LIABILITIES

We use the Black-Scholes option pricing model to value warrants, and the binomial method to value embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities. See Note 12 related to embedded derivative instruments that have been bifurcated from our Convertible Debentures.

In valuing the warrants and the bifurcated derivative liability instruments, at the time they were issued and at March 31, 2007, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0% and the remaining period to the expiration date of the warrants or repayment date of the convertible debt instrument. The warrant and conversion option can be exercised by the holder at any time.

The volatility factor used was approximately 100% and the risk-free rate of return used was 4.66%, based on constant maturity rates, applicable to the remaining life of the warrants and debentures. In addition a discount was used to account for the lack of marketability of the Company’s stock due to the current thinly trading share volume.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

At March 31, 2007, the following derivative liabilities related to common stock warrant and embedded derivative instruments were outstanding (See Note 12):

Issue Date	Expiration Date	Instrument	Exercise Price Per Share as of 03/31/07	Fair Market Value at 03/31/07
01/24/06	01/23/09	4,891,304 Warrants	$0.23	$657,500
12/07/06	12/07/09	815,217 Warrants	$0.23	$343,400
Fair market value of freestanding derivative instrumment liabilities for warrants				$1,000,900

Issue Date	Expiration Date	Instrument	Exercise Price Per Share as of 03/31/07	Face Value at Issuance, Net Conversions	Fair Market Value at 03/31/07
01/24/06	01/23/09	Convertible Debenture Tranch 1	$0.54	$2,100,000	$1,686,200
03/14/06	03/13/09	Convertible Debenture Tranch 2	$0.54	$203,500	169,700
09/15/06	09/15/09	Convertible Debenture Tranch 3	$0.54	$735,776	675,200
12/07/06	12/07/09	Convertible Debenture Tranch 4	$0.25	$1,100,000	1,539,400
03/14/07	03/14/09	Convertible Debenture Tranch 5	$0.54	$1,250,000	1,072,200
08/01/06	01/31/08	Settlement Convertible Debenture	$0.50	$675,000	363,000
12/20/06	06/20/07	Convertible Debenture Director	$0.71	$2,644,400	582,800
02/15/07	05/15/07	Convertible Debenture Director	$0.71	$850,000	203,300
Fair market value of bifurcated embedded derivative instrument liabilities, as noted above					6,291,800
Total derivative financial instruments					$7,292,700

Our obligation to issue shares upon conversion of our convertible debenture is essentially limitless since conversion is at the lower of $1.00 or 80% of the lowest closing bid price for the common stock for the 5 trading days before but not including the conversion date. Accordingly, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. The following is an example of the amount of shares of our common stock that were issuable as of March 31, 2007, upon conversion of the secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price of $0.72.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

Effect on shares issuable from convertible debentures as a result from declining market prices
% Below Market	Price Per Share	Number of Shares Issuable	% of Outstanding Stock
25%	0.54	23,957,741	35.77%
50%	0.36	28,947,811	43.22%
75%	0.18	49,353,756	73.68%

(12) STOCKHOLDERS’ DEFICIENCY

The total number of shares of all classes of stock which the Company is authorized to issue is 100,000,000 shares of common stock, par value $0.001 (“Common Stock”) and 10,000,000 shares of preferred stock, par value $0.001 (“Preferred Stock”). The Common Stock is identical and shall entitle each of the holders thereof to the same rights and privileges. When dividends (if any) are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Company, the holders of Common Stock is entitled to share equally, share for share, in such dividends. Each holder of Common Stock is entitled to one vote per share.

In June 2005, the Company issued 27,711,000 shares of Common Stock to founders at $0.0001 per share for total cash proceeds of $2,771 of which the remaining $2,581 was received in June 2006.

In June 2005, the Company issued a total of 424,033 shares of Common Stock to various individuals in exchange for services rendered and expense reimbursement, at $0.50 per share for a total of $212,020.

On July 29, 2005, Bongiovi Entertainment, Inc. (“Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with Refuel whereby all of the shareholders in Refuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. As part of the reverse merger between Bongiovi and Refuel, warrants were issued to two shareholders to purchase 2,255,000 common shares. One warrant for 2,155,000 common shares has no expiration date and has an exercise price of $0.001 per share. The other warrant for 100,000 common shares is exercisable for a term of five years and has an exercise price of $5.00 per share.

During August and September, 2005 the Company sold 4,225,500 shares of Common Stock to various individuals at $0.50 per share for cash proceeds of $2,087,750 and a subscription receivable of $25,000 which was received in December 2005.

On September 9, 2005, the Company issued to four employees options to purchase 300,000 shares at $0.50 per share, having an intrinsic value of $885,000. In 2006, one employee forfeited his options with an intrinsic value of $133,672. There are now 225,000 shares that vest over a two year period, having an intrinsic value of $299,609 of which $161,327 remains deferred as of March 31, 2007. The excess of the fair market value over the intrinsic value of $137,683 had been amortized on a pro forma basis per SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123”. However, with the adoption of SFAS 123 (R) “Share Based Payment” this amount is now being expensed. The additional amount expensed in 2007 was $12,908 and $21,513 remains unamortized as of March 31, 2007.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

On October 10, 2005, the Company issued to one employee options to purchase 500,000 shares at $1.00 per share with vesting over a four year period, having an intrinsic value of $600,000, of which $437,500 was written off to additional paid in capital due to these shares being forfeited in conjunction with the forfeiture of these options as of September 30, 2006. The excess of the fair market value over the intrinsic value of $474,937 had been amortized on a pro forma basis per SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123”.

During November and December 2005, the Company issued a total of 1,094,000 shares of Common Stock to various individuals who exchanged services, future services and expense reimbursements at $0.50 per share totaling $547,000. As of September 30, 2006 the full amount has been amortized.

In December 2005, the Company agreed to issue a total of 13,000 shares of Common Stock to various individuals in exchange for services rendered and future services at $1.00 per share totaling $13,000. The subscription was received and these shares were issued during the quarter ended March 31, 2006.

In December 2005, the Company sold 1,070,200 shares of Common Stock to various individuals at $1.00 per share for cash proceeds of $265,200 and a subscription receivable of $805,000. At December 31, 2005 these shares were reflected as common stock to be issued and were subsequently issued during the quarter ended March 31, 2006. In conjunction with the sale of shares of Common Stock in December 2005, the Company agreed to issue a warrant having a fair value of $217,852 to purchase 140,000 shares of the Company’s Common Stock at an exercise of $1.50 per share. The warrant was issued on January 16, 2006 and expires in 5 years.

During the nine months ended 2006, the Company sold and issued 440,000 shares of Common Stock to various individuals and a mutual fund at $1.00 per share for cash proceeds of $440,000 and received $807,583 from subscriptions receivable on common stock sold in 2005.

On January 24, 2006, the Company issued 300,000 common shares having a fair market value of $600,000 in conjunction with sale of its Convertible Debentures (See Note 12).

On August 1, 2006, as part of a settlement agreement with a former executive director, the Company issued 75,000 fully vested options at an exercise price of $0.50 per share having an expiration date of January 15, 2009.

On August 22, 2006, $100,000 of the Company’s Convertible Debentures (See Note 12) were converted into 390,625 shares at a per share price of $0.256, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.32.

On September 5, 2006, the Company has terminated its interest in consummating the AG Global Partners, Ltd. joint venture and has paid them a cash payment of $110,000 and 562,500 shares of the Company’s Common Shares, having a fair market value of $225,000 and 562,500 shares was paid by a former executive director. This potential joint venture has been terminated.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

On October 6, 2006, 3,040,000 options, not part of the Company’s NQSO plan, were granted to five directors and one officer. These options vest immediately and are exercisable at $1.00 per shares exercisable over a period of ten years. The fair value of these options was estimated at the date of grant to be $672,984 using the Black-Scholes option pricing model with the following assumptions and expensed:

2006
Risk free interest rate	4.64%
Volatility factor	128%
Term in years	10.00
Expected dividend yield	-

On October 11, 2006, $50,000 of the Company’s Convertible Debentures (See Note 12) were converted into 416,667 shares at a per share price of $0.12, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.15.

On November 13, 2006, $25,000 of the Company’s Convertible Debentures (See Note 12) were converted into 189,394 shares at a per share price of $0.132, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.165.

On November 21, 2006, $100,000 of the Company’s Convertible Debentures (See Note 12) were converted into 806,452 shares at a per share price of $0.124, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.155.

On November 22, 2006, $100,000 of the Company’s Convertible Debentures (See Note 12) were converted into 806,452 shares at a per share price of $0.124, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.155.

On November 29, 2006, $15,000 of the Company’s Convertible Debentures (See Note 12) were converted into 104,667 shares at a per share price of $0.144, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.18.

On December 12, 2006 $3,006,230 of the Company’s notes Payable and $112,123 (See Note 12) of accrued interest was repaid with 13,558,058 shares at a per share price of $.23 which is calculated at a rate equal to the lesser of (i) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of such election or (ii) $0.25 per share.

On December 12, 2006 $1,017,500 of the Company’s notes payable and $51,139 (See Note 12) of accrued interest was repaid with 4,646,257 shares at a per share price of $.23 which is calculated at a rate equal to the lesser of (i) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of such election or (ii) $0.25 per share.

On December 21, 2006, the Company issued 500,000 and 1,350,000 of common stock to two individuals in exchange for consulting services received.

On December 27, 2006, $89,224 of the Company’s Convertible Debentures (See Note 12) were converted into 247,844 shares at a per share price of $0.36, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.45.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

On January 17, 2007 $800,000 of the Company’s Convertible Debentures (See Note 12) were converted into 1,526,718 shares at a per share price of $0.524, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.655.

On February 20, 2007, $235,000 of the Company’s Convertible Debentures (See Note 12) were converted into 367,188 shares at a per share price of $0.64, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.80.

On March 5, 2007, $434,000 of the Company’s Convertible Debentures (See Note 12) were converted into 723,334 shares at a per share price of $0.60, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.75.

On March 9, 2007, $12,500 of the Company’s Convertible Debentures (See Note 12) were converted into 20,833 shares at a per share price of $0.60, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.75.

On February 28, 2007, the warrant dated August 1, 2005, for 2,155,000 shares of stock was exercised. The warrants exercised had a par value per share of $.001.

On March 27, 2007, the Company issued options to purchase 500,000 shares at $1.00 per share with immediate vesting, to a director. These options expire in ten years. The fair value of these options was estimated at the date of grant to be $325,910 using the Black-Scholes option pricing model. The Company used the same assumptions as noted for the October 6, 2006 options grant date. In addition the Company has authorized various options and warrants to be issued upon the completion of the APPCO acquisition to various directors, employees and other third parties involved with the transaction.

(13) RELATED PARTY TRANSACTIONS

Various officers and directors of the Company agreed to defer a portion of their salaries, payable, until such time as adequate funds have been received by the Company. The amount deferred as of March 31, 2007 was $347,895, which is included in accounts payable and accrued expenses - related parties (See Note 12).

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

On July 1, 2005, the Company entered into an assignment and royalty agreement with two directors and shareholders of the Company, whereby various Great Britain patent applications were assigned to the Company. According to the terms of the agreement, the Company was required to pay $250,000 at the inception of the agreement (paid July 1, 2005) and a continuing royalty fee of the greater of $250,000 or 0.1% of the aggregate products sold per year utilizing the assigned patents during the term of the royalty agreement (indefinite until cancelled by either the directors or the Company). As of December 31, 2006 the agreement was renewed and $125,000 of agreement has been expensed. The balance of $250,000 has been accrued and is included in related party payables (See Note #5).

On September 14, 2005, the Company entered into a two-month management services agreement with Treasure Coast Capital Partners (“TCCP”), a company owned by a shareholder and officer of the Company. The agreement provided for the Company to pay $43,250 in fees, of which $30,000 has been paid. This agreement has not been renewed.

On November 1, 2005, the Company acquired all of the issued and outstanding equity of Advanced Fuel Chemistry, Inc., a company jointly owned by a member of the Company’s board of directors and president, for a purchase price of $1. At the date of acquisition, Advanced Fuel Chemistry, Inc. was an inactive company having no assets or liabilities.

The Company’s obligations in connection with the Convertible Debentures (See Notes 9 & 10) are secured by substantially all of the Company’s assets. In addition, the vice-chairman has granted a security interest in 214,916 shares of the Company’s common stock that he owns, the president has granted a security interest in 5,000,000 shares of the Company’s common stock that he owns, the chief financial officer has granted a security interest in 115,000 shares of the Company’s common stock that he owns and a director has granted a security interest in 5,000,000 shares of the Company’s common stock that he owns.

On April 26, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $420,000 at an interest rate of 10% for working capital purposes. Principal and interest were originally due October 26, 2006 and have been extended for another six months to April 25, 2007. As of March 31, 2007 this note had a principal balance and accrued interest of $67,474 and $23,167 respectively.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

On May 17, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $752,500 at an interest rate of 10% for working capital purposes. Principal and interest were originally due November 17, 2006 and have been extended for another six months to May 16, 2007. On December 12, 2006 the principal balance of $752,500 and interest of $43,088 was converted into company shares, see Note 12.

On June 12, 2006, the Company received an unsecured loan in the amount of $1,000,000 from Indexia Holdings Limited (“Indexia”). There is no written agreement between the parties and a note has not been executed, however the Company and Indexia have orally agreed that the principal of the loan will be due and payable on December 12, 2006, along with interest of 10% per annum. On December 12, 2006 the principal balance of $1,000,000 and interest of $50,137 was converted into company shares, see Note 12.
On August 8, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 8, 2007. On December 12, 2006 the principal balance of $500,000 and interest of $17,808 was converted into company shares, see Note 12.

On August 24, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 24, 2007. On December 12, 2006 the principal and interest of $15,068 was converted into company shares, see Note 12.

On August 31, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $600,000 at an interest rate of 10% for working capital purposes. Principal and interest are due March 3, 2007. On December 12, 2006 the principal balance of $600,000 and interest of $16,932 was converted into company shares, see Note 12.

On August 31, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $671,230 at an interest rate of 10% for working capital purposes. Principal and interest are due March 3, 2007. On December 12, 2006 the principal balance of $671,230 and interest of $20,229 was converted into company shares, see Note 12.

On December 12, $4,023,730 of the short term promissory note’s were repaid with shares of common stock of the Company. The following table summarizes the dates funds were received, the interest accrued and the total number of shares issued to satisfy the outstanding principal and accrued interest balance.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

On December 20, 2006, the Company entered into an unsecured convertible debenture with a director in the amount of $2,644,400 at an interest rate of 10% for working capital purposes. Principal and interest are due June 20, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20, 2006 debenture (See Note 12).

On February 15, 2007, the Company entered into an unsecured convertible debenture with a director in the amount of $850,000 at an interest rate of 10% for working capital purposes. Principal and interest are due May 15, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the February 15, 2007 debenture.

(14) GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has a working capital deficiency of $7,012,498 and a stockholders’ deficiency of $7,077,149 as of March 31, 2007 and a net loss of $21,112,243and a cash flow deficiency from operations of $9,484,887 for the period from June 1, 2005 (inception) to March 31, 2007. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s existence is dependent on management’s ability to develop profitable operations and resolve the Company’s liquidity problems. In order to improve the Company’s liquidity, management is actively pursuing additional equity and debt financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its efforts to raise additional financing.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONDENDSED CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2007
(UNAUDITED)

(15) SUBSEQUENT EVENTS

On April 3, 2007, the Company entered into a $325,000 convertible debenture with a third party lender. The note bears interest at 10% and is due on April 3, 2009. The Company’s obligations under the April 3, 2007 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors

On April 4, 2007, the Company entered into an addendum to the stock purchase agreement originally dated January 16, 2007 and amended and extended on February 28, 2007, March 7, 2007, March 12, 2007 to effectively provide that neither party can unilaterally terminate that certain Stock Purchase Agreement, , prior to the end of business on April 30, 2007 due to the failure to close the Appco acquisition provided, that, NewGen pays to the Sellers another $250,000 as a non-refundable good faith deposit prior to the end of business on April 5, 2007. This non-refundable second good faith deposit will be applied at the Closing as a pre-paid credit toward NewGen’s obligation to pay the purchase price. On April 5, 2007, NewGen paid Appco the $250,000 non-refundable good faith deposit. In the event the closing does not occur on or prior to the end of business on April 30, 2007 APPCO has granted an additional extension to May 29, 2007, provided the Company pay another $250,000 non-refundable deposit, which will be applied to the purchase price at the closing.

On April 24, 2007, Noel M. Corcoran resigned from his position as director of the Company. Notification of such resignation was provided to the Company on April 24, 2007 via a letter sent by Mr. Corcoran to the Company’s Board of Directors.

On May 5, 2007, the Company forgave $1,109,824 in debt to IPF GmbH.

On May 16, 2007, the Company defaulted on a convertible debenture, from a former director, with a 10% interest rate entered into on February 15, 2007 with a maturity date for payment of principal in the amount of $850,000 and interest in the amount of $21,014 as of May 15, 2007.

On May 16, 2007, the Company and Appalachian Oil Company, Inc. (“Appco”) and the stockholders of Appco (the “Sellers”) entered into a verbal addendum, effectively providing that neither party can unilaterally terminate that certain Stock Purchase Agreement, dated as of January 16, 2007, as amended, prior to the close of business on June 7, 2007 due to the failure to close the Appco acquisition prior to such time.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders of:
NewGen Technologies, Inc. and Subsidiaries (a development stage company)

We have audited the accompanying consolidated balance sheets of NewGen Technologies, Inc. and subsidiaries (a development stage company) (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the year ended December 31, 2006 and for the period from June 1, 2005 (inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NewGen Technologies, Inc. and subsidiaries (a development stage company) as of December 31, 2006 and 2005 and the results of their operations and their cash flows for the year ended December 31, 2006 and the period from June 1, 2005 (inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company has a working capital deficiency of $3,969,955 and a stockholders' deficiency of $6,692,749 as of December 31, 2006 and a net loss of $18,823,599 and a cash flow deficiency from operations of $8,263,109 for the period from June 1, 2005 (inception) to December 31, 2006. These matters raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SKODA MINOTTI & COMPANY

Mayfield Village, OH
March 30, 2007

NEWGEN TECHNOLOGIES, INC.
(A development stage company)
CONSOLIDATED BALANCE SHEET

ASSETS
	December 31,	December 31,
	2006	2005
CURRENT ASSETS
Cash	$444,563	$151,430
Accounts receivable, net of allowance of $386,661	445,916	-
Unbilled revenue	69,350	-
Deposits	20,710	340,000
Prepaid assets	222,233	131,368
Pending acquisition costs	378,510	-
Deferred debt issuance costs	411,605	-

Total Current Assets	1,992,887	622,798

Long term deferred debt issuance costs	407,695	-
Property, plant and equipment, net of accumulated depreciation	6,359,488	6,488
of $15,973 in 2006 and $1,620 in 2005
Investment in IPF America	46,324	-
Total Other Assets	6,813,507	6,488

TOTAL ASSETS	$8,806,394	$629,286

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Notes payable and convertible debentures - related parties
net of unamortized discount of $652,106	$2,094,236	$281,500
Notes payable and convertible debentures -non-related
net of unamortized discount of $12,667	1,087,333	-
Accounts payable and accrued expenses - related parties	844,060	967,767
Accounts payable and accrued expenses - non-related	1,937,212	364,853

Total Current Liabilities	5,962,841	1,614,120

LONG TERM LIABILITIES
Convertible debentures, net of unamortized discount of $4,178,274	1,017,502	-
Derivative financial instrument liability	8,518,800	-
Total Long Term Liabilities	9,536,302	-

TOTAL LIABILITIES	15,499,143	1,614,120

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
62,190,140 shares issued and outstanding 2006 and 36,788,024 in 2005	62,190	36,788
Additional paid-in capital	12,321,550	4,322,753
Common stock to be issued (1,083,200)	-	1,083,200
Common stock subscriptions receivable	-	(807,581)
Deferred equity-based expenses	(244,295)	(1,355,914)
Accumulated other comprehensive income	(8,595)	-
Deficit accumulated during development stage	(18,823,599)	(4,264,080)
TOTAL STOCKHOLDERS' DEFICIENCY	(6,692,749)	(984,834)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$8,806,394	$629,286

The accompanying notes are an integral part of the consolidated financial statements.

NEWGEN TECHNOLOGIES, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Three Months Ended Dec. 31, 2006 (unaudited)	For the Three Months Ended Dec. 31, 2005 (unaudited)	For the Twelve Months Ended Dec. 31, 2006	For the Period From June 1, 2005 (Inception) to Dec. 31, 2005	For the Period From June 1, 2005 (Inception) to Dec. 31, 2006
Revenues	$724,353	$-	$916,270	$-	$916,270

Consulting cost of goods and services	238,896	-	238,896	-	238,896
Compensation	1,842,727	818,150	4,192,025	1,650,000	5,842,025
Professional services	1,892,847	384,388	3,884,180	1,366,000	5,250,180
Travel	198,771	199,809	744,400	452,000	1,196,400
Marketing	(7,675)	(1,699)	2,034	241,000	243,034
Royalty	125,000	62,500	250,000	125,000	375,000
Investor relations	191,056	88,735	393,816	118,000	511,816
Write offs and provisions for losses	107,703	-	229,248	108,000	337,248
General and administrative expenses	301,546	99,738	816,848	170,973	987,821

Loss from operations	(4,166,517)	(1,651,621)	(9,835,177)	(4,230,973)	(14,066,150)

Other income (expenses)
Derivative instrument income (expense)	(4,641,065)	-	(3,422,350)	-	(3,422,350)
Other		-	(9,877)	-	(9,877)
Interest	(227,465)	(7,095)	(315,929)	(27,232)	(343,161)
Settlements and penalties	-	-	(542,444)	-	(542,444)
Amortization of deferred
debt issuance costs	(238,623)	-	(405,700)	-	(405,700)
Bank fees and escrow fees	(11,054)	(2,129)	(28,043)	(5,875)	(33,918)
Total other income (expenses)	(5,118,207)	(9,224)	(4,724,343)	(33,107)	(4,757,450)

Loss before provision for income taxes	(9,284,724)	(1,660,845)	(14,559,519)	(4,264,080)	(18,823,599)

Provision for income taxes	-	-	-	-	-

Net loss	(9,284,724)	(1,660,845)	(14,559,519)	(4,264,080)	(18,823,599)

Other comprehensive (loss)
Foreign currency translation adjustments	(10,461)	-	(8,595)	-	(8,595)

Comprehensive (loss)	$(9,295,185)	$(1,660,845)	$(14,568,114)	$(4,264,080)	$(18,832,194)

Loss per share - basic and diluted	$(0.21)	$(0.05)	$(0.36)	$(0.12)	$(0.50)

Weighted average number of common
shares outstanding - basic and diluted	44,987,337	34,398,490	40,046,106	34,398,490	37,958,732

The accompanying notes are an integral part of the consolidated financial statements.

NEWGEN TECHNOLOGIES, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2006

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Common Stock to be issued	Common Stock Subscriptions Receivable	Deferred Equity Based Expenses	Accumulated Other Comprehensive Income (Loss)	Deficit Accumulated During Development Stage	Total
Balance at June 1, 2005	-	$-	$-	$-	$-	$-	$-	$-	$-

Issuance of shares of common stock to founders in exchange for subscriptions receivable	27,711,000	27,711	(24,940)	-	(2,581)	-	-	-	190

Issuance of shares of common stock in exchange for services and expense reimbursement	424,033	424	211,596	-	-	-	-	-	212,020

Transfer of shares of common stock in a share exchange agreement	3,333,491	3,333	(3,333)	-	-	-	-	-	-

Common stock to be issued for cash (4,225,500 shares)	-	-	-	2,112,750	(25,000)	-	-	-	2,087,750

Common stock to be issued for services and expense reimbursement (1,094,000 shares)	-	-	-	547,000	-	(122,641)	-	-	424,359

Non-cash compensation expense for intrinsic value of options granted in September	-	-	885,000	-	-	(737,500)	-	-	147,500

Issuance of shares of common stock	4,225,500	4,226	2,108,524	(2,112,750)	25,000	-	-	-	25,000

Non-cash compensation expense for intrinsic value of options granted in October	-	-	600,000	-	-	(562,500)	-	-	37,500

Issuance of shares of common stock	1,094,000	1,094	545,906	(547,000)	-	70,727	-	-	70,727

Common stock to be issued for services and expense reimbursement (13,000 shares)	-	-	-	13,000	-	(4,000)	-	-	9,000

Common stock to be issued for cash (265,200 shares)	-	-	-	265,200	-	-	-	-	265,200

Common stock and warrant to be issued in exchange for subscriptions receivable (805,000 shares)	-	-	-	805,000	(805,000)	-	-	-	-

Net loss								(4,264,080)	(4,264,080)
Balance at December 31, 2005	36,788,024	36,788	4,322,753	1,083,200	(807,581)	(1,355,914)	-	(4,264,080)	(984,834)

The accompanying notes are an integral part of the consolidated financial statements.

Continued

NEWGEN TECHNOLOGIES, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM JUNE 1, 2005 (INCEPTION) TO DECEMBER 31, 2006

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Common Stock to be issued	Common Stock Subscriptions Receivable	Deferred Equity Based Expenses	Accumulated Other Comprehensive Income (Loss)	Deficit Accumulated During Development Stage	Total
Balance at January 1, 2006	36,788,024	36,788	4,322,753	1,083,200	(807,581)	(1,355,914)	-	(4,264,080)	(984,834)

Issuance of shares of common stock	1,523,200	1,523	1,521,679	(1,083,200)	805,000	-	-	-	1,245,002

Amortization of compensation expense and services for the three months ended March 31, 2006	-	-	46,894	-	-	172,790	-	-	219,684

Issuance of shares of common stock in exchange for subscriptions in conjunction with issuance of receivable (805,000 shares) convertible debentures	300,000	300	599,700	-	-	-	-	-	600,000

Payment for Shares of common stock previously issued	-	-	-	-	2,581	-	-	-	2,581

Amortization of compensation expense and services for the three months ended June 30, 2006	-	-	42,591	-	-	112,585	-	-	155,176

Cancellation of options granted in 2005	-	-	(160,305)	-	-	160,305	-	-	-

Conversion of Cornell Debenture on August 22, 2006	390,625	391	99,610	-	-	-	-	-	100,001

Amortization of compensation expense and services for the three months ended Sept. 30, 2006	-	-	42,591	-	-	132,970	-	-	175,561

Equity based settlement	562,500	563	224,437	-	-	-	-	-	225,000

Cancellation of options granted in 2005	-	-	(437,500)	-	-	437,500	-	-	-

Non-cash compensation expense for intrinsic value of options on October 6, 2006			672,984	-	-	-	-	-	672,984

Conversion of Convertible Debenture on October 11, 2006	416,667	417	49,583	-	-	-	-	-	50,000

Conversion of Convertible Debenture on November 13, 2006	189,394	189	24,811	-	-	-	-	-	25,000

Conversion of Convertible Debenture on November 21, 2006	806,452	806	99,194	-	-	-	-	-	100,000

Conversion of Convertible Debenture on November 24, 2006	806,452	806	99,194	-	-	-	-	-	100,000

Conversion of Convertible Debenture on November 24, 2006	104,667	105	14,895	-	-	-	-	-	15,000

Conversion of Convertible Debenture on December 27, 2006	247,844	248	88,976	-	-	-	-	-	89,224

Conversion of Convertible Debenture on December 12, 2006	13,558,058	13,558	3,104,795	-	-	-	-	-	3,118,353

Conversion of Convertible Debenture on December 12, 2006	4,646,257	4,646	1,063,993	-	-	-	-	-	1,068,639

Amortization of compensation expense and services for the three months ended December 31, 2006	-	-	12,907	-	-	95,469	-	-	108,376

Common stock issued for services on December 21, 2006	1,350,000	1,350	808,650	-	-	-	-	-	810,000

Common stock issued for services on December 21, 2006	500,000	500	299,500	-	-	-	-	-	300,000

FAS 123R valuation adjustment for	-	-	(320,382)	-	-	-	-	-	(320,382)

Foreign currency translation gain	-	-	-	-	-	-	(8,595)	-	(8,595)

Net loss	-	-	-	-	-	-	-	(14,559,519)	(14,559,519)

Balance at December 31, 2006	62,190,140	$62,190	$12,321,550	$-	$-	$(244,295)	$(8,595)	$(18,823,599)	$(6,692,749)

The accompanying notes are an integral part of the consolidated financial statements.

NEWGEN TECHNOLOGIES, INC.
(A development stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			For the Period
	For the Twelve	June 1, 2005	From June 1, 2005
	Months Ended	(Inception) to	(Inception) to
	December 31, 2006	December 31, 2005	December 31, 2006
Cash flows from operating activities:
Net loss	$(14,559,519)	$(4,264,080)	$(18,823,599)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	15,973	1,620	17,593
Recognition of deferred equity based expense	658,799	716,106	1,374,905
Non-cash compensation expense	1,462,600	185,000	1,647,600
Accretion of debt discount on convertible debentures	253,403	-	253,403
Amortization of deferred debt issuance costs	405,700	-	405,700
Loss on derivative instruments	3,422,350	-	3,422,350
Amortization of royalty agreement	250,000	125,000	375,000
Non-cash expenses settled in equity	163,262	-	163,262
Equity based settlement stock issued	277,714	-	277,714
Gain on equity earnings on IPF America	(29,678)	-	(29,678)

Changes in operating assets and liabilities:
(Increase) in accounts receivable	(401,669)	-	(401,669)
(Increase) in prepaid royalty	-	(250,000)	(250,000)
(Increase) in prepaid assets and deposits	228,424	(6,368)	222,056
(Increase) in other current assets	(113,594)	-	(113,594)
Increase in accounts payable
and accrued expenses - related parties	505,711	967,767	1,473,478
Increase in accounts payable and accrued expenses - non-related	1,076,018	364,853	1,440,871
Note payable issued for expenses paid on behalf of the Company
and accrued interest, net of repayments	-	281,500	281,500

Net cash used in operating activities	(6,384,506)	(1,878,602)	(8,263,108)

Cash flows from investing activities:
Purchases of property, plant and equipment	(5,966,843)	(8,108)	(5,974,951)
Deposit on land and improvements	-	(340,000)	(340,000)
Acquisition of IPF entities	(351,067)	-	(351,067)
Pending acquisition costs	(378,510)	-	(378,510)
Joint venture dissolution	(110,000)		(110,000)
Net cash used in investing activities	(6,806,420)	(348,108)	(7,154,528)

Cash flows from financing activities:

Proceeds from convertible debentures	8,744,368	-	8,744,368
Proceeds from notes payable	4,443,731	-	4,443,731
Payment of debt issuance costs	(625,000)	-	(625,000)
Proceeds received for common stock issued to founders	-	190	190
Proceeds received from common stock to be issued	-	2,377,950	2,377,950
Proceeds received for common stock issued	1,247,581	-	1,247,581
Repayment of notes payable to related parties	(318,026)	-	(318,026)

Net cash provided by financing activities	13,492,654	2,378,140	15,870,794

Effect of foreign currency translation on cash	(8,595)	-	(8,595)

Net increase in cash	293,133	151,430	444,563

Cash, beginning of period	151,430	-	-

Cash, end of period	$444,563	$151,430	$444,563

Non cash investing and financing activities:

Common stock issued for deferred equity based expenses	$-	$910,234	$910,234

Conversion of debenture into stock	$479,224	$-	$479,224

Conversion of note payable and interest into common stock	4,186,992	-	4,186,992

Common stock issued with the convertible debentures
and included in deferred debt costs	$600,000	$-	$600,000

Settlement of debt with issuance of common stock	$225,000	$-	$225,000

Increase in derivative financial instrument liability with
corresponding increase in discount on convertible debentures	$5,471,760	$-	$5,471,760

Interest paid	$27,000	$-	$27,000

The accompanying notes are an integral part of the consolidated financial statements.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

(1) ORGANIZATION

Refuel (a development stage company), was incorporated on June 1, 2005 under the laws of the state of Delaware.  Refuel was formed for the purpose of developing and distributing innovative alternative fuels including biodiesel.  Refuel’s offices are located in Charlotte, North Carolina. The Company’s fiscal year end is December 31.

On July 29, 2005, Bongiovi Entertainment, Inc. (“Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with Refuel whereby all of the shareholders in Refuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. As part of the reverse merger between Bongiovi and Refuel, warrants were issued to two shareholders to purchase 2,255,000 common shares. One warrant for 2,155,000 common shares has no expiration date and has an exercise price of $0.001 per share. The other warrant for 100,000 common shares is exercisable for a term of five years and has an exercise price of $5.00 per share. Under generally accepted accounting principles, a company whose stockholders receive over fifty percent of the stock of the surviving entity in a business combination is considered the acquirer for accounting purposes.  Accordingly, the transaction was accounted for as an acquisition of Bongiovi, the legal acquirer, and a recapitalization of Refuel, the accounting acquirer.

On August 10, 2005, to effect a name change, Bongiovi executed a merger and reorganization agreement with the sole shareholder of NewGen Technologies, Inc, a newly formed Nevada corporation. This transaction effectively changed the registrant’s name from Bongiovi Entertainment, Inc. to NewGen Technologies, Inc.

On November 30, 2005, the Company formed a joint venture named Actanol BioEngineering, LLC, with Actanol Service, Ltd., a provider of alternative energy and biofuel plant solutions, to conduct the business of design, engineering, contracting, building, staffing and managing the feasibility and operational processes of various types of biofuel plants and agro-refineries. On August 15, 2006, the Company increased its ownership interest from 50% voting interest to 60% and from 50% to 60% allocation share of Actanol BioEngineering, LLC’s profits and losses. Additionally, Actanol BioEngineering LLC changed its capital structure from a limited liability company to a corporation. The Company has advanced $1,660,899 for initial start up costs to Actanol BioEngineering, LLC as of December 31, 2006. Additional $40,000 contributions for working capital were made subsequent to December 31, 2006. The Company has included this entity in its consolidated financial statements as of December 31, 2006 and for the period from June 1, 2005 (inception) to December 31, 2006.

On August 18, 2006 the Company’s majority owned subsidiary Actanol, Inc. acquired all of the issued and outstanding capital stock of a privately held company, Blitz 06-149 GmbH., a German shelf company with no assets or liabilities set up for the purpose of accelerating the legal process of setting up a German corporation for approximately $34,000. Blitz 06-149 subsequently changed its name to Actanol GmbH and on September 1, 2006 acquired 98.8% of IPF Germany GmbH for approximately $8,800 from Industrie Planung Fischer AG, an entity in German insolvency proceedings. As required by the insolvency administrator, an interest bearing two month working capital loan of $317,125, held in escrow under the control of the insolvency administrator was set up and used during the months of September and October 2006. This loan has a term of one year and an interest rate of 10%. Accordingly, it is eliminated in consolidation. Additionally, on September 1, 2006 IPF Germany GmbH acquired for approximately $308,000 all the assets of Industrie Planung Fischer AG, including 99% of the outstanding stock of IPF Polska and 30% of the outstanding stock of IPF America, Inc. The aggregate acquisition price for all transactions described above was approximately $351,000, which was paid entirely in cash. Management estimated the net fair value of the assets and stock purchased to be approximately $351,000, as shown in Note 2.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

The acquisition of the IPF entities including the assets of Industrie Planung Fischer AG, a provider of project engineering, project management and engineering consulting services, compliment and optimize Actanol, Inc.’s ability to provide full service biofuel plant design, building, staffing and management solutions.

On September 26, 2006 the Company formed a joint venture named NewGen Biofuels Asia Pte Ltd (“NBA”) a company registered in Singapore, with Palmbio Venture Pte Lte, a company registered in Singapore, for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 68% voting interest. The Company has no commitments to fund initial start up costs and working capital, however, as of September 30, 2006; the Company has advanced $190,000 in costs prior to creation of NBA. Additional working capital requirements will be treated as shareholder loans. As of December 31, 2006 $92,000 was loaned to NBA for working capital. As of December 31, 2006 the total amount recorded as loans to NBA is $282,000. An additional $27, 000 was loaned to NBA for working capital subsequent to December 31, 2006.

The Company has not generated any significant revenues since inception and the Company is in the process of raising additional capital and financing for future operations (see Note 13).

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Restatement

On August 29, 2006, the Company restated its financial statements as of and for the three months ended March 31, 2006 and for the period from June 1, 2005 (Inception) to March 31, 2006 to reflect changes in the valuation of our embedded derivative financial instrument liability due to the use of a more comprehensive modeling tool for valuing such complex derivative financial instruments and the identification of other embedded derivative financial instruments. The amounts reported in the accompanying condensed consolidated financial statements as of and for the twelve months ended December 31, 2006 and for the period from June 1, 2005 (Inception) to December 31, 2006 reflect these restated amounts.

Revenue Recognition and Valuation of Unbilled Revenues

Revenue is recognized only when all of the following are present: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, our fee to the client is fixed or determinable, and collectability is reasonably assured. These criteria are in accordance with GAAP and SEC Staff Accounting Bulletin No. 104 (SAB 104). The Company currently offers engineering services, project management and logistical support to its clients. Revenues are recorded in the period in which services are provided and meet revenue recognition criteria in accordance with SAB 104. The Company bills clients based upon a predetermined agreed upon fixed fee or based on actual hours incurred on client projects at expected net realizable rates per hour, plus agreed upon out-of-pocket expenses. The cumulative impact on any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of NewGen Technologies, Inc., its wholly owned subsidiaries majority owned (greater than 50% owned) subsidiaries and all variable interest entities (VIE’s) (collectively, the “Company”) for which the Company is the primary beneficiary. All material inter-company accounts and transactions have been eliminated in consolidation.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Variable Interest Entities

In general, a VIE is a corporation, partnership, limited-liability corporation, trust or any other legal structure used to conduct activities or hold assets that either 1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; 2) has a group of equity owners that are unable to make significant decisions about its accountabilities; or 3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. FIN 46 (R) requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE’s activities, is entitled to receive a majority of the VIE’s residual returns, or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary must record all of the VIE’s assets, liabilities and non-controlling interests at fair value and account for the VIE as if it were consolidated based on majority voting interest.

Joint Ventures

The Company intends to operate certain of its manufacturing and distribution business through various joint ventures. Upon the adoption of FIN 46 (R), the Company has consolidated all joint ventures that were determined to be VIE’s and where the Company is the primary beneficiary.

On September 2, 2005, the Company formed a joint venture, named Advanced Biotechnologies, LLC, with Advanced Biotechnologies, Inc. for the purpose of blending, processing, storing, distributing and selling biodiesel, biodiesel mixtures and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of Advanced Biotechnologies, LLC’s profits and losses. The Company has contributed capital of $655,392 for initial start up costs to Advanced Biotechnologies, LLC as of December 31, 2006. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its consolidated financial statements as of December 31, 2006 and for the period from June 1, 2005 (inception) to December 31, 2006.

On November 8, 2005, the Company formed a joint venture, named PowerSHIFT Biofuels of Iowa, LLC, with PowerSHIFT Energy Company, Inc., for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of PowerSHIFT Biofuels of Iowa, LLC’s profits and losses. The Company has contributed capital of $210,090 for initial start up costs to PowerSHIFT Biofuels of Iowa, LLC as of December 31, 2006. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its consolidated financial statements as of December 31, 2006 and for the period from June 1, 2005 (inception) to December 31, 2006. The Company currently is in the process of dissolving this joint venture.

On November 8, 2005, the Company formed a joint venture, named PowerSHIFT Biofuels of Hawaii, LLC, with PowerSHIFT Energy Company Inc., for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 50% voting interest and a 50% allocation share of PowerSHIFT Biofuels LLC’s profits and losses. As of December 31, 2006, there has been no activity in the joint venture. Therefore, the Company has not advanced any capital for initial start up costs to PowerSHIFT Biofuels of Hawaii, LLC. The Company has concluded that this joint venture is a VIE and accordingly has included this entity in its consolidated financial statements as of December 31, 2006 and for the period from June 1, 2005 (inception) to December 31, 2006. The Company currently is in the process of dissolving this joint venture.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

On November 29, 2005, the Company signed an agreement with AG Global Partners, Ltd., that included several provisions that if agreed, would then lead to the formation of a joint venture named NewGen Fuel Technologies, Ltd., a company registered in the United Kingdom. The purpose of the joint venture was to be involved in all steps of the manufacture of biofuels through the supply and distribution of fuels to wholesale and retail networks in Europe, the Middle East, Southeastern Asia and Australia. The Company has a 50% voting interest and a 50% allocation share of NewGen Fuel Technologies, Ltd’s profits and losses. As of December 31, 2006, the Company has funded the start up costs in the amount of $191,507; however, the amount has been fully reserved since the joint venture has not been consummated. On September 5, 2006, the Company terminated its interest in consummating this joint venture and has paid AG Global Partners Ltd. a cash payment of $110,000 and 562,500 shares of the Company’s Common Shares and 562,500 shares was paid by a former executive director.

On November 30, 2005, the Company formed a joint venture named Actanol BioEngineering, LLC, with Actanol Service, Ltd., a provider of alternative energy and biofuel plant solutions, to conduct the business of design, engineering, contracting, building, staffing and managing the feasibility and operational processes of various types of biofuel plants and agro-refineries. On August 15, 2006, the Company increased its ownership interest from 50% voting interest to 60% and from 50% to 60% allocation share of Actanol BioEngineering, LLC’s profits and losses. Additionally, Actanol BioEngineering LLC changed its capital structure from a limited liability company to a corporation. The Company has advanced $1,660,899 for initial start up costs to Actanol BioEngineering, LLC as of December 31, 2006. Additional $40,000 contributions for working capital were made subsequent to December 31, 2006. The Company has included this entity in its consolidated financial statements as of December 31, 2006 and for the period from June 1, 2005 (inception) to December 31, 2006.

On September 26, 2006 the Company formed a joint venture named NewGen Biofuels Asia Pte Ltd (“NBA”) a company registered in Singapore, with Palmbio Venture Pte Lte, a company registered in Singapore, for the purpose of conducting the business of manufacturing, processing, storing, marketing, distributing, and selling biodiesel, biodiesel mixtures, and biodiesel byproducts. The Company has a 68% voting interest. The Company has no commitments to fund initial start up costs and working capital, however, as of September 30, 2006, the Company has advanced $190,000 in costs prior to creation of NBA. Additional working capital requirements will be treated as shareholder loans. As of December 31, 2006 $92,000 was loaned to NBA for working capital. As of December 31, 2006 the total amount recorded as loans to NBA is $282,000. An additional $27, 000 was loaned to NBA for working capital subsequent to December 31, 2006.

Investment in Unconsolidated Entity

The Company accounts for its thirty percent investment in an unconsolidated entity under the equity method of accounting, as the Company does not have any management control over this entity. This investment was recorded initially at cost and subsequently adjusted for equity in net earnings and cash distributions. On August 31, 2006, in conjunction with the acquisition described below, the Company purchased a minority interest in IPF America, Inc., a privately owned engineering consulting firm, for a purchase price of $16,445. Legal and professional fees associated with the purchase of the partnership interest, were expensed.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Acquisitions

On August 18, 2006 the Company’s majority owned subsidiary Actanol, Inc. acquired all of the issued and outstanding capital stock of a privately held company, Blitz 06-149 GmbH., a German shelf company with no assets or liabilities set up for the purpose of accelerating the legal process of setting up a German corporation for approximately $34,000. Blitz 06-149 subsequently changed its name to Actanol GmbH and on September 1, 2006 acquired 98.8% of IPF Germany GmbH for approximately $8,800 from Industrie Planung Fischer AG, an entity in German insolvency proceedings. As required by the insolvency administrator, an interest bearing two-month working capital loan of $317,125, held in escrow under the control of the insolvency administrator was set up and used during the months of September and October 2006. This loan has a term of one year and an interest rate of 10%. Accordingly, it is eliminated in consolidation. Additionally, on September 1, 2006 IPF Germany GmbH acquired for approximately $308,000 all the assets of Industrie Planung Fischer AG, including 99% of the outstanding stock of IPF Polska and 30% of the outstanding stock of IPF America, Inc. The aggregate acquisition price for all transactions described above was approximately $351,000, which was paid entirely in cash. Management estimated the net fair value of the assets and stock purchased to be approximately $351,000, as shown below.

The acquisition of the IPF entities including the assets of Industrie Planung Fischer AG, a provider of project engineering, project management and engineering consulting services, compliment and optimize Actanol, Inc.’s ability to provide full service biofuel plant design, building, staffing and management solutions.

Under the purchase method of accounting, the purchase price for the 2006 Acquisitions was allocated to the acquired companies’ net tangible and intangible assets based on their estimated fair values as of the date of the completion of the respective acquisition. The allocation of the total purchase price is summarized below:

	Purchase Price	Asset Life
	Allocation	In Years
Working capital	$(67,707)	-
Fixed assets	32,009	-
Investment in IPF America	16,645	-
Customer relationships	31,623	10
Trademarks	42,870	20
Goodwill	295,627	Indefinite
Net Assets Acquired	$351,067

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Purchase Accounting For Acquisitions

The results of operations of the 2006 Acquisitions are included in the Company’s results of operations beginning after their respective acquisition dates. The following unaudited pro forma information combines the consolidated results of operations of the Company and the companies that it acquired as if the acquisitions had occurred at the beginning of fiscal year 2005:

	Three Months Ended December, 31,		Twelve and Seven Months Ended December 31, 2006 and 2005 Respectively
	2006	2005	2006	2005
Revenues	$724,000	$447,000	$1,759,000	$1,041,000
(Loss) from Operations	(4,167,000)	(1,658,000)	(9,916,000)	(4,246,000)
Net (Loss)	(9,285,000)	(1,664,000)	(14,662,000)	(4,245,000)
Per Share - basic and fully diluted	(0.21)	(0.05)	(0.37)	(0.12)

The unaudited pro forma information does not purport to be indicative of the results that would actually have been achieved had the acquisitions occurred as of the date of the periods indicated.

Cash

The Company maintains its cash balances in financial institutions. Balances in the institutions may at times exceed the Federal Deposit Insurance Corporation limits.

Accounts Receivable and Allowance For Doubtful Accounts

The Company carries accounts receivable at their face amount less allowances for doubtful accounts, and carries unbilled revenues at estimated net realizable value. Assessing the collectability of receivables (billed and unbilled) requires management judgment. When evaluating the adequacy of the allowance for doubtful accounts and the overall collectability of receivables, the Company analyzes historical bad debts, client creditworthiness, the age of accounts receivable and current economic trends and conditions.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated over the estimated useful lives of the related assets. Office equipment is being depreciated using the straight line method with a useful life of five years. The terminals and terminal improvements will be placed in service after they have been refurbished. Once refurbished and operating, they will be depreciated using the straight line method with an expected useful life of twenty five years.

Capitalized Interest Costs

The Company capitalizes interest cost in accordance with Statement of Financial Accounting Standard No. 34 “Capitalization Interest” during the period commencing with the first expenditure for a qualifying asset and ending when the asset is substantially complete and ready for its intended use. Capitalization of interest is based on the principle that a better measure of acquisition cost is achieved when certain interest costs that are directly related to borrowings that are made to acquire the qualifying asset are capitalized.

Long Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that the asset is impaired when the carrying amount of an asset exceeds the sum of its expected future cash flows on an undiscounted basis, the asset’s carrying amount is written down to fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Excess of Cost Over Net Assets Acquired

In accordance with Statement of Financial Accounting Standard No. 141, “Business Combinations” (SFAS 141) the Company allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired based on their estimated fair values. The excess purchase price over those fair values is recorded as “Excess of Cost Over Net Assets Acquired”. The fair values assigned to intangible assets acquired is based on valuations prepared by independent third-party appraisal firms using estimates and assumptions provided by management or negotiated at arms-length between the Company and the seller of the acquired assets. In accordance with SFAS 141, goodwill and purchased intangibles with indefinite lives acquired after June 30, 2001 are not amortized, but will be reviewed periodically for impairment. Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective useful lives.

Loss Per Share

Basic net income (loss) per common share is computed based on the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed based on the weighted average number of common shares and common stock equivalents outstanding during the period. The exercise of options to purchase 4,240,000 shares and warrants to purchase 8,601,522 common shares; and debt (principal and interest) convertible into an indeterminable number of common shares as of December 31, 2006, (the conversion feature is limitless as the price per share declines, (see Note 10) were not included in the computation of diluted loss per share since the assumed conversion and exercise would be anti-dilutive for all periods presented.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Fair Value Of Financial Instruments

At December 31, 2006, the carrying value of the Company’s financial instruments, which include cash, accounts receivable, prepaid assets, accounts payable and accrued expenses for related and non-related parties, and notes payable, approximates their fair value due to the short-term maturity of those instruments. The Company has estimated the fair value of its convertible debentures, excluding the value of any conversion, call or put rights, using a discounted future cash flow analysis. The Company utilized a discount rate commensurate with other entities with similar credit and business risks, in this analysis. The carrying amount and estimated fair value is as follows:

	December 31, 2006
	Carrying Amount	Estimated Fair Value using Discounted Cash Flow Analysis

Convertible Debentures	$4,097,097	$6,403,000

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Use of Estimates

In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make.

Estimates that are critical to the accompanying condensed consolidated financial statements include the identification and valuation of derivative instruments, the amortization periods for debt issuance costs and the amortization of discounts on convertible securities arising from warrants, options and bifurcated derivative instruments, estimates that arise from the provisions for loss on advances to joint ventures, the valuation of deferred income tax assets and estimated depreciation for tangible assets. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates. Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Derivative Financial Instruments

We review the terms of convertible debt instruments we issue to determine whether there are embedded derivative instruments including, but not limited to, the conversion option, our ability to pre-pay the debt (call option), and the investor’s ability to demand early repayment (put option) in a default situation, that may be required to be bifurcated and accounted for separately as a derivative financial instrument. In circumstances where the convertible debt instrument contains more than one embedded derivative instrument, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument. Also, in connection with the sale of convertible debt and equity instruments, we may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity.

When the risks and rewards of any embedded derivative instrument are not "clearly and closely" related to the risks and rewards of the host instrument, the embedded derivative instrument is generally required to be bifurcated and accounted for separately. If the convertible instrument is debt, or has debt-like characteristics, the risks and rewards associated with the embedded conversion option are not "clearly and closely" related to that debt host instrument. The conversion option has the risks and rewards associated with an equity instrument, not a debt instrument, because its value is related to the value of our common stock. Nonetheless, if the host instrument is considered to be "conventional convertible debt" (or "conventional convertible preferred stock"), bifurcation of the embedded conversion option is generally not required. However, if the instrument is not considered to be conventional convertible debt (or conventional convertible preferred stock), bifurcation of the embedded conversion option may be required in certain circumstances Generally, the ability of the Company to prepay the debt (call option), is clearly and closely related to the host instrument since the host and the derivative instrument have risks and rewards of a debt instrument, and therefore, bifurcation would not be required. However, there may be certain circumstances when the option to prepay would not be considered clearly and closely related, in which bifurcation would be required. Similarly, the holder of the debt has the ability to require the Company to repay the debt before the due date (put option) in a default situation, since the host and the derivative instrument have risks and rewards of a debt instrument, bifurcation generally would not be required. However, there may be certain circumstances when the put option would not be considered clearly and closely related, in which bifurcation would be required.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Certain instruments, including convertible debt and the freestanding options and warrants issued in connection with those convertible instruments are subject to registration rights agreements, which impose penalties for failure to register the underlying common stock by a defined date or failure to maintain an effective registration statement over the term of the debt instruments. If the convertible debt instruments are not considered to be "conventional", then the existence of the potential cash penalties under the related registration rights agreement requires that the embedded conversion option be accounted for as a derivative instrument liability. Similarly, the potential cash penalties under the related registration rights agreement may require us to account for the freestanding options and warrants as derivative financial instrument liabilities, rather than as equity. In addition, when the ability to physically or net-share settle the conversion option or the exercise of the freestanding options or warrants is deemed to be not within the control of the Company, the embedded conversion option or freestanding options or warrants may be required to be accounted for as a derivative financial instrument liability.

Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative financial instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based derivative financial instruments and free standing options or warrants, we use the Black-Scholes option pricing model to value the derivative financial instruments. The binomial method is used to value all embedded derivative financial instruments.

If freestanding options or warrants were issued in connection with the issuance of convertible debt instruments and will be accounted for as derivative instrument liabilities (rather than as equity), the total proceeds received are first allocated to the fair value of those freestanding instruments. If the freestanding options or warrants are to be accounted for as equity instruments, the proceeds are allocated between the convertible debt instrument and those derivative equity instruments, based on their relative fair values. When the convertible debt or equity instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds allocated to the convertible host instruments are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the convertible instruments themselves, usually resulting in those instruments being recorded at a discount from their face amount. To the extent that the fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value.

The discount from the face value of the convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to income, using the effective interest method. Under the effective interest method, interest expense in the earlier periods of the term of the debenture is significantly lower than in the latter periods of the term of the debenture.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed periodically, including at the end of each reporting period. If re-classification is required, the fair value of the derivative instrument, as of the determination date, is re-classified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Stock-Based Compensation

Statement of Financial Accounting Standard No. 123, “Accounting for Stock−Based Compensation” (SFAS 123) previously provided companies with a choice to follow the provisions of SFAS 123 in determination of stock−based compensation expenses or to continue with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). Under APB 25, if the exercise price of the stock options granted to employees equals or exceeds the market price of the underlying common stock on the date of grant, no compensation expense is recognized.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share−Based Payment” (SFAS No. 123(R)), which replaces SFAS No. 123 and superseded APB Opinion No. 25. SFAS No. 123(R) requires all share−based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values beginning with the first annual reporting period that begins after December 15, 2005, with early adoption encouraged. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition.

Prior to January 1, 2006, we accounted for our stock-based compensation under the recognition and measurement provisions of APB No. 25, and related Interpretations, as permitted by SFAS 123, as amended by SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure”. Stock-based compensation cost representing a prorata portion of the “in the money” intrinsic value was recognized in the Consolidated Statements of Operations during 2005 included in the period from June 1, 2005 (inception) to December 31, 2006 as all options granted under our option plans had an exercise price less than the fair market value of the underlying common stock on the date of grant.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R) using the modified prospective transition method. As a result, the Company’s net loss before taxes for the three months and twelve months ended December, 2006 is $12,908 and $144,984, respectively, higher than if it had continued to account for share based compensation under Accounting Principles Board (“APB”) opinion No. 25. As of December 31, 2006, the Company has $34,421 of unrecognized stock-based compensation cost related to non-vested stock-based compensation that is expected to be recognized over the next twelve months.

The provisions of SFAS 123R require that we make an estimate of our forfeiture rate and adjust the expense that we recognize to reflect the estimated number of options that will go unexercised. Due to our early stage of development as a newly focused company and our limited workforce of 52 employees as of December 31, 2006, including executive officers, we are challenged to develop an appropriate estimate of forfeitures. Based on these circumstances we have opted for a conservative position in that we are estimating forfeitures to be 0% at this time. We will continue to assess this position as our company develops and our workforce expands. When we feel that we have sufficient data on which to base an assumption we will adjust the expense recognized, if necessary.

On September 7, 2005, the Company adopted an incentive based Non-Qualified Stock Option Plan (“NQSO Plan”) with a vesting period of four (4) years from the grant date with an expiration period of ten (10) years after the last vesting date. Up to eight million shares or 15% of the float of Common stock will be provided for the NQSO Plan. The incentive awards will be based on performance, up to maximum levels, tiered as follows: Chairman/CEO 100%, next level 50% to 75%, and the next level 25% of their cash compensation.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

In addition, a special one-time award was granted to certain individuals for their efforts contributed to the Company up to the date of the award. The amount of shares allocated for this award is 300,000. The options were granted as of September 9, 2005, and participants will be fully vested over a two-year timeframe with an expiration period of ten (10) years after the last vesting date. The option exercise price is $0.50 per share. The shares are to be equally split between certain officers. In January 2006 one of the grantees resigned and forfeited his award, which amounted to 75,000 shares.

Another award was granted to the chief financial officer on October 10, 2005, the date of employment, for the option to purchase 500,000 shares at $1.00 per share and vesting in accordance with the NQSO Plan. On August 1, 2006, an award for 75,000 shares was granted to a former executive officer as part of a settlement plan (see Note 7, Contingencies) and on September 29, 2006 one of the grantees forfeited his award of 500,000 shares. The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

2005
Risk free interest rate	3.94%
Volatility factor	185.50%
Term in years	5.00
Expected dividend yield	-

On October 6, 2006, 3,040,000 options, not part of the Company’s NQSO plan, were granted to five directors and one officer. These options vest immediately and are exercisable at $1.00 per shares exercisable over a period of ten years. The fair value of these options was estimated at the date of grant to be $638,280 using the Black-Scholes option pricing model with the following assumptions:

2006
Risk free interest rate	4.64%
Volatility factor	128.00%
Term in years	10
Expected dividend yield	-

We may also issue options or warrants to non-employees in connection with consulting or other services they provide.

On December 7, 2006 the Company issued 500,000 warrants to a consultant for services received. The exercise price of the warrants is $.25 with an expiration date of December 7, 2009.

The weighted average fair value of options and warrants granted during 2005 is estimated to be $2.62 and $0.60, respectively, and the weighted average fair value of options and warrants granted during 2006 is estimated to be $0.33 and $0.52.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

The Company has reserved shares of its authorized but un-issued common stock for the following:

	Stock Options		Warrants
	Weighted		Weighted
	Average Exercise Price		Average Exercise Price
	Shares	Per Share	Shares	Per Share	Total	Exercisable
Balance at 06/01/2005 (Inception):	-	-	-	-	-	-

Granted	800,000	$0.81	2,395,000	$0.30	3,195,000	2,395,000
Excercised	-		-		-
Expired	-		-		-
Forfeited	-		-		-
Balance at 12/31/2005:	800,000	$0.81	2,395,000	$0.30	3,195,000	2,395,000

Granted	-		4,891,304	$0.23	4,891,304	4,891,304
Excercised	-		-		-
Expired	-		-		-
Forfeited	(75,000)	(0.50)	-		(75,000)
Balance at 06/30/2006:	725,000	$0.84	7,286,304	$0.25	8,011,304	7,286,304

Granted	75,000	$0.50	-		75,000	75,000
Excercised	-		-		-
Expired	-		-		-
Forfeited	(500,000)	$1.00	-		(500,000)
Balance at 09/30/2006	300,000	$0.50	7,286,304	$0.25	7,586,304	7,361,304

Granted	3,940,000	$0.25	1,315,217	$0.24	5,255,217	5,255,217
Excercised
Expired
Forfeited
Balance at 12/31/2006	4,240,000	$0.96	8,601,521	$0.25	12,841,521	12,616,521

The following table summarizes information concerning options and warrants outstanding and excercisable at December 31, 2006:

		Options Outstanding		Options Exercisable
Range of Exercise Prices	Weighted Average Remaining Life	Number of Options	Weighted Average Exercise Price Per Share	Number of Options	Weighted Average Exercise Price Per Share
$0.50	10.75	225,000	$0.50
$0.50	2.08	75,000	$0.50	75,000	$0.50
$1.00	9.75	3,940,000	$1.00	3,940,000	$1.00
$.50 - 1.00	9.67	4,240,000	$0.96	4,015,000	$0.99

		Warrants Outstanding		Warrants Exercisable
Range of Exercise Prices	Weighted Average Remaining Life	Number of Warrants	Weighted Average Exercise Price Per Share	Number of Warrants	Weighted Average Exercise Price Per Share
$0.001	28.58*	2,155,000	$0.001	2,155,000	$0.001
$0.23	2.08	4,891,304	$0.23	4,891,304	$0.23
$0.23	2.92	815,217	$0.23	815,217	$0.23
$0.25	2.92	500,000	$0.25	500,000	$0.25
$1.50	4.25	140,000	$1.50	140,000	$1.50
$5.00	3.83	100,000	$5.00	100,000	$5.00
$0.001 - 5.00	8.73	8,601,521	$0.25	8,601,521	$0.25

*This warrant has an indefinite term, the Company has assigned a term of 30 years as reasonable estimate for reporting purposes

Reclassifications

Certain amounts in the 2005 consolidated financial statements have been reclassified to conform to the current year presentation. Reclassifications include: “general and administrative expenses” which is now reported in the separate line items of compensation, professional services, travel, marketing, royalty, investor relations, and provision for loss on advances to joint ventures. These reclassifications did not impact the Company’s reported loss from operations.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Foreign Currency Translation

Monetary transactions in foreign currencies are translated into U. S. dollars, the functional currency, at the rate of exchange at the date of transaction. Transaction gains and losses are recognized in operating expenses within the statement of operations at the average exchange rate during the period.

Monetary assets and liabilities denominated in foreign currencies are translated into U. S. dollars, the functional currency, at the rate of exchange at the balance sheet date.

These financial statements are presented in U.S. dollars. Translation of balance sheet data from Euros’ to U.S. dollars is made at the exchange rate on the balance sheet date (1 Euro equals U.S. dollar $0.758). Translation of operating statement and cash flow amounts is made at the average exchange rate for the period (1 Euro equals U.S. dollar $.77825) Translation gains and losses are recognized within “other comprehensive loss” on the balance sheet.

Comprehensive Income (Loss)

In accordance with FASB Statement No. 130, “Reporting Comprehensive Income,” all components of comprehensive income (loss), including net income (loss) are reported in the financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss), consisting solely of foreign currency translation adjustments, are reported, net of any related tax effect to arrive at comprehensive income (loss).

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments— an amendment of FASB Statements No. 133 and 140” This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006. Management does not believe the adoption of SFAS 155 will have a material impact on the Company’s financial condition or results of operations.

FASB Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (SFAS 157), issued in September 2006, establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not believe the adoption of SFAS 157 will have a material impact on the Company’s financial condition or results of operations.

In June 2006, FASB issued FIN 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB 109 Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  The Company does not expect this pronouncement to have a material effect on the financial position or results of operations of the Company.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

(3) DEFERRED DEBT ISSUANCE COSTS

On January, 24, 2006, March 14, 2006, September 15, 2006, and December 11, 2006 in conjunction with the issuance of 10% convertible debentures (See Note 9), the Company paid debt issuance costs in the amount of $220,000, $65,000, $215,000, and $125,000 respectively, to the lender. In addition, the Company issued 300,000 shares of its common stock to the lender as part of the January 24, 2006 convertible debentures. These shares had a fair value of approximately $600,000 at the date of grant. These debt issuance costs have been deferred and are being amortized using the straight-line method over the term of the convertible debenture. The convertible debentures have a three-year term, except for the December 11, 2006 debenture, which has a two-month term. As of December 31, 2006, $819,300 remains deferred with a current portion of $411,605.

(4) PROPERTY, PLANT AND EQUIPMENT

On January 24, 2006, the Company closed on a contract of sale, as amended, pursuant to which the Company purchased three parcels of land along with fuel terminals located on such properties for a purchase price of $1,700,000 for all three parcels. The terminals, with a total storage capacity of over 10 million gallons, and an annual throughput capacity of more than 500 million gallons, will be used for the distribution and storage of alternative fuels, including biodiesel and ethanol blends, as well as traditional hydrocarbons. In February 2006, the Company began the process of assessing the refurbishment of these fuel terminals (See Note 7 regarding refurbishment commitments and agreements).

In addition, the Company purchased property, plant and equipment consisted of the following as of December 31, 2006:

Total
Terminal improvements	$3,799,763
Terminals	1,700,000
Joint venture bio-diesel plant	373,055
Goodwill and intangibles	386,225
Office equipment	118,038
6,377,081
Less accumulated depreciation	(17,593)
$6,359,488

Depreciation expense on office equipment for the period from inception to the period ended December 31, 2006 and 2005 was $17,593 and $-0-, respectively. During the years ended December 31, 2006 and 2005, we capitalized approximately $178,465 and $-0-, respectively, of interest related to terminal refurbishment.

(5) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

For the period from June 1, 2005 (inception) to December 31, 2006, various officers and directors of the Company agreed to defer a portion of their salaries payable until such time as adequate funds have been received by the Company. The amount deferred as of December 31, 2006 was $305,243, which is included in accounts payable and accrued expenses - related parties (See Note 12). Accounts payable and accrued expenses consisted of the following as of December 31, 2006:

	Related	Non-related
Accounts payable	$413,559	$1,750,148
Accrued expenses	430,501	187,064

Total	$844,060	$1,937,212

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

(6) NOTES PAYABLE

The Company’s wholly-owned subsidiary, Refuel, executed a promissory note on June 30, 2005 with John King, former Executive Director, in the amount of $316,500 (See Note 12). As of June 30, 2006, the unsecured note had a remaining principal balance of $281,500 and accrued interest of $13,959, which is included in accounts payable and accrued expenses-related parties. The unsecured note bears interest at 10% per annum with an original due date of December 1, 2005, that was extended to January 15, 2006. As of June 30, 2006 the note had not been paid off and was in default. On May 24, 2006, the Company was served with a complaint filed against the Company; however there are no adverse covenants relating to this note payable. On August 1, 2006 the Company reached a settlement in the action entitled John King v. NewGen Technologies, Inc. and Refuel America, Inc. The action was filed in the US District Court for the Western District of North Carolina. The settlement agreement included an option grant of 75,000 shares exercisable at $0.50 per share for a period of 30 months and two 12% convertible unsecured promissory notes (“Settlement Convertible Debentures”) effective August 1, 2006 in the amounts of $317,794 and $357,206 (See Note 9). As a result of the settlement, accrued expenses-related parties and notes payable were reduced by a total of $638,636. In addition, settlement expense increased by $36,364.

On April 26, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $420,000 at an interest rate of 10% for working capital purposes. Principal and interest were originally due October 26, 2006 and have been extended for another six months to April 25, 2007. As of December 31, 2006 this note had a principal balance and accrued interest of $101,974 and $19,820 respectively.

On May 17, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $752,500 at an interest rate of 10% for working capital purposes. Principal and interest were originally due November 17, 2006 and have been extended for another six months to May 16, 2007. On December 12, 2006 the principal balance of $752,500 and interest of $43,088 was converted into company shares (See Note 11).

On June 12, 2006, the Company received an unsecured loan in the amount of $1,000,000 from Indexia Holdings Limited (“Indexia”). There is no written agreement between the parties and a note has not been executed, however the Company and Indexia orally agreed that the principal of the loan will be due and payable on December 12, 2006, along with interest of 10% per annum. On December 12, 2006 the principal balance of $1,000,000 and interest of $50,137 was converted into company shares (See Note 11).

On August 8, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 8, 2007. On December 12, 2006 the principal balance of $500,000 and interest of $17,808 was converted into company shares (See Note 11).

On August 24, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 24, 2007. On December 12, 2006 the principal and interest of $15,068 was converted into company shares (See Note 11).

On August 31, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $600,000 at an interest rate of 10% for working capital purposes. Principal and interest are due March 3, 2007. On December 12, 2006 the principal balance of $600,000 and interest of $16,932 was converted into company shares (See Note 11)..

On August 31, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $671,230 at an interest rate of 10% for working capital purposes. Principal and interest are due March 3, 2007. On December 12, 2006 the principal balance of $671,230 and interest of $20,229 was converted into company shares (See Note 11).

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

On December 12, $4,023,730 of the conventional debt was repaid with shares of common stock of the Company. The following table summarizes the dates funds were received, the interest accrued and the total number of shares issued to satisfy the outstanding principal and accrued interest balance.

Date	Amount	Interest	Shares
05/17/06	$752,500	$43,088	3,459,080
06/12/06	1,017,500	50,137	4,641,900
08/08/06	500,000	17,808	2,251,340
08/24/06	500,000	15,068	2,239,428
08/31/06	600,000	16,932	2,682,311
08/31/06	653,730	20,229	2,930,256
	$4,023,730	$163,262	18,204,315

 (7) COMMITMENTS AND CONTINGENCIES

Operating Leases

The company leases office facilities, data processing, and other equipment under a combination of non-cancelable and cancelable operating lease which expire at various dates through 2010. Rent expense totaled $195,869, and $22,871 for the years ended December 31, 2006 and 2005 respectively.

Future minimum rental payments for operating leases with initial or remaining terms in excess of one year are as follows:

Year Ending December 31:
2007	$401,209
2008	326,132
2009	158,334
2010	158,334
2011	2,802
$1,046,811

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Commitments

The Company has entered into three separate five-year management services contracts (commencing on October 1, 2005, November 1, 2005 and April 1, 2006) for management of three fuel terminals (storage tanks, piping and racks for dispensing) for $8,333 per month each. From June 1, 2005 (Inception) to December 31, 2006, the Company has paid $319,167 in terminal management services.

In the first quarter 2006, the Company entered into various agreements with an engineering consultant and contractors for approximately $3,650,000 for refurbishment of its newly purchased fuel terminals located in Charlotte, NC, Spartanburg SC and Columbus GA, of which the Company has paid approximately, $3,156,811, as of December 31, 2006. The Company expects to enter into additional agreements with the engineering consultant and contractors to bring the terminals into proper working order. The Company anticipates an additional $1,684,000 will be required to complete the refurbishment of the Charlotte terminal and an additional $9,500,000, to $10,500,000 to complete the remaining terminals. The Company anticipates the Charlotte terminal will begin operations within the second quarter of 2007 with Spartanburg and Columbus to follow at the end of the first half 2007 and second half 2007, respectively. The fourth terminal in Spartanburg is estimated to become operational in the first quarter 2008.

Contingencies

On August 25, 2006 Refuel America, Inc., the Company’s wholly-owned subsidiary, S. Bruce Wunner, the Company’s Vice-Chairman and Chief Executive Officer, and Ian Williamson, the Company’s President and Director, were served with a complaint in an action entitled Douglas Brown, Sr. v. Refuel America, Inc., Ian Williamson and S. Bruce Wunner. The action was filed in the Superior Court of the State of North Carolina, Cleveland County. Mr. Brown alleges that in return for advancing a loan of $1,000,000 to a potential acquisition candidate of Refuel, he received 3,740,424 fully paid and non-assessable shares of Refuel common stock. Mr. Brown is seeking a declaration acknowledging his ownership of the Refuel common stock and such other monetary damages as determined at trial. The Company denies all allegations and believes it has sufficient defenses on all matters. In addition, the Company intends to vigorously defend the action brought by Mr. Brown.

On October 20, 2006 the Company was served with a complaint by Mr. Scott Deininger, a current director and formerly served as Chief Financial Officer of the Company from October 10, 2005 through his termination for cause on September 29, 2006. In the complaint, Mr. Deininger alleges that he was party to an employment agreement with a severance package of twelve months salary for termination for any reason other than for cause. Mr. Deininger claims he was wrongfully terminated and is entitled to receive all compensation due under the alleged employment agreement, including the accelerated vesting of options to purchase shares of the Company’s common stock. The Company does not believe that Mr. Deininger’s claims with respect to the employment agreement have any merit, as the Company feels that such agreement was not consummated by the Company and should not be binding upon the Company. The Company has meritorious defenses to any claims by Mr. Deininger that would require the payment of any funds or the acceleration of the vesting of options, in that the agreement was terminated for cause and the severance provisions of the agreement do not apply under such circumstances. The Company intends to vigorously defend the action against Mr. Deininger.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

(8) INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2006 are presented below:

December 31, 2006
Deferred income tax assets:
Net operating loss carry forwards	$4,759,483

Deferred income tax liabilities:	-
4,759,483
Valuation allowance	(4,759,483)
Net deferred tax assets	$-

As of December 31, 2006, the Company has a net operating loss carry forward for Federal income tax purposes in the amount of $4,759,483, which expires in 2025. The Company has recorded a valuation allowance of $4,759,483 as of December 31, 2006. The valuation allowance was recorded due to the doubt surrounding the Company’s ability to utilize the deferred tax asset.

December 31, 2006
Tax (benefit) at U.S. federal statutory rate of 34%	$(4,759,483)
Valuation allowance	4,759,483
Tax expense (benefit)	$-

(9) CONVERTIBLE DEBENTURES

On January 24, 2006, in connection with the sale of $2,200,000 of 10% Secured Convertible Debentures, the Company issued 300,000 shares of the Company’s Common Stock. Also, as part of the same transaction, the Company also issued a warrant for the purchase of 4,891,304 shares of the Company’s Common Stock at an exercise price of $1.00 per share. The agreement allows for the increase in shares to match $1,125,000 if the Company sells shares at a price below $1.00 per share. The warrant expires in three years. Due to a settlement agreement dated August 1, 2006, with a former executive director (Note 7), whereby shares were issued at $0.50, triggering the ratchet provision of the warrant noted below. The warrant has now been increased to 2,250,000 and the exercise price decreased to $0.50 per share. The expiration date remains three years.

On January 24, 2006, the Company consummated a securities purchase agreement (the “Purchase Agreement”) providing for the sale of its Convertible Debentures in the aggregate principal amount of $5,000,000, of which $2,200,000 was advanced immediately, $650,000 was advanced on March 14, 2006, and the remaining $2,150,000 was advanced on September 19, 2006 two days before the Company’s Registration Statement on Form SB-2 was declared effective by the Securities & Exchange Commission on September 21, 2006. As agreed to in the Purchase Agreement, the Registration Statement was to be declared effective by May 11, 2006, if not, the Company is required to pay the holder liquidated damages for each month that the Registration Statement has not been declared effective, as the case may be, either in cash or shares of the Company’s Common Stock, equal to 2% of the liquidated value of the Convertible Debentures. On June 1, 2006, the Company and the holder signed an amendment to the Registration Rights Agreement extending this date until June 19, 2006. On August 18, 2006, the Company and holder signed an amendment to extend the scheduled effective deadline to September 15, 2006, however, the Company was responsible for liquidated damages from June 19, 2006 to the effective date. As such, the Company’s penalty amounted to $171,000 and was reduced from the loan proceeds received. The Convertible Debentures holders may convert, at any time, the principal amount outstanding into shares of Common Stock, at a conversion price per share equal to the lesser of (i) $1.00, or (ii) eighty percent (80%) of the lowest closing bid price for the Company’s Common Stock during the five trading days immediately preceding the conversion date, subject to adjustment.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Upon three business days advance written notice, the Company may redeem the Convertible Debentures, in whole or part, if the closing bid price of the Company’s Common Stock at the time of such written notice is less than $1.00. In the event the Company exercises its right of redemption within 90 days of the date of issuance of the Convertible Debentures, the redemption will be calculated at 107% and thereafter the redemption will be calculated at 110% of the Convertible Debentures face value.

The Company’s obligations under the Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors.

The conversion price of the Convertible Debentures may also be adjusted in certain circumstances, such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution. Also, if we issue shares of common stock at a price below $1.00 per share, the fixed conversion price of the warrants will be reduced accordingly (the ratchet provision). As a result, the secured Convertible Debentures are not considered to be "conventional convertible debt, convertible into a fixed number of shares" as that term is used in EITF Issue 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company's Own Stock."

The Purchase Agreement includes a Registration Rights Agreement. This agreement requires the Company to pay a penalty of 2% per month of the principal amount of the outstanding Convertible Debentures if a registration statement registering the 300,000 commitment shares, 31,250,000 shares underlying the Convertible Debentures and 2,250,000 shares to be issued upon exercise of the warrants, is not declared effective by May 11, 2006. The penalty is payable in cash or common stock of the Company, at the option of the holders. On June 1, 2006, the Company and the holder signed an amendment to the Registration Rights Agreement extending this date until June 19, 2006. On August 18, 2006, the Company and holder signed an amendment to extend the scheduled effective deadline to September 15, 2006, however, the Company is responsible for liquidated damages from June 19, 2006 to the effective date, September 19, 2006. As such, the Company’s penalty amounted to $171,000 and was deducted from the loan proceeds received.

The warrant for the purchase of 2,250,000 shares of common stock was valued using the Black-Scholes option pricing model. Because of the potential penalties we may have to pay under the Registration Rights Agreement, this warrant has been recorded as a derivative instrument liability rather than as equity. This derivative instrument liability was initially recorded at its fair value and it is adjusted to fair value (using the Black-Scholes option pricing model) at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

On December 7, 2006, the Company entered into a $1,100,000 secured convertible debenture agreement with interest to accrue on the outstanding principal balance at an annual rate equal to ten percent (10%) with a third party lender and a warrant to purchase 815,217 shares of the Company’s stock. The Company’s obligations under the December 7, 2006 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors. The December 7, 2007 debenture is due January 6, 2007. On January 11, 2007 the due date of the December 7, 2006 debenture was extended to February 6, 2007. This note is in default.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

A portion or all the amounts of principle and interest due and outstanding on the December 7, 2006 debenture is convertible into shares of common stock at any time at a price equal to $.25. In addition, the December 7, 2006 debenture includes a provision for the conversion price, upon the occurrence of an event of default, to be calculated at eighty percent (80%) of the lowest closing bid price of the common stock during the five (5) trading days immediately preceding the conversion date.

On December 20, 2006, the Company entered into an unsecured convertible debenture with a director in the amount of $2,644,400 at an interest rate of 10% for working capital purposes. Principal and interest are due June 20, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20th debenture.

A portion or all the amounts of principle and interest due and outstanding on the December 20, 2006 debenture is convertible into shares of the Company’s common stock at any time at a price the lesser of (i) 80% of the average three (3) day trading price of the Common Stock during the three trading days immediately prior to the date of such election or (ii) $0.25 per share. Provided written notice, the Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20th debenture. Following the date of the notice of prepayment, the Holder shall have a period of fifteen (15) calendar days to exercise the conversion rights provided.

The Convertible Debentures are not considered to be conventional convertible debt; therefore, the embedded conversion option of the Convertible Debentures is subject to the requirements of EITF Issue 00-19. Because of the potential penalties we may have to pay under the Registration Rights Agreement, together with the fact that the conversion price of the debt can be adjusted, we are required by EITF Issue 00-19 to bifurcate the embedded conversion option and account for it as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and is be adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

The Convertible Debentures permit the Company, at its discretion, to prepay the debt (“Call Option”), plus accrued interest and applicable penalty. According to the applicable accounting guidance, including FASB Statement 133 “Accounting for Derivative Instruments and Hedging Activities” (“FASB 133”), as amended and Derivative Implementation Group - Statement 133 Implementation Issue No. B39 “Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor”, the risks and rewards of the call option are considered to be clearly and closely related to that of the host instrument. Therefore, we have not bifurcated the embedded Call Option from the host instrument and have not accounted for the Call Option separately.

In addition, the Convertible Debentures permit the holder of the debt to require the Company to repay the debt before the due date in a default situation, either in cash or through the aforementioned conversion option (“Put Option”). Since the ability of the holder to exercise this option is contingent upon a default, according to the applicable accounting guidance, including FASB 133 and Derivative Implementation Group - Statement 133 Implementation Issue No. B16 “Embedded Derivatives: Calls and Puts in Debt Instruments,” the put option is not considered to be clearly and closely related to that of the host instrument and must be bifurcated from the host instrument. Since the Put Option must be bifurcated, it is subject the requirements of EITF Issue 00-19, and will be accounted for as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and it is adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

The proceeds received from the Convertible Debentures during the first quarter of 2006 were first allocated to the fair value of the freestanding warrant and then to the fair value of the bifurcated embedded derivative instruments included in the Convertible Debentures. Because the fair value of the warrants of $894,800 and the fair value of the bifurcated derivative instruments of $4,647,900 exceeded the proceeds received, the loan was initially recorded at $285 (a nominal value) and a charge to income of $2,692,985 was recognized to record the warrant and the bifurcated derivative instruments at their fair values. The proceeds received from the Convertible Debentures during the third quarter of 2006 were first allocated to the fair value of the bifurcated embedded derivative instrument included in the Convertible Debenture. The fair value of the bifurcated embedded derivative of $1,565,200 was less than the proceeds received and the loan was recorded at $1,565,200. There were no proceeds received from the Settlement Convertible Debentures, however, as a result of the settlement, accrued expenses-related parties and accounts payable were reduced by a total of $638,636 and settlement expense increased by $36,364. The fair value of the 75,000 options was $21,200 and the bifurcated embedded derivative of $211,200 were less than the proceeds received and the loan was recorded at $442,600. This discount, together with the stated interest on the Convertible Debentures, is being amortized using the effective interest method over the term of the Convertible Debentures. Under the effective interest method, interest expense in the earlier periods of the term of the debenture is significantly lower than in the latter periods of the term of the debenture. The weighted average effective interest rate is 53.45%.

The proceeds received from the December 7, 2006 Convertible Debentures were first allocated to the fair value of the freestanding warrant and then to the fair value of the bifurcated embedded derivative instruments included in the Convertible Debentures. The fair value of the warrants of $51,700 and the fair value of the bifurcated derivative instruments of $68,900 was less than the proceeds received and the loan was recorded at $68,900.

There were no warrants issued in conjunction with the December 20, 2006 debenture. The loan was recorded at the fair value of $704,600.

At December 31, 2006, the following amounts were outstanding under the Convertible Debentures. See Note 10 for information on the derivative instrument liabilities related to the warrant issued and the bifurcated embedded derivative instruments related to the accompanying Convertible Debentures.

Face value, net of conversion at December 31, 2006	$8,940,144
Less: unamortized debt discount	(4,843,047)
Balance at December 31, 2006	4,097,097
Less: current portion	(3,744,368)
$352,729

Principal payments are as follows, for the fiscal years ending December 31:

2007	$3,744,368
2008	675,000
2009	4,520,776
2010	-
2011	-
Total	$8,940,144

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

(10) DERIVATIVE FINANCIAL INSTRUMENT LIABILITIES

We use the Black-Scholes option pricing model to value warrants, and the binomial method to value embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities. See Note 9 related to embedded derivative instruments that have been bifurcated from our Convertible Debentures.

In valuing the warrants and the bifurcated derivative liability instruments, at the time they were issued and at September 30, 2006, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0% and the remaining period to the expiration date of the warrants or repayment date of the convertible debt instrument. The warrant and conversion option can be exercised by the holder at any time.

The volatility factor used was approximately 100% and the risk-free rate of return used was 4.66%, based on constant maturity rates, applicable to the remaining life of the warrants and debentures. In addition a discount was used to account for the lack of marketability of the Company’s stock due to the current thinly trading share volume.

At December 31, 2006, the following derivative liabilities related to common stock warrant and embedded derivative instruments were outstanding (See Note 9):

			Exercise
			Price Per		Fair Market
	Expiration		Share as of		Value at
Issue Date	Date	Instrument	12/31/06		12/31/06

01/24/06	01/23/09	4,891,304 Warrants	$0.23		$847,300
12/07/06	12/07/09	815,217 Warrants	$0.23		417,900

Fair market value of freestanding derivative instrument liabilities for warrants					1,265,200

Issue Date	Expiration Date	Instrument	Exercise Price Per Share as of 12/31/06	Face Value at Issuance, Net Conversions

01/24/06	01/23/09	Convertible Debenture Tranch 1	$0.64	$2,100,000	1,902,400
03/14/06	03/13/09	Convertible Debenture Tranch 2	$0.64	$650,000	607,600
09/15/06	09/15/09	Convertible Debenture Tranch 3	$0.64	$1,770,776	1,792,600
12/07/06	12/07/09	Convertible Debenture Tranch 4	$0.25	$1,100,000	1,732,100
08/01/06	01/31/08	Settlement Convertible Debenture	$0.50	$675,000	487,200
12/20/06	06/20/07	Convertible Debenture Director	$0.69	$2,644,368	684,900

Fair market value of bifurcated embedded derivative instrument liabilities					7,206,800

Total derivative financial instruments					$8,472,000

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006

Our obligation to issue shares upon conversion of our convertible debenture is essentially limitless since conversion is at the lower of $1.00 or 80% of the lowest closing bid price for the common stock for the 5 trading days before but not including the conversion date. Accordingly, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. The following is an example of the amount of shares of our common stock that were issuable as of December 31, 2006, upon conversion of the secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price of $0.84.

Effect on Shares Issuable From Convertible Debentures as a Result from Declining Market Prices
% Below Market	Price Per Share	Number of Shares Issuable	% of Outstanding Stock
25%	$0.63	14,190,705	22.82%
50%	$0.42	21,286,057	34.23%
75%	$0.21	42,572,114	68.45%

(11) STOCKHOLDERS’ DEFICIENCY

The total number of shares of all classes of stock which the Company is authorized to issue is 100,000,000 shares of common stock, par value $0.001 (“Common Stock”) and 10,000,000 shares of preferred stock, par value $0.001 (“Preferred Stock”). The Common Stock is identical and shall entitle each of the holders thereof to the same rights and privileges. When dividends (if any) are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Company, the holders of Common Stock is entitled to share equally, share for share, in such dividends. Each holder of Common Stock is entitled to one vote per share.

In June 2005, the Company issued 27,711,000 shares of Common Stock to founders at $0.0001 per share for total cash proceeds of $2,771 of which the remaining $2,581 was received in June 2006.

In June 2005, the Company issued a total of 424,033 shares of Common Stock to various individuals in exchange for services rendered and expense reimbursement, at $0.50 per share for a total of $212,020.

On July 29, 2005, Bongiovi Entertainment, Inc. (“Bongiovi"), a totally inactive reporting public shell corporation, consummated a Share Exchange Agreement (the "Agreement") with Refuel whereby all of the shareholders in Refuel had their shares converted into 28,135,033 shares of Bongiovi, or approximately 89% of the common stock of Bongiovi. As part of the reverse merger between Bongiovi and Refuel, warrants were issued to two shareholders to purchase 2,255,000 common shares. One warrant for 2,155,000 common shares has no expiration date and has an exercise price of $0.001 per share. The other warrant for 100,000 common shares is exercisable for a term of five years and has an exercise price of $5.00 per share.

During August and September, 2005 the Company sold 4,225,500 shares of Common Stock to various individuals at $0.50 per share for cash proceeds of $2,087,750 and a subscription receivable of $25,000 which was received in December 2005.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006
On September 9, 2005, the Company issued to four employees options to purchase 300,000 shares at $0.50 per share, having an intrinsic value of $885,000. In 2006, one employee forfeited his options with an intrinsic value of $133,672. There are now 225,000 shares that vest over a two year period, having an intrinsic value of $299,609 which remains deferred as of September 30, 2006. The excess of the fair market value over the intrinsic value of $137,683 had been amortized on a pro forma basis per SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123”. However, with the adoption of SFAS 123 (R) “Share Based Payment” this amount is now being expensed. The additional amount expensed in 2006 was $55,934 and $34,421 remains unamortized as of December 31, 2006.

On October 10, 2005, the Company issued to one employee options to purchase 500,000 shares at $1.00 per share with vesting over a four year period, having an intrinsic value of $600,000, of which $437,500 was written off to additional paid in capital due to these shares being forfeited in conjunction with the forfeiture of these options as of September 30, 2006. The excess of the fair market value over the intrinsic value of $474,937 had been amortized on a pro forma basis per SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123”. However, with the adoption of SFAS 123 (R) “Share Based Payment” this amount is now being expensed. The additional amount expensed in 2006 was $89,051.

During November and December 2005, the Company issued a total of 1,094,000 shares of Common Stock to various individuals who exchanged services, future services and expense reimbursements at $0.50 per share totaling $547,000. As of September 30, 2006 the full amount has been amortized.

In December 2005, the Company agreed to issue a total of 13,000 shares of Common Stock to various individuals in exchange for services rendered and future services at $1.00 per share totaling $13,000. The subscription was received and these shares were issued during the quarter ended March 31, 2006.

In December 2005, the Company sold 1,070,200 shares of Common Stock to various individuals at $1.00 per share for cash proceeds of $265,200 and a subscription receivable of $805,000. At December 31, 2005 these shares were reflected as common stock to be issued and were subsequently issued during the quarter ended March 31, 2006. In conjunction with the sale of shares of Common Stock in December 2005, the Company agreed to issue a warrant having a fair value of $217,852 to purchase 140,000 shares of the Company’s Common Stock at an exercise of $1.50 per share. The warrant was issued on January 16, 2006 and expires in 5 years.

During the nine months ended 2006, the Company sold and issued 440,000 shares of Common Stock to various individuals and a mutual fund at $1.00 per share for cash proceeds of $440,000 and received $807,583 from subscriptions receivable on common stock sold in 2005.

On January 24, 2006, the Company issued 300,000 common shares having a fair market value of $600,000 in conjunction with sale of its Convertible Debentures (See Note 9).

On August 1, 2006, as part of a settlement agreement with a former executive director, the Company issued 75,000 fully vested options at an exercise price of $0.50 per share having an expiration date of January 15, 2009.

On August 22, 2006, $100,000 of the Company’s Convertible Debentures (See Note 9) were converted into 390,625 shares at a per share price of $0.256, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.32.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006
On September 5, 2006, the Company has terminated its interest in consummating the AG Global Partners, Ltd. joint venture and has paid them a cash payment of $110,000 and 562,500 shares of the Company’s Common Shares, having a fair market value of $225,000 and 562,500 shares was paid by a former executive director. This potential joint venture has been terminated.

On October 6, 2006, 3,040,000 options, not part of the Company’s NQSO plan, were granted to five directors and one officer. These options vest immediately and are exercisable at $1.00 per shares exercisable over a period of ten years. The fair value of these options was estimated at the date of grant to be $672,984 using the Black-Scholes option pricing model with the following assumptions and expensed:

2006
Risk free interest rate	4.64%
Volatility factor	128%
Term in years	10.00
Expected dividend yield	-

On October 11, 2006, $50,000 of the Company’s Convertible Debentures (See Note 9) were converted into 416,667 shares at a per share price of $0.12, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.15.

On November 13, 2006, $25,000 of the Company’s Convertible Debentures (See Note 9) were converted into 189,394 shares at a per share price of $0.132, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.165.

On November 21, 2006, $100,000 of the Company’s Convertible Debentures (See Note 9) were converted into 806,452 shares at a per share price of $0.124, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.155.

On November 22, 2006, $100,000 of the Company’s Convertible Debentures (See Note 9) were converted into 806,452 shares at a per share price of $0.124, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.155.

On November 29, 2006, $15,000 of the Company’s Convertible Debentures (See Note 9) were converted into 104,667 shares at a per share price of $0.144, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.18.

On December 12, 2006 $3,006,230 of the Company’s notes Payable and $112,123 (See Note 6) of accrued interest was repaid with 13,558,058 shares at a per share price of $.23 which is calculated at a rate equal to the lesser of (i) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of such election or (ii) $0.25 per share.

On December 12, 2006 $1,017,500 of the Company’s notes payable and $51,139 (See Note 6) of accrued interest was repaid with 4,646,257 shares at a per share price of $.23 which is calculated at a rate equal to the lesser of (i) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of such election or (ii) $0.25 per share.

On December 21, 2006 , the Company issued 500,000 and 1,350,000 of common stock to two individuals in exchange for consulting services received.

On December 27, 2006, $89,224 of the Company’s Convertible Debentures (See Note 9) were converted into 390,625 shares at a per share price of $0.256, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.32.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006
(12) RELATED PARTY TRANSACTIONS

Various officers and directors of the Company agreed to defer a portion of their salaries, payable, until such time as adequate funds have been received by the Company. The amount deferred as of December 31, 2006 was $362,743, which is included in accounts payable and accrued expenses - related parties (See Note 5).

On July 1, 2005, the Company entered into an assignment and royalty agreement with two directors and shareholders of the Company, whereby various Great Britain patent applications were assigned to the Company. According to the terms of the agreement, the Company was required to pay $250,000 at the inception of the agreement (paid July 1, 2005) and a continuing royalty fee of the greater of $250,000 or 0.1% of the aggregate products sold per year utilizing the assigned patents during the term of the royalty agreement (indefinite until cancelled by either the directors or the Company). As of December 31, 2006 the agreement was renewed and $125,000 of agreement has been expensed. The balance of $250,000 has been accrued and is included in related party payables (See Note #5).

On September 14, 2005, the Company entered into a two-month management services agreement with Treasure Coast Capital Partners (“TCCP”), a company owned by a shareholder and officer of the Company. The agreement provided for the Company to pay $43,250 in fees, of which $30,000 has been paid. This agreement has not been renewed.

On November 1, 2005, the Company acquired all of the issued and outstanding equity of Advanced Fuel Chemistry, Inc., a company jointly owned by a member of the Company’s board of directors and president, for a purchase price of $1. At the date of acquisition, Advanced Fuel Chemistry, Inc. was an inactive company having no assets or liabilities.

The Company’s obligations in connection with the Convertible Debentures (See Notes 9 & 10) are secured by substantially all of the Company’s assets. In addition, the vice-chairman has granted a security interest in 214,916 shares of the Company’s common stock that he owns, the president has granted a security interest in 5,000,000 shares of the Company’s common stock that he owns, the chief financial officer has granted a security interest in 115,000 shares of the Company’s common stock that he owns and a director has granted a security interest in 5,000,000 shares of the Company’s common stock that he owns.

On April 26, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $420,000 at an interest rate of 10% for working capital purposes. Principal and interest were originally due October 26, 2006 and have been extended for another six months to April 25, 2007. As of December 31, 2006 this note had a principal balance and accrued interest of $101,974 and $19,820 respectively.

On May 17, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $752,500 at an interest rate of 10% for working capital purposes. Principal and interest were originally due November 17, 2006 and have been extended for another six months to May 16, 2007. On December 12, 2006 the principal balance of $752,500 and interest of $43,088 was converted into company shares, see note 6.

On June 12, 2006, the Company received an unsecured loan in the amount of $1,000,000 from Indexia Holdings Limited (“Indexia”). There is no written agreement between the parties and a note has not been executed, however the Company and Indexia have orally agreed that the principal of the loan will be due and payable on December 12, 2006, along with interest of 10% per annum. On December 12, 2006 the principal balance of $1,000,000 and interest of $50,137 was converted into company shares, see note 6.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006
On August 8, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 8, 2007. On December 12, 2006 the principal balance of $500,000 and interest of $17,808 was converted into company shares, see note 6.

On August 24, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $500,000 at an interest rate of 10% for working capital purposes. Principal and interest are due February 24, 2007. On December 12, 2006 the principal and interest of $15,068 was converted into company shares, see note 6.

On August 31, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $600,000 at an interest rate of 10% for working capital purposes. Principal and interest are due March 3, 2007. On December 12, 2006 the principal balance of $600,000 and interest of $16,932 was converted into company shares, see note 6.

On August 31, 2006, the Company entered into an unsecured short-term promissory note with a director in the amount of $671,230 at an interest rate of 10% for working capital purposes. Principal and interest are due March 3, 2007. On December 12, 2006 the principal balance of $671,230 and interest of $20,229 was converted into company shares, see note 6.

On December 20, 2006, the Company entered into an unsecured convertible debenture with a director in the amount of $2,644,400 at an interest rate of 10% for working capital purposes. Principal and interest are due June 20, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20, 2006 debenture (See Note 9).

(13) GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has a working capital deficiency of $3,969,954 and a stockholders’ deficiency of $6,692,749 as of December 2006 and a net loss of $18,823,599 and a cash flow deficiency from operations of $8,263,109 for the period from June 1, 2005 (inception) to December 31, 2006. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s existence is dependent on management’s ability to develop profitable operations and resolve the Company’s liquidity problems. In order to improve the Company’s liquidity, management is actively pursuing additional equity and debt financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its efforts to raise additional financing.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006
(14) SUBSEQUENT EVENTS

On January, 16, 2007, the Company appointed Michael F. D’Onofrio to the position of Chief Operating Officer of the Company.

On January 16, 2007, the Company, and its newly-formed, wholly-owned Delaware subsidiary, Refuel America Acquisition Corporation (“Acquisition Subsidiary”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Appalachian Oil Company, Inc., a Tennessee Corporation (“APPCO”) and APPCO’s four stockholders (the “APPCO Sellers”) for the acquisition (the “Acquisition”) by Acquisition Subsidiary of all of the issued and outstanding shares of capital stock of APPCO (the “Shares”). APPCO is headquartered in Blountville, Tennessee and is primarily engaged in the distribution of petroleum fuels in eastern Tennessee, southwestern Virginia, eastern Kentucky, western North Carolina and southern West Virginia and in the ownership and operation of retail convenience stores in some of those regions. The purchase price for the Shares under the Stock Purchase Agreement is $30,000,000 (the “Purchase Price”), of which $1,000,000 will be escrowed for an eighteen (18) month period following the closing of the Acquisition in order to secure the Company’s and Acquisition Subsidiary’s potential claims against the APPCO Sellers for any breach of their representations, warranties, and covenants under the Stock Purchase Agreement. In addition to payment of the Purchase price, the Company and Acquisition Subsidiary will assume approximately $7,300,000 of long-term indebtedness (calculated as of May 31, 2006) owed by APPCO. If the Acquisition is not consummated on or before February 28, 2007, the Stock Purchase Agreement permits termination by either the Company or the APPCO Sellers, subject to the agreement of the parties thereto to extend such deadline. The Company’s obligation to consummate the Acquisition is subject to a number of conditions under the Stock Purchase Agreement. In addition to customer closing conditions, consummation of the Acquisition is conditioned on the following: (i) The Company’s completion of legal and financial due diligence concerning APPCO, the results of which shall be satisfactory to the Company in its sole discretion; (ii) the Company’s auditors having completed an audit of APPCO’s financial statements for the three year period ended September 30, 2006, the result of which shall be reasonably satisfactory to the Company and shall conform in all material respects to corresponding information contained in financial statements prepared by the APPCO Sellers’ accountants and in May 31, 2006 financial statements provided by the APPCO Sellers to the Company; (iii) the Company having obtained a financing commitment for all requisite financing needed to fund the transaction; (iv) the Company having succeeded in signing all members of APPCO’s management (except for two of the APPCO Sellers) to employment agreements; (v) the Company having obtained the results of certain environmental studies concerning APPCO’s current and former real property facilities and its satisfaction as to the non-release of hazardous materials from APPCO’s former facilities that would adversely impact APPCO in a material manner; and (vi) APPCO’s being operated in the ordinary course of business and not paying dividends or other distributions or liquidating its cash or marketable securities holding prior to the closing of the Acquisition, with the exception of a one-time draw-down of $2,000,000 to pay off an equivalent amount of APPCO’s senior debt obligations. Among other material terms of the Acquisition, the Stock Purchase Agreement imposes non-solicitation restrictions upon the APPPCO Sellers for a five (5) year period following the closing of the Acquisition with respect to APPCO’s employees, customers, suppliers, licensees, licensors, franchisees, lessors and other business partners, while prohibiting, for the same five (5) year period, the APPCO Sellers from contacting any business engaged in a business related to APPCO’s and with which APPCO has held discussion or about which APPCO has received information concerning its potential acquisition prior to the closing of the Acquisition. While the Company plans to take all actions within its control to ensure that the closing conditions for the consummation of the Acquisition are satisfied, some of such conditions lie outside of the Company’s control and there is no assurance that they will be satisfied, and, in case they are not, there is no assurance that the Acquisition will be consummated.

On February 20, 2007 the Company completed the purchase of the Ashland Inc. property located at 75 Pineridge Drive, located in the city of Spartanburg, of Spartanburg County, South Carolina. Total consideration provided was $327,500.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006
On February 15, 2007, the Company entered into an unsecured convertible debenture with a director in the amount of $850,000 at an interest rate of 10% for working capital purposes. Principal and interest are due May 15, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the February 15, 2007 debenture.

The Company, APPCO and the stockholders of APPCO entered into an addendum, dated as of February 28, 2007, effectively providing that neither party can unilaterally terminate that certain Stock Purchase Agreement, dated as of January 16, 2007, prior to end of business on March 2, 2007 due to the failure to close the APPCO acquisition prior to such time. Previously, the Company and APPCO each had the unilateral right to terminate the Stock Purchase Agreement if the acquisition did not close on or before February 28, 2007. The Company, Appalachian Oil Company, Inc. (“APPCO”) and the stockholders of APPCO entered into an addendum, dated as of March 2, 2007, effectively providing that neither party can unilaterally terminate that certain Stock Purchase Agreement, dated as of January 16, 2007, prior to end of business on March 7, 2007 due to the failure to close the APPCO acquisition prior to such time. The Company, Appalachian Oil Company, Inc. (“APPCO”) and the stockholders of APPCO entered into an addendum, dated as of March 7, 2007, effectively providing that neither party can unilaterally terminate that certain Stock Purchase Agreement, dated as of January 16, 2007, prior to end of business on March 9, 2007 due to the failure to close the APPCO acquisition prior to such time. Previously, the Company and APPCO each had the unilateral right to terminate the Stock Purchase Agreement if the acquisition did not close prior to end of business on March 7, 2007. The Company, APPCO and he stockholders of APPCO (the “sellers”) entered into an addendum dated as of March 12, 2007, effectively providing that neither party can unilaterally terminate that certain Sock Purchase Agreement, dated as of January 16, 2007, as amended , prior to 5:00 PM on April 2, 2007 due to the failure to close the APPCO acquisition (the “Closing) prior to such time; provided, that, the Company pays to the Sellers $250,000 as a non-refundable good faith deposit prior to 5:00 PM on March 13, 2007. This initial good faith deposit will be applied at the Closing as a pre-paid credit toward the Company’s obligation to pay the purchase price. In the event that the Closing does not occur prior to 5:00 PM on April 2, 2007 the Company has the option to further extend the date that neither party can unilaterally terminate the Stock Purchase Agreement until 5:00 PM on April 16, 2007; provided, that, the Company pays to the Sellers another $250,000 as a non-refundable good faith deposit. This second good faith deposit will be applied at the closing as pre-paid credit toward the company’s obligation to pay the purchase price. Previously, the Company and APPCO each had the unilateral right to terminate the Stock Purchase Agreement if the acquisition did not close prior to 5:00 PM on March 7, 2007.

On February 28, 2007, the warrant dated August 1, 2005, for 2,155,000 shares of stock was exercised. The warrants exercised had a par value per share of $.001.

On March 9, 2007 the Company terminated negotiations with BioFuel investments, LLC with respect to the previously announced potential financing of up to $70,000,000 that was to be used by NewGen in part for the consummation of the acquisition of all of the issued and outstanding stock of AAPCO. In conjunction with the termination of such negotiations, NewGen entered in discussions with another potential source of substitute financing for the AAPCO Acquisition.

NEWGEN TECHNOLOGIES, INC AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006
On March 13, 2007 the Company entered in to a Securities Purchase Agreement (the “Purchase Agreement”) with Cornell capital Partners, L.P. (“Cornell” and together with NewGen, the “Parties”) for the sale of a secured convertible debenture (the “Debenture”) to Cornell in the principal amount of $1,250,000. The Company intends to use the net proceeds from the sale of the Debenture for working capital and to pay for certain expenses relating to its acquisition of all the issued and outstanding stock of APPCO (the “AAPCO Acquisition”), including a recent $250,000 non-refundable good faith deposit to the sellers of APPCO which will extend the date that no party can unilaterally terminate the stock purchase agreement, dated as of January 16, 2007 pursuant to which the APPCO Acquisition will be consummated. The Debenture was issued on March 13, 2007 and bears interest at a rate of 10% per annum. The Debenture will mature on March 13, 2009 (unless extended at the option of Cornell) (the “Maturity Date”). Unless prepaid by the Company or converted at the option of Cornell, any outstanding principal and unpaid interest under the Debenture is due on the Maturity Date. Cornell may convert, at any time prior to the Maturity Date, any portion of the principal amount of the Debenture into shares of the Company’s common stock at a conversion price per share equal to the lesser of (i) $0.80 per share at the time (as adjusted, as per the terms of the Debenture). At the time of any such redemption, the Company must pay a premium of 10% of the principal amount being redeemed. Before such redemption may be made, Cornell has the right, within 3 business days of receiving notice of redemption, to convert the principal amount being redeemed into shares of Common Stock. The Debenture is secured under various security agreements that had been entered into by the Company, its subsidiaries and Cornel pursuant to which the Company and its subsidiaries had pledged their assets, including the stock and/or membership interests of the Company’s subsidiaries and certain interests in real properties. In addition, certain officers and directors of the Company have personally guaranteed the Company’s obligations under the Debenture. As Required under the Purchase agreement, the Parties also entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of March 13, 2007, providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the shares of Common Stock issuable up on conversion of the Debenture. In accordance with terms of the Registration Rights Agreement, the Company is obligated to use its best efforts to cause the Registration Statement to be (i) filed no later than 30 calendar days following receipt of a written demand from Cornell requesting such filing (the “Filing Deadline”) and (ii) declared effective no later than 120 calendar days following the receipt of a written demand from Cornell requesting such filing (the “Effectiveness Deadline”). The Company must also ensure that the Registration Statement remains in effect until all of the shares of Common Stock to be registered thereunder have been sold or may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”). If the Company defaults in its satisfaction of the Filing Deadline or the Effectiveness Deadline, or if the Registration Statement’s effectiveness lapses for 30 consecutive calendar days or more than an aggregate of 60 calendar days during any 12 month period, the Company is required to pay to Cornell, as Liquidated damages, for each month that the Registration Statement has not been filed or declared effective, or for which the lapse in effectiveness remain in place, as the case may be, 2% of the purchase price of the Debenture then held by Cornell, up to a maximum aggregated of 24% of the purchase price of the debenture. In connection with the entry in to the Purchase Agreement, the Company agreed to pay Yorkville, Advisors LLC a structuring fee of $15,000 and an additional fee equal to 10% of the purchase price for the Debenture, each of which was paid directly from the gross proceeds received by the Company upon sale of the Debenture.

On March 13, 2007, Noel M. Corcoran resigned from his position as the Chairman and of the Board of Directors of NewGen. Notification of such resignation was provided to the Company on March 13, 2007 via a letter sent by Mr. Corcoran to the Company’s Board of Directors. The Company’s current Vice Chairman of the Board of Directors, S. Bruce Wunner, has agreed to serve as Interim Chairman of the Board of Directors until such time as a permanent Chairman of the Board of Directors is retained by the Company. It is also the current intention of the Company to locate an “independent” director to serve on its Board of Directors (as independence is defined under Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

On March 14, 2007, Noel M. Corcoran resigned from his position as the Audit Committee Chairperson the Company. Notification of such resignation was provided to the Company on March 14, 2007 via a letter sent by Mr. Corcoran to the Company’s Board of Directors. The Company’s current Vice Chairman of the Board of Directors, S. Bruce Wunner, has agreed to serve as Audit Committee Chairman until such time as a permanent Chairman of the Audit Committee is retained by the Company. It is also the current intention of the Company to locate an “independent” director to serve on its Board of Directors (as independence is defined under Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

On March 27, 2006, the Company issued options to purchase 500,000 shares at $1.00 per share with immediate vesting, to a director. These options expire in ten years. The fair value of these options was estimated at the date of grant to b $325,910 using the Black-Scholes option pricing model. The Company used the same assumptions as noted for the October 6, 2006 options grant date. In addition the Company has authorized various options and warrants to be issued upon the completion of the APPCO acquisition to various directors, employees and other third parties involved with the transaction.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                Under the Nevada Revised Statutes our directors and officers will have no individual liability to us or our stockholders or creditors for any damages resulting from the officer's or director’s act or failure to act in his or her capacity as an officer or director unless it is proven that (i) the officer's or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and (ii) the officer's or director’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law.  The effect of this statute is to eliminate the individual liability of our officers and directors to the corporation or its stockholders or creditors, unless any act or failure to act of an officer or director meets both situations listed in (i) and (ii) above.

Our Amended Articles of Incorporation provide for the indemnification of our officers and directors to the maximum extent permitted by Nevada law.  The Nevada Revised Statutes also provide that a corporation may indemnify any officer or director who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was an officer or director of the corporation, or is or was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director if (i) there was no breach by the officer or director of his or her fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; or (ii) the officer or director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$5,636.83
Printing and engraving expenses	$10,000.00
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$20,000.00
Miscellaneous expenses	$5,000.00
Total	$90,636.83

The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Pursuant to a Share Exchange Agreement dated July 29, 2005, which closed on August 2, 2005, we issued 28,135,033 shares of common stock and a warrant to purchase 2,155,000 shares of common stock to accredited investors and non-U.S. persons (as contemplated by Rule 902 under the Securities Act of 1933). These issuances are exempt from registration requirements under Regulation D or Regulation S under the Securities Act of 1933, as amended. The shares issued pursuant to Regulation S were issued in an “offshore transaction” as defined in, and pursuant to, Rule 902 under the Securities Act of 1933 on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

On August 2, 2005, we issued to Sarmatan Developments Ltd. a warrant to purchase 100,000 shares of common stock, at an exercise price of $5.00 per share, exercisable for a term of 5 years. The issuance of the warrant is exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended.

On August 24, 2005, we completed a private placement offering of 534,000 shares our common stock, par value $0.001 per share, to accredited investors for an aggregate purchase price of approximately $267,000. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

On September 2, 2005, we completed a private placement offering of 2,238,000 shares our common stock, par value $0.001 per share, to accredited investors for an aggregate purchase price of approximately $1,119,000. Additionally, we issued 1,094,000 shares of common stock, par value $0.001 per share, in consideration for settlement of $547,000 of our debt obligations. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

On September 30, 2005, we completed a private placement offering of 1,187,500 shares our common stock, par value $0.001 per share, to accredited investors for an aggregate purchase price of approximately $593,750. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

On October 10, 2005, we completed a private placement offering of 266,000 shares our common stock, par value $0.001 per share, to accredited investors for an aggregate purchase price of approximately $133,000. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In December 2005, we completed a private placement offering of 1,070,200 shares our common stock, par value $0.001 per share, to accredited investors for an aggregate purchase price of approximately $1,070,200. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In January 2006, we completed a private placement offering of 440,000 shares our common stock, par value $0.001 per share, for an aggregate purchase price of approximately $440,000.

On January 24, 2006, the Company issued 300,000 common shares having a fair market value of $600,000 in conjunction with sale of its Convertible Debentures.

On August 1, 2006, as part of a settlement agreement with a former executive director, the Company issued 75,000 fully vested options at an exercise price of $0.50 per share having an expiration date of January 15, 2009.

On August 22, 2006, $100,000 of the Company’s Convertible Debentures were converted into 390,625 shares at a per share price of $0.256, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.32.

On September 5, 2006, the Company has terminated its interest in consummating the AG Global Partners, Ltd. joint venture and has paid them a cash payment of $110,000 and 562,500 shares of the Company’s Common Shares, having a fair market value of $225,000 and 562,500 shares was paid by a former executive director. This potential joint venture has been terminated.

On October 6, 2006, 3,040,000 options, not part of the Company’s NQSO plan, were granted to five directors and one officer. These options vest immediately and are exercisable at $1.00 per shares exercisable over a period of ten years. The fair value of these options was estimated at the date of grant to be $672,984 using the Black-Scholes option pricing model with the following assumptions and expensed:

2006
Risk free interest rate	4.64%
Volatility factor	128%
Term in years	10.00
Expected dividend yield	-

On October 11, 2006, $50,000 of the Company’s Convertible Debentures were converted into 416,667 shares at a per share price of $0.12, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.15.

On November 13, 2006, $25,000 of the Company’s Convertible Debentures were converted into 189,394 shares at a per share price of $0.132, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.165.

On November 21, 2006, $100,000 of the Company’s Convertible Debentures were converted into 806,452 shares at a per share price of $0.124, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.155.

On November 22, 2006, $100,000 of the Company’s Convertible Debentures were converted into 806,452 shares at a per share price of $0.124, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.155.

On November 29, 2006, $15,000 of the Company’s Convertible Debentures were converted into 104,667 shares at a per share price of $0.144, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.18.

On December 12, 2006 $3,006,230 of the Company’s notes Payable and $112,123 of accrued interest was repaid with 13,558,058 shares at a per share price of $.23 which is calculated at a rate equal to the lesser of (i) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of such election or (ii) $0.25 per share.

On December 12, 2006 $1,017,500 of the Company’s notes payable and $51,139 of accrued interest was repaid with 4,646,257 shares at a per share price of $.23 which is calculated at a rate equal to the lesser of (i) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of such election or (ii) $0.25 per share.

On December 21, 2006, the Company issued 500,000 and 1,350,000 of common stock to two individuals in exchange for consulting services received.

On December 27, 2006, $89,224 of the Company’s Convertible Debentures were converted into 247,844 shares at a per share price of $0.36, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.45.

On January 17, 2007 $800,000 of the Company’s Convertible Debentures were converted into 1,526,718 shares at a per share price of $0.524, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.655.

On February 20, 2007, $235,000 of the Company’s Convertible Debentures were converted into 367,188 shares at a per share price of $0.64, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.80.

On March 5, 2007, $434,000 of the Company’s Convertible Debentures were converted into 723,334 shares at a per share price of $0.60, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.75.

On March 9, 2007, $12,500 of the Company’s Convertible Debentures were converted into 20,833 shares at a per share price of $0.60, which is calculated at the lower of $1.00 or 80% of the previous five day bid price of $0.75.

On February 28, 2007, the warrant dated August 1, 2005, for 2,155,000 shares of stock was exercised. The warrants exercised had a par value per share of $.001.

On March 27, 2006, the Company issued options to purchase 500,000 shares at $1.00 per share with immediate vesting, to a director. These options expire in ten years. The fair value of these options was estimated at the date of grant to be $325,910 using the Black-Scholes option pricing model. The Company used the same assumptions as noted for the October 6, 2006 options grant date. In addition the Company has authorized various options and warrants to be issued upon the completion of the APPCO acquisition to various directors, employees and other third parties involved with the transaction.

On July 5, 2007, the Company issued 50,000 shares of stock with a fair market value of $12,000 to a former employee for services previously performed, in lieu of cash.

Financing through Debt
Convertible Debentures
On January 24, 2006, the Company consummated a securities purchase agreement (the “Purchase Agreement”) providing for the sale of its Convertible Debentures in the aggregate principal amount of $5,000,000, of which $2,200,000 was advanced immediately, $650,000 was advanced on March 14, 2006, and the remaining $2,150,000 was advanced on September 19, 2006 two days before the Company’s Registration Statement on Form SB-2 was declared effective by the Securities & Exchange Commission on September 21, 2006. As agreed to in the Purchase Agreement, the Registration Statement was to be declared effective by May 11, 2006 and was extended to June 19, 2006. However, the Company was contractually obligated to pay liquidated damages from this date to the effective deadline date September 15, 2006. As such, $171,000 was reduced from the loan proceeds received. The above debentures are currently in default due to non-payment of another debenture not paid on its maturity date. The Convertible Debentures holders may convert, at any time, the principal amount outstanding into shares of Common Stock, at a conversion price per share equal to the lesser of (i) $1.00, or (ii) eighty percent (80%) of the lowest closing bid price for the Company’s Common Stock during the five trading days immediately preceding the conversion date, subject to adjustment. The non-payment of principal and interest at the maturity date of the other convertible debentures noted below has caused these debentures to be in default.

On January 24, 2006, in connection with the sale of $2,200,000 of 10% Secured Convertible Debentures, the Company issued 300,000 shares of the Company’s Common Stock. Also, as part of the same transaction, the Company also issued a warrant for the purchase of 1,125,000 shares of the Company’s Common Stock at an exercise price of $1.00 per share. The agreement allows for the increase in shares to match $1,125,000 if the Company sells shares at a price below $1.00 per share. The warrant expires in three years. Due to a settlement agreement dated August 1, 2006, with a former executive director and payment of notes in shares to a director on December 12, 2006 at $.23 per share (Note 12), whereby shares were issued at $0.50 and $0.23 respectively, triggering the ratchet provision of the warrant noted below. The warrant has now been increased to 4,891,304 and the exercise price decreased to $0.23 per share. The expiration date remains three years.

Upon three business days advance written notice, the Company may redeem the Convertible Debentures, in whole or part, if the closing bid price of the Company’s Common Stock at the time of such written notice is less than $1.00. In the event the Company exercises its right of redemption within 90 days of the date of issuance of the Convertible Debentures, the redemption will be calculated at 107% and thereafter the redemption will be calculated at 110% of the Convertible Debentures face value.

The Company’s obligations under the Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors.

The conversion price of the Convertible Debentures may also be adjusted in certain circumstances, such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution. Also, if we issue shares of common stock at a price below $0.23 per share, the fixed conversion price of the warrants will be reduced accordingly (the ratchet provision). As a result, the secured Convertible Debentures are not considered to be "conventional convertible debt, convertible into a fixed number of shares" as that term is used in EITF Issue 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled In, a Company's Own Stock."

The warrant for the purchase of 4,891,304 shares of common stock was valued using the Black-Scholes option pricing model. Because of the potential penalties we may have to pay under the Registration Rights Agreement, this warrant has been recorded as a derivative instrument liability rather than as equity. This derivative instrument liability was initially recorded at its fair value and it is adjusted to fair value (using the Black-Scholes option pricing model) at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

On August 1, 2006 the Company reached a settlement with a former executive director. The settlement agreement included options for 75,000 shares exercisable over the next 30 months and two 12% convertible unsecured promissory notes effective August 1, 2006 in the amounts of $317,794 and $357,206 (See Notes 7and 10). These settlement debentures are convertible at a fixed price of $0.50 per share. Due to the non-payment of principal and interest at the maturity date of the December 7, 2006 convertible debentures and the lack of payment of interest subsequent to March 31, 2007 on this convertible settlement debenture, this note is in default.

On December 7, 2006, the Company entered into a $1,100,000 secured convertible debenture agreement with interest to accrue on the outstanding principal balance at an annual rate equal to ten percent (10%) with a third party lender and a warrant to purchase 815,217 shares of the Company’s stock. The Company’s obligations under the December 7, 2006 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors. The December 7, 2007 debenture is due January 6, 2007. On January 11, 2007 the due date of the December 7, 2006 debenture was extended to February 6, 2007. This note is in default. The Company is currently in the process of extending this note.

A portion or all the amounts of principle and interest due and outstanding on the December 7, 2006 debenture is convertible into shares of common stock at any time at a price equal to $.25. In addition, the December 7, 2006 debenture includes a provision for the conversion price, upon the occurrence of an event of default, to be calculated at eighty percent (80%) of the lowest closing bid price of the common stock during the five (5) trading days immediately preceding the conversion date.

On December 20, 2006, the Company entered into an unsecured convertible debenture with a director in the amount of $2,644,400 at an interest rate of 10% for working capital purposes. Principal and interest are due June 20, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20, debenture. A portion or all the amounts of principle and interest due and outstanding on the December 20, 2006 debenture is convertible into shares of the Company’s common stock at any time at a price the lesser of (i) 80% of the average three (3) day trading price of the Common Stock during the three trading days immediately prior to the date of such election or (ii) $0.25 per share. Provided written notice, the Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20, 2006 debenture. Following the date of the notice of prepayment, the Holder shall have a period of fifteen (15) calendar days to exercise the conversion rights provided.

On February 15, 2007, the Company entered into an unsecured convertible debenture with a director in the amount of $850,000 at an interest rate of 10% for working capital purposes. Principal and interest are due May 15, 2007. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the February 15, 2007 debenture. A portion or all the amounts of principle and interest due and outstanding on the February 15, 2006 debenture is convertible into shares of the Company’s common stock at any time at a price the lesser of (i) 80% of the average three (3) day trading price of the Common Stock during the three trading days immediately prior to the date of such election or (ii) $0.25 per share. Provided written notice, the Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal of the December 20th debenture. Following the date of the notice of prepayment, the Holder shall have a period of fifteen (15) calendar days to exercise the conversion rights provided.

On March 14, 2007, the Company entered into a $1,250,000 secured convertible debenture agreement with interest to accrue on the outstanding principal balance at an annual rate equal to ten percent (10%) with a third party lender. The Company’s obligations under the March 14, 2007 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors. The March 14, 2007, debenture is due March 14, 2009, and currently is in default due to the non-payment of the principal and interest at the date of maturity of the December 7, 2006 debenture.

The Convertible Debentures are not considered to be conventional convertible debt; therefore, the embedded conversion option of the Convertible Debentures is subject to the requirements of EITF Issue 00-19. Because of the potential penalties we may have to pay under the Registration Rights Agreement, together with the fact that the conversion price of the debt can be adjusted, we are required by EITF Issue 00-19 to bifurcate the embedded conversion option and account for it as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and is be adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

The Convertible Debentures permit the Company, at its discretion, to prepay the debt (“Call Option”), plus accrued interest and applicable penalty. According to the applicable accounting guidance, including FASB Statement 133 “Accounting for Derivative Instruments and Hedging Activities” (“FASB 133”), as amended and Derivative Implementation Group - Statement 133 Implementation Issue No. B39 “Embedded Derivatives: Application of Paragraph 13(b) to Call Options That Are Exercisable Only by the Debtor”, the risks and rewards of the call option are considered to be clearly and closely related to that of the host instrument. Therefore, we have not bifurcated the embedded Call Option from the host instrument and have not accounted for the Call Option separately.

In addition, the Convertible Debentures permit the holder of the debt to require the Company to repay the debt before the due date in a default situation, either in cash or through the aforementioned conversion option (“Put Option”). Since the ability of the holder to exercise this option is contingent upon a default, according to the applicable accounting guidance, including FASB 133 and Derivative Implementation Group - Statement 133 Implementation Issue No. B16 “Embedded Derivatives: Calls and Puts in Debt Instruments,” the put option is not considered to be clearly and closely related to that of the host instrument and must be bifurcated from the host instrument. Since the Put Option must be bifurcated, it is subject the requirements of EITF Issue 00-19, and will be accounted for as a derivative instrument liability. This derivative instrument liability was initially recorded at its fair value and it is adjusted to fair value at the end of each reporting period with any changes in the fair value charged or credited to income in the period of change.

The proceeds received from the Convertible Debentures during the first quarter of 2006 were first allocated to the fair value of the freestanding warrant and then to the fair value of the bifurcated embedded derivative instruments included in the Convertible Debentures. Because the fair value of the warrants of $894,800 and the fair value of the bifurcated derivative instruments of $4,647,900 exceeded the proceeds received, the loan was initially recorded at $285 (a nominal value) and a charge to income of $2,692,985 was recognized to record the warrant and the bifurcated derivative instruments at their fair values. The proceeds received from the Convertible Debentures during the third quarter of 2006 were first allocated to the fair value of the bifurcated embedded derivative instrument included in the Convertible Debenture. The fair value of the bifurcated embedded derivative of $1,565,200 was less than the proceeds received and the loan was recorded at $1,565,200. There were no proceeds received from the Settlement Convertible Debentures, however, as a result of the settlement, accrued expenses-related parties and accounts payable were reduced by a total of $638,636 and settlement expense increased by $36,364. The fair value of the 75,000 options was $21,200 and the bifurcated embedded derivative of $211,200 was less than the proceeds received and the loan was recorded at $442,600. This discount, together with the stated interest on the Convertible Debentures, is being amortized using the effective interest method over the term of the Convertible Debentures. Under the effective interest method, interest expense in the earlier periods of the term of the debenture is significantly lower than in the latter periods of the term of the debenture. The weighted average effective interest rate is 53.45%.

The proceeds received from the December 7, 2006 Convertible Debentures were first allocated to the fair value of the freestanding warrant and then to the fair value of the bifurcated embedded derivative instruments included in the Convertible Debentures. The fair value of the warrants of $51,700 and the fair value of the bifurcated derivative instruments of $68,900 was less than the proceeds received and the loan was recorded at $68,900.

There were no warrants issued in conjunction with the December 20, 2006 debenture. The loan was recorded at the fair value of $704,600.

At March 31, 2007, the following amounts were outstanding under the Convertible Debentures. See Note 12 for information on the derivative instrument liabilities related to the warrant issued and the bifurcated embedded derivative instruments related to the accompanying Convertible Debentures.

Original face value	$11,519,000
Less: Conversions	(1,960,724)
Face value, net of conversion at March 31, 2007	9,558,276
Less: unamortized debt discount	(4,122,327)
Balance at March 31, 2007	$5,435,949

Principal payments are as follows, for the fiscal years ending December 31:

2007	$9,558,276
2008	-
2009	-
2010	-
2011	-
Total	$9,558,276

Derivative Financial Instruments

We use the Black-Scholes option pricing model to value warrants, and the binomial method to value embedded conversion option components of any bifurcated embedded derivative instruments that are recorded as derivative liabilities.

In valuing the warrants and the bifurcated derivative liability instruments, at the time they were issued and at March 31, 2007, we used the market price of our common stock on the date of valuation, an expected dividend yield of 0% and the remaining period to the expiration date of the warrants or repayment date of the convertible debt instrument. The warrant and conversion option can be exercised by the holder at any time.

The volatility factor used was approximately 100% and the risk-free rate of return used was 4.66%, based on constant maturity rates, applicable to the remaining life of the warrants and debentures. In addition a discount was used to account for the lack of marketability of the Company’s stock due to the current thinly trading share volume.

At March 31, 2007, the following derivative liabilities related to common stock warrant and embedded derivative instruments were outstanding:

Issue Date	Expiration Date	Instrument	Exercise Price Per Share as of 03/31/07	Fair Market Value at 03/31/07
01/24/06	01/23/09	4,891,304 Warrants	$0.23	$657,500
12/07/06	12/07/09	815,217 Warrants	$0.23	$343,400
Fair market value of freestanding derivative instrumment liabilities for warrants				$1,000,900

Issue Date	Expiration Date	Instrument	Exercise Price Per Share as of 03/31/07	Face Value at Issuance, Net Conversions	Fair Market Value at 03/31/07
01/24/06	01/23/09	Convertible Debenture Tranch 1	$0.54	$2,100,000	$1,686,200
03/14/06	03/13/09	Convertible Debenture Tranch 2	$0.54	$203,500	169,700
09/15/06	09/15/09	Convertible Debenture Tranch 3	$0.54	$735,776	675,200
12/07/06	12/07/09	Convertible Debenture Tranch 4	$0.25	$1,100,000	1,539,400
03/14/07	03/14/09	Convertible Debenture Tranch 5	$0.54	$1,250,000	1,072,200
08/01/06	01/31/08	Settlement Convertible Debenture	$0.50	$675,000	363,000
12/20/06	06/20/07	Convertible Debenture Director	$0.71	$2,644,400	582,800
02/15/07	05/15/07	Convertible Debenture Director	$0.71	$850,000	203,300
Fair market value of bifurcated embedded derivative instrument liabilities, as noted above					6,291,800
Total derivative financial instruments					$7,292,700

On April 3, 2007, the Company entered into a $325,000 convertible debenture with a third party lender. The note bears interest at 10% and is due on April 3, 2009. The Company’s obligations under the April 3, 2007 Purchase Agreement are secured by substantially all of the Company’s assets. In addition, certain executive officers and directors of the Company have granted the holders a security interest in a portion of shares of the Company’s common stock held by such officers and directors

Our obligation to issue shares upon conversion of our convertible debenture is essentially limitless since conversion is at the lower of $1.00 or 80% of the lowest closing bid price for the common stock for the 5 trading days before but not including the conversion date. Accordingly, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. The following is an example of the amount of shares of our common stock that were issuable as of March 31, 2007, upon conversion of the secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price of $0.72.

All of the above offerings and sales were deemed to be exempt under Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

Effect on shares issuable from convertible debentures as a result from declining market prices
% Below Market	Price Per Share	Number of Shares Issuable	% of Outstanding Stock
25%	0.54	23,957,741	35.77%
50%	0.36	28,947,811	43.22%
75%	0.18	49,353,756	73.68%

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Registrant’s Articles of Incorporation (incorporated by reference to the exhibits to Registrants Form 8-K filed on November 14, 2005).
3.2	Certificate of Amendment to Registrant’s Articles of Incorporation
3.4	Articles of Merger changing the Registrant’s name to NewGen Technologies, Inc. (incorporated by reference to the exhibits to Registrants Form 8-K filed on August 12, 2005).
3.5	Registrant’s By-Laws.
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1
Share Exchange Agreement by and among Bongiovi Entertainment, Inc., ReFuelAmerica, Inc. and the shareholders of ReFuelAmerica, Inc. (incorporated by reference to a Form 8-K filed by the Registrant on August 4, 2005)

10.2	Management Services Agreement by and between Bongiovi Entertainment, Inc. and Sarmatan Developments Ltd. (incorporated by reference to a Form 8-K filed by the Registrant on August 4, 2005)
10.3	Warrant issued to Frank Crivello SEP IRA dated August 2, 2005 (incorporated by reference to a Form 8-K filed by the Registrant on August 4, 2005)
10.4	Form of Registration Rights Agreement (incorporated by reference to the exhibit to Registrants Form 8-K filed on August 25, 2005)
10.5	Limited Liability Company Agreement of Advanced Biotechnology, LLC (incorporated by reference to a Form 8-K filed by the Registrant on September 22, 2005)
10.6	Contract of Sale, dated September 28, 2005, by and among Crown Central LLC and ReFuelAmerica, Inc. (incorporated by reference to a Form 8-K filed by the Registrant on October 3, 2005)
10.7
Amendment to Contract of Sale, dated December 9, 2005, by and among Crown Central LLC and ReFuelAmerica, Inc. (incorporated by reference to the exhibit to Registrants Form 8-K filed on December 16, 2005)

10.8
Limited Liability Company Agreement of Powershift Biofuels of Hawaii, LLC, dated November 15, 2005, by and among Powershift Biofuels of Hawaii, LLC, Powershift Energy Company, Inc. and ReFuelAmerica, Inc. (incorporated by reference to a Form 8-K filed by the Registrant on November 16, 2005)

10.9
Limited Liability Company Agreement of Powershift Biofuels of Iowa, LLC, dated November 15, 2005, by and among Powershift Biofuels of Hawaii, LLC, Powershift Energy Company, Inc. and ReFuelAmerica, Inc. (incorporated by reference to a Form 8-K filed by the Registrant on November 16, 2005)

10.10
Joint Venture Agreement, dated November 29, 2005, by and among NewGen Technologies, Inc., AG Global Partners Limited and NewGen Fuel Technologies Limited (incorporated by reference to a Form 8-K filed by the Registrant on December 6, 2005)

10.11
Technology License & Development Agreement, dated November 29, 2005, by and between Newgen Technologies, Inc. and NewGen Fuel Technologies Limited (incorporated by reference to a Form 8-K filed by the Registrant on December 6, 2005)

10.12
Limited Liability Company Agreement of Actanol Bioengineering, LLC, dated November 28, 2005, by and among Actanol Bioengineering, LLC, Actanol Service Ltd. and Newgen Technologies, Inc. (incorporated by reference to a Form 8-K filed by the Registrant on December 6, 2005)

10.13
$2,200,000 principal amount Secured Convertible Debenture, dated January 24, 2006, issued by NewGen Technologies, Inc. to Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.14	Warrant to purchase 1,125,000 shares of Common Stock of NewGen Technologies, Inc., issued January 24, 2006 (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)
10.15
Securities Purchase Agreement, dated January 24, 2006, by and between NewGen Technologies, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.16
Investor Registration Rights Agreement, dated January 24, 2006, by and between NewGen Technologies, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.17
Amended and Restated Securities Purchase Agreement, dated February 10, 2006, by and between NewGen Technologies, Inc. and Cornell Capital Partners LP (incorporated by reference to the exhibit to Registrants Form 8-K filed on February 16, 2006)

10.18
Security Agreement, dated January 24, 2006, by and between NewGen Technologies, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.19
Subsidiary Security Agreement, dated January 24, 2006, by and between ReFuelTerminal Operations, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.20
Subsidiary Security Agreement, dated January 24, 2006, by and between ReFuelAmerica, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.21
Subsidiary Security Agreement, dated January 24, 2006, by and between NewGen International, Inc. and Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on January 30, 2006)

10.22
$650,000 principal amount Secured Convertible Debenture, dated March 10, 2006, issued by NewGen Technologies, Inc. to Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on March 16, 2006)

10.23	$1,000,000 principal amount note payable issued by NewGen Technologies, Inc. to Indexia Holdings Limited (incorporated by reference to a Form 8-K on June 12, 2006)
10.24	$500,000 principal amount note payable issued by NewGen Technologies, Inc. to a Director (incorporated by reference to a Form 8-K on August 4, 2006).
10.25	$500,000 principal amount note payable issued by NewGen Technologies, Inc. to a Noel M. Corcoran (incorporated by reference to a Form 8-K on August 30, 2006).
10.26
$675,000 and 562,500 share Settlement Agreement dated August 28, 2006 by and between ReFuel America, a wholly owned subsidiary of NewGen Technologies, Inc. and John King (incorporated by reference on Form 8-K on September 1, 2006)

10.27	$1,274,200 principal amount note payable issued by NewGen Technologies, Inc. to a Noel M. Corcoran (incorporated by reference to a Form 8-K on September 06, 2006).
10.28
$110,000 and 1,125,000 to Alex Greystoke for a Termination Agreement dated September 5, 2006 to dissolve a proposed joint venture with AG Global Partners (incorporated by reference on Form 8-K on September 09, 2006)

10.29
Actanol BioEngineering GmbH a wholly-owned subsidiary of Actanol BioEngineering, Inc., an entity in which NewGen Technologies, Inc. owns 60% of the outstanding common stock, acquired IPF GmbH on September 1, 2006 (incorporated by reference on Form 8-K on September 08, 2006)

10.30
September 18, 2006 closed on the remaining balance of $2,150,000 of a January 24, 2006, the Securities Purchase Agreement dated January 24, 2006 with Cornell Capital Partners LP (incorporated by reference on Form 8-K on September 21, 2006

10.31
$3,006,230 and $1,017,500 of notes payable held by Noel M. Corcoran and Indexia Holdings Limited were changed to convertible debenuters and then converted into 13,558,058 and 4,646,257 shares of stock. Additional convertible debentures in the amount of $2,644,400 were issued by NewGen Technologies, Inc. to Noel M. Corcoran (incorporated by reference on Form 8-K on December 22, 2006

10.32
ReFuel America, Inc. a wholly owned subsidiary of NewGen Technologies, Inc. entered into a Share Purchase Agreement with Appalachian Oil Company, Inc. to acquire all outstanding shares for $30,000,000 (incorporated by reference on Form 8-K on January 17, 2007

$850,000 principal amount convertible debenture issued by NewGen Technologies, Inc. to a Noel M. Corcoran (incorporated by reference to a Form 8-K on February 23, 2007).
10.33	Extension of Share Purchase Agreement signed January 17, 2007 with Appalachian Oil Company to March 2, 2007 (incorporated by reference on Form 8-K on February 28, 2007)
10.34	Extension of Share Purchase Agreement signed January 17, 2007 with Appalachian Oil Company to extened from March 2, 2007 to March 7, 2007 (incorporated by reference on Form 8-K on March, 2 2007)
10.35
Extension of Share Purchase Agreement signed January 17, 2007 with Appalachian Oil Company to extened from March 2, 2007 and March 7, 2007 to March 9, 2007 (incorporated by reference on Form 8-K on March, 7 2007)

10.36
Extension of Share Purchase Agreement signed January 17, 2007 with Appalachian Oil Company to extened from March 2, 2007; March 7, 2007; March 9, 2007 to April 2, 2007 for a deposit of $250,000 (incorporated by reference on Form 8-K on March, 9 2007).

10.37
$1,250,000 principal amount Secured Convertible Debenture, dated March 13, 2007, issued by NewGen Technologies, Inc. to Cornell Capital Partners LP (incorporated by reference to a Form 8-K filed by the Registrant on March 19, 2007)

10.38
Extension of Share Purchase Agreement signed January 17, 2007 with Appalachian Oil Company to extened from March 2, 2007; March 7, 2007; March 9, 2007; April 2, 2007 to April 30, 2007 for an additional deposit of $250,000 (incorporated by reference on Form 8-K on April, 6 2007).

10.39
Verbal Extension of Share Purchase Agreement signed January 17, 2007 with Appalachian Oil Company to extened from March 2, 2007; March 7, 2007; March 9, 2007; April 2, 2007; April 30, 2007 to June 7, 2007 (incorporated by reference on Form 8-K on May,16 2007).

10.40	Termination of extended Share Purchase Agreement with Appalachian Oil Company on June 18, 2007 (incorporated by reference on Form 8-K June 22, 2007)
10.41
Notice of default received from Mr. Noel M. Corcoran on two convertible debentures dated December 20, 2006 and February 15, 2007 which were defaulted on July 10, 2007 and May 14, 2007, respectively (incorporated by reference on Form 8-K filed on July 17, 2007).

10.42
Exclusive distribution agreement of biofuels, consulting agreement for $600,000 annually and $1,300,000 reimbursement of costs related to the failed Appalachian Oil Company transaction for cooperation for assistance by and between NewGen Technologies, Inc. and Titan Global Holdings, Inc. (incorporated by reference on Form 8-K on July 30, 2007)

16.1	Letter on change in certifying accountants (incorporated by reference on a Form 8-K filed by the Registrant on December 26, 2006 and amended on January 4, 2007),
21.1	List of Subsidiaries
23.1	Consent of Skoda Minotti & Company
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Charlotte, North Carolina, on August 10, 2007.

NEWGEN TECHNOLOGIES, INC.

By:	/s/ S. Bruce Wunner
S. Bruce Wunner
Chief Executive Officer (Principal Executive Officer) & Acting Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Bruce Wunner his true and lawful attorneys−in−fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post−effective amendments) to this registration statement and to sign a registration statement pursuant to
Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys−in−fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys−in−fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated: Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ S. Bruce Wunner S. Bruce Wunner	Chief Executive Officer, Acting Chief Financial Officer and Chairman	August 10, 2007

/s/ Ian Williamson Ian Williamson	President and Director	August 10, 2007

/s/ Scott A. Deininger Scott Deininger	Director	August 10, 2007

/s/ Conrad P. Lee Conrad P. Lee	Director	August 10, 2007

/s/Cliff Hazel Cliff Hazel	Director	August 10, 2007